SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            _________________________

                                    FORM 8-K

                                 CURRENT REPORT

                            _________________________

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  January 11, 1995

                          SHAWMUT NATIONAL CORPORATION
           (Exact Name of Registrant as Specified in Charter)

        Delaware                  1-10102                   06-1212629

     (State or Other          (Commission File              (IRS Employer
     Jurisdiction of               Number)               Identification No.)
     Incorporation)

         777 Main Street, Hartford, Connecticut                  06115
         One Federal Street, Boston, Massachusetts               02211
         (Address of principal executive offices)              (Zip Codes)


    Registrant's telephone numbers, including area codes: (203) 986-2000
                                                          (617) 292-2000

                               Not Applicable
     (Former name or former address, if changed since last report)


          ITEM 5.  OTHER EVENTS

                    Shawmut National Corporation ("SNC") and
          Shawmut Bank Connecticut, National Association (the "Bank), entered into a Purchase and Assumption Agreement, dated as of November 12, 1994 (the "Asset Purchase Agreement"), with Barclays Bank PLC ("Barclays") and Barclays Business Credit Inc. ("Business Credit") pursuant to which the Bank agreed to purchase substantially all of the assets and to assume certain liabilities of the Business Finance Division ("Finance Division") of Business Credit.

                    The purchase price is equal to the net book value of the assets to be acquired and the liabilities to be assumed plus a premium of $290 million. The book value of the assets to be acquired, totalling approximately $2.1 billion at September 30, 1994, include all of the business and operations of Business Credit conducted through the Finance Division, which includes, among other things, loans and loan commitments; all property acquired by Business Credit in connection with foreclosures on the property securing non-performing loans; the leased office facilities at which the Finance Division conducts business and leasehold improvements thereon; all rights and interests under the contracts relating to the Finance Division to which Business Credit is a party; certain investments;
          all books and records relating to the Finance Division;
          and all unearned fees relating to the purchased loans and loan commitments. The book value of the liabilities to be assumed was approximately $10.5 million at September
          30, 1994. SNC anticipates that the total funding required for the transaction will be approximately $2.4 billion. The Finance Division, based in Glastonbury, Connecticut, provides asset-based financing to middle market companies throughout the United States through its 17 nationwide offices.

                    The Asset Purchase Agreement may be terminated by either party if the closing has not taken place by March 31, 1995. SNC currently anticipates that the acquisition of the Finance Division will close on or before January 31, 1995, subject to the satisfaction of certain conditions, including certain regulatory approvals.

                    SNC entered into an agreement with Northeast Federal Corp. ("Northeast"), dated as of June 13, 1994, to acquire Northeast for $172.1 million in SNC common stock (the "Merger Agreement"). Northeast is a unitary savings and loan holding company registered under the Home Owners' Loan Act of 1933, as amended, which provides financial services through its subsidiary, Northeast Savings, F.A. As of September 30, 1994,
          Northeast had assets of $3.3 billion, deposits of $2.4
          billion and stockholders' equity of $135.1 million.
          Northeast has 33 offices located in Connecticut,
          Massachusetts and the capital region of New York.   Each
          issued and outstanding share of Northeast common stock, except for certain shares held by affiliates, will be converted into and exchangeable for a number of shares of SNC common stock equal to the exchange ratio (the
          "Exchange Ratio") determined as follows:

                    (i) if the SNC Common Stock Average Price is greater than or equal to $26.235, the Exchange Ratio will be .415;

                    (ii) if the SNC Common Stock Average Price is
                         less than $26.235 but equal to or greater than $21.465, the Exchange Ratio will be
                         (a) $10.875 divided by (b) the SNC Common
                         Stock Average Price; or

                  (iii)  if the SNC Common Stock Average Price
                         is less than $21.465, the Exchange
                         Ratio will be .507; provided,
                         however, that, as described below,
                         under such circumstances Northeast
                         has the right to terminate the Merger
                         Agreement, subject to the right of
                         SNC to avoid such termination by an
                         increase in the Exchange Ratio.

                    The Merger Agreement may be terminated if the transaction is not closed on or before June 30, 1995. In addition, if the SNC Common Stock Average Price (defined as the average daily closing price of SNC common stock as reported on the New York Stock Exchange Composite Transaction reporting system for the 15 consecutive full trading days prior to the date on which the last regulatory approval is obtained and all statutory waiting periods in respect thereof have expired) is less than $21.465 (and therefore, based upon the maximum Exchange Ratio of .507, Northeast stockholders would receive less than $10.875 of SNC common stock for each share of Northeast common stock), the Northeast Board of Directors may terminate the Merger Agreement pursuant to its terms, whether before or after the approval of the merger by Northeast's stockholders; provided, however, that SNC may avoid such termination by increasing the Exchange
          Ratio so that the shares of SNC common stock issued in exchange for each share of Northeast's common stock have a value (valued at the SNC Common Stock Average Price) of $10.875. At January 11, 1995, the closing price of SNC's common stock was $17.50 per share. In addition, the transaction is subject to the satisfaction of certain conditions, including certain regulatory approvals and approval by Northeast stockholders.

                    Northeast has publicly stated that the position of the Northeast Board of Directors at the time it approved the Merger Agreement was to terminate the Merger Agreement after the last regulatory approval was to be received if the consideration to be received by Northeast stockholders was valued at less than $10.875 per share and that the Northeast Board of Directors has not changed that position. If Northeast terminates the Merger Agreement, SNC's present intention is not to increase the exchange ratio above .507.

     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
               AND EXHIBITS.

               (c) The following exhibits are filed with this Current Report on Form 8-K:

          EXHIBIT
          NUMBER              DESCRIPTION

          23.1                 Consent of Price Waterhouse LLP.

          23.2                 Consent of Deloitte & Touche LLP.

          99.1                 Financial Statements of Northeast
                               Federal Corp. as of December 31, 1993.

          99.2                 Unaudited Financial Information of
                               Northeast Federal Corp. as of September
                               30, 1994.

          99.3 Shawmut National Corporation and Subsidiaries, Northeast Federal Corp. and Subsidiaries and Business Finance Division of Barclays Business Credit, Inc. Unaudited Pro Forma Condensed Financial Information.

          99.4                 Financial Statements of Business
                               Finance Division of Barclays Business
                               Credit, Inc. as of December 31, 1993.

          99.5                 Unaudited Financial Information of
                               Business Finance Division of Barclays
                               Business Credit, Inc. as of September
                               30, 1994.

          99.6 Press Release, dated January 11, 1995, "Shawmut Comments on Agreement to Acquire Northeast Federal."



                                 SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SHAWMUT NATIONAL CORPORATION



                                  By:
                                       Joel B. Alvord
                                       Chairman and Chief Executive Officer

     Dated: January 11, 1995



                                  EXHIBIT INDEX

     Exhibit                                                    Page
     Number         Description                                Number

     23.1           Consent of Price Waterhouse LLP.

     23.2           Consent of Deloitte & Touche LLP.

     99.1           Financial Statements of Northeast
                    Federal Corp. as of December 31, 1993.

     99.2           Unaudited Financial Information of
                    Northeast Federal Corp. as of September
                    30, 1994.

     99.3           Shawmut National Corporation and
                    Subsidiaries, Northeast Federal Corp.
                    and Subsidiaries and Business Finance
                    Division of Barclays Business Credit, Inc.
                    Unaudited Pro Forma Condensed Financial
                    Information.

     99.4 Financial Statements of Business Finance Division of Barclays Business Credit, Inc. as of December 31, 1993.

     99.5           Unaudited Financial Information of Business
                    Finance Division of Barclays Business Credit,
                    Inc. as of September 30, 1994.

      99.6          Press Release, dated January 11, 1995,
                    "Shawmut Comments on Agreement to Acquire
                    Northeast Federal."



                                                               EXHIBIT 23.1


                     Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-17765-02 and 33-20387) and Form S-3 (Nos. 33-
     50708, 33-50710 and 33-51311) of Shawmut National Corporation of our report dated December 16, 1994 relating to the financial statements of the Business Finance Division of Barclays Business Credit, Inc., which appears in the Current Report on Form 8-K of Shawmut National Corporation dated January 11, 1995.

     Price Waterhouse LLP
     Hartford, Connecticut
     January 11, 1995


                                                          EXHIBIT 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Current Report on Form 8-K of Shawmut National Corporation of our report, dated January 21, 1994 (August 12, 1994 as to Note 26), appearing herein, relating to the consolidated financial statements of Northeast Federal Corp. and subsidiary as of December 31, 1993 and for the year then ended.

     Deloitte & Touche
     Hartford, Connecticut
     January 11, 1995


                                                          EXHIBIT 99.1


                    REPORT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors and Stockholders of Northeast Federal
     Corp.:

     We have audited the accompanying consolidated statement of financial condition of Northeast Federal Corp. and subsidiaries (the Company) as of December 31, 1993, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Northeast Federal Corp. and subsidiaries at December 31, 1993 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

     As described in Note 1, the Company changed its method of accounting for securities as of December 31, 1993.

     DELOITTE & TOUCHE

     Hartford, Connecticut
     January 21, 1994
     (August 12, 1994 as
     to Note 26)



                          NORTHEAST FEDERAL CORP.
                    CONSOLIDATED STATEMENT OF OPERATIONS
                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                         Nine Months
                                             Year Ended     Ended     Year Ended
                                             December 31, December 31, March 31,
                                                 1993        1992        1992
                                             ____________ ____________ _________

     Interest income:
      Loans                                   $  145,127  $  129,038 $  225,132
        Mortgage-backed securities                54,205      37,924     78,175
        Investment securities                     10,970      15,313     20,786
        Rhode Island covered assets                8,989       9,932         -
        Other                                      1,085       4,138      2,853
                                                ________    ________   ________
           Total interest income                 220,376     196,345    326,946
                                                ________    ________   ________
     Interest expense:
        Deposits                                 121,163     123,924    219,122
        Federal Home Loan Bank advances           13,230       3,056     12,572
        Other borrowings                          13,575       5,930     12,451
                                                ________     _______    _______
           Total interest expense                147,968     132,910    244,145
                                                ________     _______    _______

        Net interest income                       72,408      63,435     82,801
     Provision for loan losses                    23,300      16,300     10,200
                                                ________      ______     _______
        Net interest income after provision
         for loan losses                          49,108      47,135     72,601
                                                 ________     ______     _______
     Non-interest income:
        Fees for services                         10,181       7,112     12,815
        Gain on sale of securities, net            5,625       4,100      1,991
        Gain on sale of loans, net                 1,939       1,870      2,532
        Other non-interest income (loss)              (6)        (41)    (1,221)
                                                  _______     _______    _______
      Total non-interest income                   17,739      13,041     16,117
                                                  _______     ______     _______
     Non-interest expenses:
        Compensation and benefits                  32,324     23,126     27,635
        Occupancy and equipment, net               15,399     11,057     14,810
        Other general and administrative           19,436     15,872     19,065
        Amortization of supervisory goodwill            -      2,002      3,971
        Supervisory goodwill valuation adjustment       -     56,568          -
        SAIF insurance fund and OTS assessments     8,414      6,222      8,130
        Real estate and other assets acquired
          in settlement of loans                   17,606      9,652      5,702
                                                   ______    _______     ______
      Total non-interest expenses                  93,179    124,499     79,313
                                                   ______    _______     ______
         Income (loss) before income taxes and
         extraordinary items                      (26,332)   (64,323)     9,405
     Income tax expense (benefit)                 (12,193)    (5,089)     4,915
                                                  ________    _______     ______
         Income (loss) before extraordinary items
         and cumulative effect of change in
         accounting principle                     (14,139)   (59,234)     4,490
     Extraordinary items, net of income taxes           -          -         95
                                                  ________    _______      _____
         Income (loss) before cumulative effect
         of change in accounting principle        (14,139)   (59,234)     4,585
     Cumulative effect of change in accounting
         principle                                      -          -      1,022
         Net income (loss)                       $(14,139)  $ (59,234) $  5,607
                                                 =========  =========  ========

     Preferred stock dividend requirements       $  4,501   $   4,652  $  8,506
     Net loss applicable to common stockholders $(18,640) $ (63,886) $ (2,899) Loss per common share before extraordinary items:0
        Primary and fully diluted                $  (1.75)  $  (11.16) $   (.70)
     Loss per common share before cumulative
       effect of change in accounting principle:
        Primary and fully diluted                $  (1.75)  $  (11.16) $   (.69)
     Cumulative effect of change in accounting
       principle:
        Primary and fully diluted                $       -  $       -   $  .18
     Net loss per common share:
        Primary and fully diluted                $   (1.75) $   (11.16) $  (.51)

     See accompanying Notes to the Consolidated Financial Statements


                           NORTHEAST FEDERAL CORP
               CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                    (IN THOUSANDS EXCEPT SHARE AMOUNTS)
                                                               December 31,
                                                            ___________________
                 ASSETS                                      1993       1992
                                                            _______     _______

     Cash and due from banks . . . . . . . . . . .        $   51,705  $  57,158
     Interest-bearing deposits . . . . . . . . . .               -          615
     Federal funds sold  . . . . . . . . . . . . .            23,510     32,815
     Securities purchased under agreements
       to resell . . . . . . . . . . . . . . . . .            60,000         -
     Investment securities, net (market value of
       $42,525 and $116,341) . . . . . . . . . . .            42,612    111,791
          Investment securities, available-for-sale,
            net (market value of $131,127 at
            December 31, 1992) . . . . . . . . . .           162,854    129,899
     Mortgage-backed securities, net (market
       value of $1,336,970 and $837,681) . . . . .         1,330,886    829,772
     Mortgage-backed securities, available-for-sale,
       net (market value of $57,684
       at December 31, 1992)   . . . . . . . . . .            12,886     55,474
     Loans, net    . . . . . . . . . . . . . . . .         1,876,181  2,278,873
     Loans available-for-sale, net . . . . . . . .            46,076     32,237
     Rhode Island covered assets . . . . . . . . .           105,625    151,828
     Interest and dividends receivable . . . . . .            17,540     21,342
     Real estate and other assets acquired in settle-
       ment of loans   . . . . . . . . . . . . . .            74,962     99,376
     Premises and equipment, net   . . . . . . . .            32,368     34,201
     Prepaid expenses and other assets . . . . . .            82,822     74,723
                                                          __________  _________
       Total assets  . . . . . . . . . . . . . . .        $3,920,027 $3,910,104
                                                          ========== ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY

     Retail deposits   . . . . . . . . . . . . . .        $2,952,082 $3,205,654
     Brokered deposits   . . . . . . . . . . . . .            25,135     25,135
     Federal Home Loan Bank advances . . . . . . .           373,000    140,000
     Securities sold under agreements to repurchase          294,809    291,014
     Uncertificated debentures   . . . . . . . . .            38,442     34,990
     Convertible subordinated debentures . . . . .                 -        560
     Advance payments by borrowers for taxes and
       insurance   . . . . . . . . . . . . . . . .            28,337     21,734
     Other liabilities . . . . . . . . . . . . . .            75,709     53,444
        Total liabilities  . . . . . . . . . . . .         3,787,514  3,772,531

     Commitments and Contingencies
     Stockholders' equity:
       Serial preferred stock, $.01 par value,
       15,000,000 shares authorized:
       $2.25 Cumulative Convertible Preferred Stock
       Series A, 1,610,000 shares issued and
       outstanding at December 31, 1992 . . . . . .               -          16
       $8.50 Cumulative Preferred Stock, Series B,
       394,199 shares at December 31, 1993 and
       351,700 shares at December 31, 1992 issued
       and outstanding  . . . . . . . . . . . . . .              4            4
     Common stock, $.01 par value, 25,000,000 shares
       authorized:  13,499,078 shares at December 31,
       1993 and 5,729,579 shares at December 31, 1992
       issued and outstanding  . . . . . . . . . . .           135           57
     Additional paid-in capital  . . . . . . . . . .       185,960      182,804
     Net unrealized gains on debt and equity
       securities available-for-sale   . . . . . . .         9,462            -
     Accumulated deficit . . . . . . . . . . . . . .       (59,557)     (40,330)
     Stock dividend distributable  . . . . . . . . .           838            -
     Unallocated employee stock ownership plan
       shares  . . . . . . . . . . . . . . . . . . .        (4,329)      (4,978)
                                                           _______      _______
        Total stockholders' equity . . . . . . . . .       132,513      137,573
                                                         ---------    ---------
                                                       $ 3,920,027  $ 3,910,104

      See accompanying Notes to the Consolidated Financial Statements



                          NORTHEAST FEDERAL CORP.
         CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                               (IN THOUSANDS)
                                                                           Retained
                                                                           Earnings                      Unallocated
                                                              Net Unreal-  (Accumulated                  Employee
                              Serial              Additional  ized Gain    Deficit)       Stock          Stock Owner-
                              Preferred  Common   Paid-In     (Loss) on    Substantially  Dividend       ship Plan
                              Stock      Stock    Capital     Securities*  Restricted     Distributable  Shares         Total
                              _________  _______  __________  ___________  _____________  _____________  ____________  ________

Balance at March 31, 1991     $      28  $    57  $  181,158  $    (1,125) $      13,297  $           -  $    (10,583) $182,832

 Net income . . . . . . .             -        -           -            -          5,607              -             -     5,607
 Proceeds from exercise of
   stock options . . . . .            -        -           2            -              -              -             -         2
 Unallocated employee stock
   ownership plan shares .            -        -           -            -              -              -         1,458     1,458
 Net unrealized recovery
   on equity securities  .            -        -           -        1,125              -              -             -     1,125
                              _________  _______  __________  ___________  _____________  _____________  ____________  ________

Balance at March 31, 1992           28        57     181,160            -         18,904              -        (9,125)  191,024

 Net loss  . . . . . . . .           -         -           -            -        (59,234)             -             -   (59,234)
 Issuance of 351,700 shares
   of $8.50 Cumulative Pre-
   ferred Stock, Series B .          4         -      35,166            -              -              -             -    35,170
 Repurchase of 1,202,916
   shares of Adjustable
   Rate Cumulative Pre-
   ferred Stock, Series A .        (12)        -     (33,538)           -              -              -             -   (33,550)
 Proceeds from exercise of
   stock options . . . . . .         -         -          16            -              -              -             -        16
 Unallocated employee stock
   ownership plan shares . .         -         -           -            -              -              -         4,147     4,147
                              _________  _______  __________  ___________  _____________  _____________  ____________  ________

Balance at December 31, 1992         20       57     182,804            -        (40,330)             -        (4,978)  137,573

 Net loss   . . . . . . . .    (14,139)        -           -            -        (14,139)             -             -   (14,139)
 Proceeds from issuance of
   shares to 401-K plan . .           -        -         223            -              -              -             -       223
 Proceeds from exercise of
   stock options . . . . . .          -        1         146            -              -              -             -       147
 Conversion of 1,610,000
   shares of $2.25 Cumula-
   tive Convertible Pre-
   ferred Stock, Series A
   into 7,647,500 shares
   of common stock . . . . .       (16)       77      (1,463)           -              -              -             -    (1,402)
 Stock dividend distri-
   butable, 50,876 shares
   of $8.50 Cumulative Pre-
   ferred Stock, Series B. .         -         -           -            -         (5,088)         5,088             -         -
 Preferred stock dividend
 payment in kind . . . . . .         -         -       4,250            -              -         (4,250)            -         -
 Unallocated employee stock
   ownership plan shares . .         -         -           -            -              -              -           649       649
 Net unrealized gains on
   debt and equity secur-
   ities available-for-sale.         -         -           -        9,462              -              -             -     9,462
                              _________  _______  __________  ___________  _____________  _____________  ____________  ________

Balance at December 31, 1993         $4     $135    $185,960       $9,462       $(59,557)          $838       $(4,329) $132,513

* Changes during the year ended December 31, 1993 reflect the Company's implementation of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities."

       See accompanying Notes to the Consolidated Financial Statements


                          NORTHEAST FEDERAL CORP.
                    CONSOLIDATED STATEMENT OF CASH FLOWS
                               (IN THOUSANDS)
                                               Year Ended    Nine Months Ended   Year Ended
                                               December 31,     December 31,      March 31,
                                                  1993              1992            1992
                                               ____________  _________________   __________
Cash flows from operating activities:
Net income (loss) . . . . . . . . . . . .      $   (14,139)  $        (59,234)   $   5,607
Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities:
    Depreciation and amortization . . . .            4,860              3,361        4,693
    Amortization of fees, discounts,
      and premiums, net . . . . . . . . .            1,697             (6,820)         405
    Amortization of and other adjustments
      to supervisory goodwill . . . . . . .              -             59,553       24,867
    Provision for loan losses . . . . . . .         23,300             16,300       10,200
    Provision for losses on REO . . . . . .          9,493              3,823            -
    Gain on sale of securities                      (5,651)            (4,100)       (1,991)
    Gain on sale of loans . .                       (1,939)            (1,870)       (2,532)
    (Gain) loss on sale of other assets                466               (253)          674
    (Gain) loss on early extinguishment of debt          -                  -          (204)
    Decrease in interest and dividends
      receivable . . . . . . . . . . . . .           3,802              2,792        13,895
    Loans available-for-sale originated
      and purchased  . . . . . . . . . . .        (244,950)          (148,397)     (166,697)
    Proceeds from sales of loans
      available-for-sale . . . . . . . . .         231,153            184,325       135,063
    Decrease in accrued interest payable
      on deposits . . . . . . . . . . . .           (1,078)            (3,185)       (8,296)
    Increase in prepaid expenses and
      other assets  . . . . . . . . . . .           (8,099)           (14,347)      (28,236)
    Increase (decrease) in other liabilities        19,125            (10,259)        5,401
                                               ____________  _________________   __________

           Total adjustments . . . . . .            32,179             80,923       (12,758)
                                               ____________  _________________   __________
            Net cash provided by (used in)
              operating activities . . .            18,040             21,689        (7,151)
                                               ____________  _________________   __________

 Cash flows from investing activities:
     Loans originated and purchased               (513,239)          (461,063)     (318,573)
     Proceeds from sales of loans . . . . . . .     48,541              8,116        16,680
          Principal collected on loans. . . . .    412,166            398,469       480,198
     Net decrease in Rhode Island covered assets    46,203             26,308             -
     Purchases of mortgage-backed securities. .   (361,464)          (383,401)            -
     Proceeds from sales of mortgage-backed . .          -                  -        23,512
     Purchases of mortgage-backed securities
       available-for-sale . . . . . . . . . . .          -                  -      (114,911)
     Proceeds from sales of mortgage-backed
       securities available-for-sale  . . . . .     39,831             44,727       587,225
     Principal collected on mortgage-backed
       securities . . . . . . . . . . . . . . .    237,339            136,995       211,115
     Purchases of investment securities . . . .          -            (64,667)      (51,516)
     Proceeds from sales of investment securities   16,347                506        48,332
     Proceeds from redemption of FHLB stock . .        554              8,283         1,478
     Proceeds from maturities of investment
       securities . . . . . . . . . . . . . . .     12,580             19,404        18,371
     Purchases of investment securities
       available-for-sale . . . . . . . . . . .   (239,426)          (204,458)     (263,160)
     Proceeds from sales of investment securities
       available-for-sale . . . . . . . . . . .    142,592            158,033       306,979
     Proceeds from maturities of investment
       securities available-for-sale  . . . . .    121,347             71,622        24,799
     Proceeds from sales of real estate and other
       assets acquired in settlement of loans .     76,549             23,563        16,052
     Net increase in deposits due to
       acquisition of branches . . . . . . . .          -                   -       404,643
     Net purchases of premises and equipment .     (3,294)             (7,086)      (12,157)
                                               ____________  _________________   __________
     Net cash provided by (used in) investing
       activities . . . . . . . . . . . . . .      36,626            (224,649)    1,379,067
                                               ____________  _________________   __________

 Cash flows from financing activities:
     Net decrease in retail deposits . . . . .   (252,494)           (568,741)     (227,021)
     Acquisition of Rhode Island deposits               -             136,319             -
     Net decrease in brokered deposits                  -                   -       (87,751)
     Increase (decrease) in advance payments
       by borrowers for taxes and insurance . .     6,603               1,461       (13,327)
     Increase (decrease) in securities sold
       under agreements to repurchase . . . . .     3,795             278,267      (354,035)
     Net increase (decrease) in short-term
       FHLB advances . . . . . . . . . . . . .     40,000              99,250      (310,000)
     Proceeds from long-term FHLB advances . .    228,000                   -             -
     Repayments of long-term FHLB advances . .    (35,000)             (2,500)     (142,000)
     Proceeds from issuance of uncertificated
       sinking fund debentures  . . . . . . .           -              33,450             -
     Retirement of convertible subordinated
       debentures . . . . . . . . . . . . . .        (560)                  -          (266)
     Reduction of ESOP debt guarantee . . . .         649               4,147         1,458
     Preferred stock conversion costs . . . .      (1,402)                  -             -
     Retirement of series A adjustable
       preferred stock . . . . . . . . . . .            -             (33,550)            -
     Proceeds from issuance of Series B
       preferred stock . . . . . . . . . . .            -              35,170             -
     Issuance of 401K stock shares . . . . .          223                   -             -
     Proceeds from exercise of stock options          147                  16             2
                                               ____________  _________________   __________
     Net cash used in financing activities .      (10,039)            (16,711)   (1,132,940)
                                               ____________  _________________   __________
     Net increase (decrease) in cash and
       cash equivalents . . . . . . . . . .        44,627            (219,671)      238,976
     Cash and cash equivalents at
       beginning of period. . . . . . . . .        90,588             310,259        71,283
                                               ____________  _________________   __________
     Cash and cash equivalents at
       end of period . . . . . . . . . . .     $  135,215          $   90,588    $  310,259
                                               ============        ==========    ==========

      See accompanying Notes to the Consolidated Financial Statements


               NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     NOTE 1:        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of Northeast Federal Corp. and its wholly-owned subsidiary, Northeast Savings, F.A. All significant intercompany balances and transactions have been eliminated in consolidation. Certain reclassifications have been made to prior years' financial statements to conform to the 1993 presentation.

     Cash and Cash Equivalents

     For purposes of the Consolidated Statement of Cash Flows, cash and due from banks, interest-bearing deposits with original maturities of ninety days or less, and federal funds sold are considered as cash and cash equivalents. Federal Reserve Board regulations require the Association to maintain non-interest-bearing reserves against certain of its transaction accounts. For total transaction account deposits of $51.9 million or less, regulations require a reserve of 3%. For total transaction account deposits in excess of $51.9 million, a 10% reserve is required.

     Securities Purchased Under Agreements to Resell

     The Association invests in securities purchased under agreements to resell (repurchase agreements) for short-term cash management. The Association takes physical possession of the collateral for these agreements, which normally consists of U.S. Treasury securities, collateralized mortgage obligations, or mortgage-backed securities guaranteed by agencies of the U.S. government.

     Investment Securities

     Investment securities include U.S. Government, agency, and corporate bonds, collateralized mortgage obligations, and asset-backed securities. Those securities which management has the intent and ability to hold until maturity are classified as held-to-maturity and are carried at amortized cost, adjusted for amortization of premiums and accretion of discounts into interest income using the level-yield method. Premiums are amortized to the earlier of the call or maturity date and discounts are accreted to the maturity date. Investment securities which have been identified as assets for which there is not a positive intent to hold to maturity, including all marketable equity securities, are classified as available-for-sale. SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that available-for-sale securities be reported at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity.
     The Company implemented SFAS 115 as of December 31, 1993.
     SFAS 115 may not be applied retroactively.

     Gains and losses on sales of investment securities are computed on a specific identification cost basis. Investment securities which have experienced an other than temporary decline are written down to fair value as a new cost basis with the amount of the writedown included in earnings as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Factors which management considers in determining whether an impairment in value of an investment is other than temporary include the issuer's financial performance and near term pros-pects, the financial conditions and prospects of the issuer's geographic region and industry, and recoveries in market value subsequent to the balance sheet date.

     Mortgage-Backed Securities

     Mortgage-backed securities which management has the intent and ability to hold until maturity are classified as held-to-maturi-ty, and are carried at amortized cost, adjusted for premiums and discounts which are amortized or accreted into interest income using the level-yield method over the remaining contractual life of the securities, adjusted for actual prepayments. Mortgage-backed securities for which there is not a positive intent to hold to maturity are classified as available-for-sale . As indicated above, SFAS 115, implemented by the Company as of the end of the year ended December 31, 1993, requires that available-for-sale securities be reported at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders' equity. Gains and losses on sales of mortgage-backed securities are computed on a specific identification cost basis.

     Loans

     Loans are generally recorded at the contractual amounts owed by borrowers, less unearned discounts, deferred origination fees, the undisbursed portion of any loans in process, and the allowance for loan losses. Interest on loans is credited to income as earned to the extent it is deemed collectible. Discounts on loans purchased are accreted into interest income using the level-yield method over the contractual lives of the loans, adjusted for actual prepayments.

     Single-family residential real estate loans that were originated with the intent to sell in the secondary mortgage market or those loans which have been identified as assets for which there is not a positive intent to hold to maturity are classified as avail-able-for-sale and carried at the lower of cost or fair value.
     The amount by which the aggregate cost of loans available-for-sale exceeds market value is charged to gain (loss) on sale of loans, net.

     The Company adopted SFAS 114, "Accounting by Creditors for
     Impairment of a Loan," as of January 1, 1993. Loans which are identified for evaluation and which are deemed to be impaired under the guidance of SFAS 114 are measured at the fair value of the collateral. Substantially all of the Association's loans are collateral dependent. If the fair value of the collateral is less than the recorded investment in the loan, the allowance for loan losses is adjusted with a corresponding charge to the provision for loan losses. The fair value of the collateral, based on a current appraisal, often changes from one reporting period to the next. If the fair value of the collateral decreases, such decrease is reported as a charge to the provision for loan losses. If the fair value increases, the provision for loan losses is reduced. Impaired loans are included in nonperforming assets as non-accrual loans or troubled debt restructurings, as appropriate. The Company had previously measured loan impairment pursuant to the methods prescribed in SFAS 114. As a result, no additional reserves were required by early adoption of the pronouncement.

     Loan Fees

     Loan origination fees, commitment fees, and certain direct loan origination costs are deferred and recognized over the lives of the related loans as an adjustment of the loans' yields using the level-yield method. Calculation of the level-yield is based upon weighted average contractual payment terms which are adjusted for actual prepayments. Amortization of deferred fees is discontinued for non-accrual loans.

     Loans Serviced for Others

     Northeast Savings services real estate and consumer loans for others which are not included in the accompanying consolidated financial statements. Fees earned for servicing loans owned by others are reported as income when the related mortgage loan payments are collected. Loan servicing costs are charged to expense as incurred. Costs associated with acquiring the right to service certain loans are capitalized and amortized in proportion to and deducted from the estimated future net servicing income.

     Prior to 1986, the Association sold certain loans with limited recourse requirements. In addition, in the normal course of business, loans are sold to various agencies which have recourse on standard documentation representations and warranties. Such loans are included in loans serviced for others. Estimated probable loan losses and related costs of collection and repossession are provided for at the time of such sales and are periodically reevaluated. The Company evaluates the credit risk of loans sold with recourse in conjunction with its evaluation of the adequacy of allowance for loan losses.

     Allowance for Loan Losses

     The allowance for loan losses is established and maintained through a periodic review and evaluation of various factors which affect the loans' collectibility and results in provisions for loan losses which are charged to expense. Numerous factors are considered in the evaluation, including a review of certain borrowers' current financial status, credit standing, available collateral, management's judgment regarding economic conditions, the impact of those conditions on property values, historical loan loss experience in relation to outstanding loans, the diversification and size of the loan portfolio, the results of the most recent regulatory examinations available to the Association, the overall loan portfolio quality, and other relevant factors.

     Non-Accrual Loans

     Interest accruals on loans are normally discontinued and previously accrued interest is reversed whenever the payment of interest or principal is more than 90 days past due, or earlier when conditions warrant it. A non-accrual loan may be restored to an accrual basis when principal and interest payments are current and full payment of principal and interest is expected.

     Real Estate and Other Assets Acquired in Settlement of Loans

     Real estate and other assets acquired in settlement of loans is recorded at the lower of the recorded investment in the loan or fair value minus estimated costs to sell. The lower of the recorded investment in the loan or fair value less estimated costs to sell becomes the new cost basis for REO. Any excess of the recorded investment over the fair value less estimated costs to sell is charged off. Subsequent valuations of REO are at the lower of the new cost basis or fair value less estimated costs to sell.

     Premises and Equipment

     Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the respective lease terms or the estimated useful life, whichever is shorter.

     Interest Rate Swap Agreements

     Northeast Savings is a party to interest rate swap agreements in managing its interest rate exposure. The net amounts received or paid in accordance with the interest rate swap agreements are charged or credited to interest expense on other borrowings. Generally, gains and losses on terminated interest rate swap agreements are amortized over the lesser of the remaining terms of the agreements or the remaining lives of the assets or liabilities hedged.

     Pension Plan

     Pension costs are funded on a current basis in compliance with the requirements of the Employee Retirement Income Security Act and are accounted for in accordance with Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions."

     Retirement Benefits Other Than Pensions

     SFAS 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," focuses principally on postretirement health care benefits and significantly changed the practice of accounting for postretirement benefits on a pay-as-you-go (cash) basis by requiring accrual of the expected cost of providing those benefits to an employee and the employee's beneficiaries and covered dependents during the years that the employee renders the necessary service. SFAS 106 became effective for the Associ-ation in 1993. The Company implemented SFAS 106 during the quarter ended March 31, 1993 and is amortizing the estimated $444,000 expense over the twelve year life expectancy of the participants.

     Income Taxes

     Northeast Federal Corp. and subsidiaries file a federal consoli-dated income tax return. In February 1992, the FASB issued SFAS 109, "Accounting For Income Taxes," which requires an asset and liability approach for financial accounting and reporting for income taxes. One requirement of SFAS 109 is that the tax benefit related to acquired deductible temporary differences and pre-acquisition net operating loss carryforwards shall first be applied to reduce to zero goodwill related to that acquisition. Accordingly, goodwill has been reduced as a result of the tax benefits related to these items.

     The Company elected to adopt SFAS 109 effective April 1, 1991. The effect of initially applying the new standard was reported as the effect of a change in accounting principle. The cumulative effect of this change is reported separately in the Consolidated Statement of Operations for the year ended March 31, 1992. As required, first, second, and third quarters of the year ended March 31, 1992 were restated for the effect of this change.

     Income (Loss) Per Common Share

     Income (loss) per common share is based on the weighted average number of common shares outstanding and (if dilutive) common stock equivalents (i.e., stock options and warrants) outstanding in each year. The 8% Convertible Subordinated Debentures do not meet the criteria for a common stock equivalent. Income (loss) per common share has been restated to give effect to the two 2% common stock dividends declared in fiscal 1990. Net income
     (loss) applicable to common stockholders and income (loss) per common share are calculated after deducting preferred stock dividend requirements which include $4,652,000 and $8,506,000 of accumulated and unpaid preferred dividends for the nine-month period ended December 31, 1992 and the year ended March 31, 1992, respectively. There were no accumulated and unpaid preferred dividends at December 31, 1993. Accumulated and unpaid dividends totaled $12,802,000 and $19,364,000 at December 31, 1992 and
     March 31, 1992, respectively. On May 8, 1992, $11.2 million of accumulated and unpaid dividends were eliminated as a result of the Company's repurchase of its adjustable rate preferred stock plus accumulated dividends from the FRF administered by the FDIC. On May 14, 1993, $12.2 million of accumulated and unpaid divi-dends were eliminated as a result of the conversion of 1,610,000 of $2.25 Cumulative Convertible Preferred Stock, Series A into 7,647,500 shares of common stock.

     NOTE 2:        CHANGE IN FISCAL YEAR

     In July 1992, the Company changed its reporting period from a fiscal year ended March 31 to a calendar year. Accordingly, results of operations for the transition period ended December 31, 1992 cover a nine-month period. The following statements of operations present financial data for the nine months ended December 31, 1993 and the comparable nine months of the prior years. These statements are for comparative purposes only.


     NORTHEAST FEDERAL CORP.
     CONSOLIDATED STATEMENT OF OPERATIONS
     (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                           Nine Months Ended December 31,
                                         1993           1992          1991
                                      ____________  ____________  ____________
                                      (unaudited)                 (unaudited)

     Interest income:
      Loans  . . . . . . . . . . . .  $    106,574  $    129,038  $    175,232
      Mortgage-backed securities . .        41,357        37,924        63,484
      Investment securities  . . . .         7,494        15,313        16,499
      Rhode Island covered assets. .         6,743         9,932             -
        Other  . . . . . . . . . . .           886         4,138         1,762
                                      ____________  ____________  ____________
           Total interest income .         163,054       196,345       256,977
                                      ____________  ____________  ____________

    Interest expense:
      Deposits . . . . . . . . . . .        88,812       123,924       171,396
      Federal Home Loan Bank advances       11,127         3,056        11,613
        Other borrowings . . . . .          10,334         5,930        11,831
           Total interest expense          110,273       132,910       194,840
             Net interest income .          52,781        63,435        62,137
     Provision for loan losses . .          18,450        16,300         7,400
             Net interest income after
             provision for loan losses      34,331        47,135        54,737
     Non-interest income:
        Fees for services  . . . .           7,346         7,112        10,273
        Gain on sale of securities, net      1,764         4,100           330
        Gain on sale of loans, net           1,617         1,870         1,937
        Other non-interest income (loss)       (23)          (41)          (56)
                                      ____________  ____________  ____________
           Total non-interest income        10,704        13,041        12,484
                                      ____________  ____________  ____________

     Non-interest expenses:
       Compensation and benefits            24,124        23,126        20,290
       Occupancy and equipment, net         11,370        11,057        11,309
       Other general and administrative     14,519        15,872        13,872
       Amortization of supervisory goodwill      -         2,002         2,978
       Supervisory goodwill valuation
         adjustment                              -        56,568             -
       SAIF insurance fund and OTS
         assessments                         6,631         6,222         6,094
       Real estate and other assets acquired
         in settlement of loans  . . . . .  14,979         9,652         3,650
                                      ____________  ____________  ____________
          Total non-interest expenses       71,623       124,499        58,193
                                      ____________  ____________  ____________
       Income (loss) before income taxes
         and extraordinary items           (26,588)      (64,323)        9,028
     Income tax expense (benefit)          (12,308)       (5,089)        4,717
                                      ____________  ____________  ____________
       Income (loss) before extraordinary
         items and cumulative effect of
         change in accounting principle    (14,280)      (59,234)        4,311
     Extraordinary items, net
       of income taxes                          -              -            77
         Income (loss) before cumulative
         effect of change in accounting
         principle                         (14,280)      (59,234)        4,388
     Cumulative effect at April 1, 1991
       of change in accounting principle        -              -         1,022
                                      ____________  ____________  ____________
         Net income (loss)            $    (14,280)   $  (59,234)  $     5,410

     Preferred stock dividend
       requirements                   $      2,848    $    4,652   $     6,435
     Net loss applicable to common
       stockholders                   $    (17,128)   $  (63,886)  $    (1,025)
     Loss per common share before
       extraordinary items:
        Primary and fully diluted     $      (1.40)   $   (11.16)  $      (.37)
     Loss per common share before
       cumulative effect of change
       in accounting principle:
        Primary and fully diluted     $      (1.40)   $   (11.16)  $      (.36)
     Cumulative effect of change in
       accounting principle:
        Primary and fully diluted     $          -    $        -   $       .18
     Net loss per common share:
        Primary and fully diluted     $      (1.40)   $   (11.16)  $      (.18)


     NOTE 3:        SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     For purposes of the Consolidated Statement of Cash Flows, cash and due from banks, interest-bearing deposits with original maturities of ninety days or less, and federal funds sold are considered as cash and cash equivalents.

                                 For the Year  For the Nine Months  For the Year
                                    Ended             Ended             Ended
                                  December 31,     December 31,       March 31,
                                     1993              1992              1992
                                 _____________ ___________________  ____________
                                                 (In Thousands)

CASH PAID DURING THE PERIODS FOR:
 Interest on retail deposits        $119,822       $124,720           $222,182
 Interest on brokered deposits         2,419          2,389              2,507
 Interest on borrowings               23,695          6,704             32,664
 Income taxes                          2,180          1,352              3,479
CASH RECEIVED DURING THE PERIODS FOR:
 Interest and dividends              224,178        178,862            340,912
NON-CASH ITEMS:
 Loans securitized into
  mortgage-backed securities         376,551              -             14,504
 Loans securitized into
  mortgage-backed securities
  available-for-sale                       -          2,564                  -
 Transfers of loans to
   available-for-sale                   (964)         6,106             11,658
 Transfers of mortgage-backed
   securities to available-
   for-sale                               81         97,697             91,306
 Transfers of investment securities
   to available-for-sale              40,809        112,045             15,139
 Real estate and other assets
   acquired in settlement of loans    62,086         65,245             55,807
 Payment in kind on uncertificated
   debentures                          3,452          1,540                  -
 Payment in kind on Series B
   preferred stock                     4,250              -                  -
 Loans and deposits acquired from
   Rhode Island transaction                -        178,349                  -
 Conversion of $2.25 cumulative
   convertible preferred stock        38,339              -                  -
 Net unrealized gains on debt
   and equity securities
   available-for-sale                 16,312              -                  -


     NOTE 4:        SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

     The securities purchased under agreements to resell at December 31, 1993 were collateralized by federal agency mortgage-backed securities. There were no securities purchased under agreements to resell at December 31, 1992. The following table provides additional information on the agreements.

                                          December 31,        December 31,
                                             1993                 1992
                                          ___________         ___________
                                              (Dollars in Thousands)

   Carrying value of agreements to resell    $60,000            $       -
   Par value of collateral                    61,023                    -
   Market value of collateral                 66,539                    -
   Maximum amounts of outstanding agreements
     at any month-end                         60,000              250,000
   Average amounts of outstanding agreements     644               92,200
   Weighted average interest rate for the year  3.22%                3.75%
   Weighted average interest on year-end
      balances                                  3.39%                   -
   Weighted average maturity of
     outstanding agreements (days)                 6                    -

     At December 31, 1993, the Association held only securities purchased under agreements to resell identical securities. The securities underlying the agreements were physically held by the Association until the maturity of the agreements.

     NOTE 5:        INVESTMENT SECURITIES

     Investment securities consisted of the following:

                                          At December 31, 1993       At December 31, 1992
                               ________________________________   __________________________________
                            Amortized  Gross Unrealized    Fair   Amortized  Gross Unrealized   Fair
                              Cost     Gains     Losses   Value     Cost     Gains     Losses  Value
                            _________ ______     ______  ______   _________  ______    ______  ______
                                                          (In Thousands)

U.S. Government and agency
  obligations:
    Available-for-sale      $      -  $       -  $     - $      - $   9,982  $      1  $    -  $  9,983
Obligations of states and
  political subdivisions         432          -        4      428       466         -      12       454
Corporate securities:
  Fixed                        4,254         56        -    4,310    13,566        32     398    13,200
  Available-for-sale              60          2        -       62       120         9       -       129
Bank and finance securities:
  Variable                         -          -        -        -    14,479         -     113    14,366
Asset-backed securities:
  Available-for-sale          38,299          -      100   38,199    26,637         1      16    26,622
Collateralized mortgage
 obligations:
  Fixed                        4,784          -      155    4,629     9,526         -     214     9,312
  Variable                     1,319         16        -    1,335     2,156        69       -     2,225
  Available-for-sale          66,915        217      249   66,883    93,160     1,254      21    94,393
Federal Home Loan Bank stock  31,800          -        -   31,800    32,354         -       -    32,354
Marketable equity securities:
  Equity investments              23          -        -       23    39,244     5,186       -    44,430
  Available-for-sale          42,102     15,608        -   57,710         -         -       -         -
                              ______     ______    _____  _______   _______    ______  ______  ________

Total investment securities $189,988    $15,899   $  508 $205,379  $241,690    $6,552  $  774  $247,468
                              ______     ______    _____  _______   _______    ______  ______  ________

     At December 31, 1993, the net unrealized holding gain, net of tax effect, on available-for-sale securities that was included in the separate component of stockholders' equity was $8,978,000 exclu-sive of mortgage-backed securities available-for-sale. Proceeds, gains, and losses from sales of investment securities were as follows:

                    For the Year Ended  For the Nine Months Ended  For the Year Ended
                       December 31,            December 31,              March 31,
                          1993                    1992                     1992
                    __________________  ________________________  ___________________
                        Gross Realized            Gross Realized       Gross Realized
                        ______________            ______________       ______________
                    Proceeds Gains Losses  Proceeds  Gains  Losses Proceeds Gains Losses
                    ________ ____  ______  ________  ______ ______ ________ _____ ______
                                             (In Thousands)

Investment
 securities         $16,347* $1,629 $146  $   506* $1,517    $633  $48,332  $ 807 $7,252
Investment
 securities
 available-for-sale 142,592   2,138   42  158,033   1,395     337  306,979  5,115  1,427
                    _______   _____  ___  _______   _____     ___  _______  _____  _____
  Total            $158,939  $3,767 $188 $158,539  $2,912    $970  355,311 $5,922 $8,679

     *    Sales were due to credit concerns.

     For the periods ended December 31, 1993 and 1992, gains and losses on investment securities which management has the positive intent and ability to hold until maturity resulted primarily from the recognition of realized capital gains and losses allocated to the Association by two limited partnerships in which the Association has invested. In addition, for the year ended March 31, 1992, $5.8 million of these losses resulted from sales of corporate debt securities due to credit concerns.

     The weighted average interest yields on investment securities were 5.13% and 6.09% at December 31, 1993 and 1992, respectively. Accrued interest and dividends receivable related to investment securities outstanding at December 31, 1993 and 1992 were $1,680,000 and $1,718,000, respectively.

     The contractual maturities of Northeast Savings' held-to-maturity investment securities are summarized in the following table. Actual maturities may differ from contractual maturities because certain issuers have the right to call or prepay obligations with or without call premiums.

                            December 31, 1993              December 31, 1992
                        ___________________________  _____________________________
                                 Percent of                    Percent of
                                 Total      Estimated          Total     Estimated
                       Amortized Amortized  Market   Amortized Amortized Market
                         Cost       Cost    Value     Cost      Cost     Value
                      ___________________________  _______________________________
                                        (Dollars In Thousands)

Bonds and collateralized
 mortgage obligations:
1-5 years . . . . . . $  2,506    5.88%   $  2,530  $ 15,681    14.03% $ 15,571
5-10 years  . . . . .      271     .64         274     9,360     8.37     9,094
10-20 years . . . . .    1,909    4.48       1,934     3,469     3.10     3,354
Over 20 years . . . .    6,103   14.32       5,964    11,683    10.45    11,538

Federal Home Loan
 Bank stock             31,800   74.63      31,800    32,354    28.94    32,354
Marketable equity
 securities                 23     .05          23    39,244    35.11    44,430
                      ________  ______    ________  ________   ______  ________
Total held-to-maturity
 investment
 securities           $ 42,612  100.00%   $ 42,525  $111,791   100.00% $116,341
                      ________  ______    ________  ________   ______  ________

     The contractual maturities of the Association's available-for-sale investment securities are summarized below. Actual maturi-ties may differ from contractual maturities because certain issues have the right to call or prepay obligations with or without call premiums.

                         December 31, 1993                December 31, 1992
                        ___________________________  ___________________________
                                 Percent of                   Percent of
                                 Total     Estimated          Total    Estimated
                       Amortized Amortized   Market Amortized Amortized  Market
                         Cost       Cost     Value    Cost      Cost     Value
                       ___________________________    __________________________
                                        (Dollars In Thousands)

Bonds and collateralized
 mortgage obligations:
0-1 year  . . . . . . $ 18,038   12.24%   $ 18,035  $ 21,982    16.92% $ 21,968
1-5 years . . . . . .   87,236   59.19      87,109   107,917    83.08   109,159
5-10 years  . . . . .        -       -           -         -        -         -
10-20 years . . . . .        -       -           -         -        -         -
Over 20 years . . . .        -       -           -         -        -         -
Marketable equity
 securities             42,102   28.57      57,710         -        -         -
                      ________  ______    ________  ________   ______  ________

Total available-for-sale
 investment
 securities           $147,376  100.00%   $162,854  $129,899  100.00%  $131,127
                      ________  ______    ________  ________   ______  ________


     NOTE 6:         MORTGAGE-BACKED SECURITIES

     Mortgage-backed securities consisted of the following:
                                          At December 31, 1993       At December 31, 1992
                               ________________________________   __________________________________
                            Amortized  Gross Unrealized    Fair   Amortized  Gross Unrealized   Fair
                              Cost     Gains     Losses   Value     Cost     Gains     Losses  Value
                            _________ ______     ______  ______   _________  ______    ______  ______
                                                          (In Thousands)


Government National Mortgage
       Association (GNMA):
        Fixed  . . . .    $    -     $   -   $     -    $    -    $    81     $    13  $     -   $     94
        Adjustable . .     33,583       46       188     33,441    19,589         169       63     19,695
        Available-for-sale  9,855      744        34     10,565    12,732         844      246     13,330
     Federal Home Loan Mortgage
      Corporation (FHLMC):
        Fixed  . . . .      3,184      154         -      3,338     5,810         230        -      6,040
        Adjustable . .    171,675    2,142       602    173,215   135,195       1,565      168    136,592
        Available-for-sale  2,197      129         5      2,321    42,742       1,612        -     44,354
     Federal National Mortgage
      Association (FNMA):
        Fixed  . . . .     29,650      546        -     30,196     23,330       1,286        -     24,616
        Adjustable . .    142,904    2,542    1,529    143,917    157,492       3,394      935    159,951
     Private Issuers:
        Fixed  . . . .      8,323      191        -      8,514     14,957         436        -     15,393
        Adjustable . .    941,567    5,547    2,765    944,349    473,318       2,506      524    475,300
                        _________   ______    ______   _______    _______      _______   _____    _______
     Total mortgage-
       backed secu-
       rities         $1,342,938   $12,041   $5,123 $1,349,856   $885,246     $12,055   $1,936   $895,365
                      ==========   =======   ====== ==========   ========     =======   ======   ========

     At December 31, 1993, the net unrealized holding gain on avail-able-for-sale mortgage-backed securities that was included in the separate section of stockholders' equity was $484,000, net of tax effect, exclusive of investment securities available-for-sale. Proceeds, gains, and losses from sales of mortgage-backed securi-ties were as follows:

                    For the Year Ended  For the Nine Months Ended  For the Year Ended
                       December 31,            December 31,              March 31,
                          1993                    1992                     1992
                    __________________  ________________________  ___________________
                        Gross Realized              Gross Realized       Gross Realized
                        ______________              ______________       ______________
                    Proceeds Gains Losses  Proceeds  Gains    Losses  Proceeds  Gains Losses
                    ________ _____ ______  ________  _____    ______  ________  _____ ______
                                             (In Thousands)



    Mortgage-backed
    securities..    $   -    $   -  $  -   $  -       $  -     $ -    $ 23,512  $1,129 $  392
    Mortgage-backed
    securities
    available-for-
     sale........    39,831   2,046    -    44,727     2,158     -     587,225   6,173   2,162
                    _______   _____  ____   ______    ______    _____  _______   _____  ______

 Total proceeds    $39,831   $2,046  $ -   $44,727    $2,158    $  -   $610,737 $7,302  $2,554
                   =======   ======  ====  =======    ======    =====  ======== ======  ======



     Included in results of operations for the year ended March 31, 1992 are gains of approximately $107,000 on sales of mortgage-backed securities acquired in savings and loan association acquisitions accounted for under the purchase method of account-ing.

     The weighted average yields on mortgage-backed securities were 5.30% and 6.27% at December 31, 1993 and 1992, respectively. Accrued interest receivable related to mortgage-backed securities outstanding at December 31, 1993 and 1992 was $6,783,000, and $5,597,000, respectively.

     At December 31, 1993, mortgage-backed securities having a carry-ing value of $306,344,000 and a market value of $308,839,000 were pledged to collateralize securities sold under agreements to repurchase and other items.

     NOTE 7:   LOANS

     The Association's primary lending business is the origination of single-family residential mortgage loans in the northeastern United States and Colorado. These loans are collateralized by residential properties and are made with strict adherence to Association policy which limits the loan-to-value ratio on residential mortgage loans to 80%, or 95% with private mortgage insurance. In certain geographic areas of the country, the Association has limited the loan-to-value ratio to even less than 80%.

     Loans consisted of the following:


                                                           December 31,
                                                 _____________________________
                                                   1993                 1992
                                                 ____________         ________
                                                            (In Thousands)
     Single-family residential real estate loans:
      Adjustable rate  . . . . . . . . . . .     $1,695,527          $2,073,986
      Fixed rate   . . . . . . . . . . . . .        104,187              96,751
      Available-for-sale   . . . . . . . . .         46,076              32,237
                                                  _________           _________
        Total single-family residential
         real estate loans. . .. . .. . . ..      1,845,790           2,202,974
                                                  _________           _________
     Consumer loans:
      Equity loans   . . . . . . . . . . . .         15,507              26,434
      Collateralized by deposits   . . . . .          8,709               9,633
      Equity lines of credit   . . . . . . .          5,886               6,942
      Overdraft protection   . . . . . . . .          2,110               2,435
      Education  . . . . . . . . . . . . . .             43                  91
      Other personal   . . . . . . . . . . .          2,424               2,826
        Total consumer loans . . . . . . . .         34,679              48,361
                                                   ________            ________
     Income property loans . . . . . . . . .         79,284              90,546
                                                   ________            ________
     Commercial  . . . . . . . . . . . . . .             77                 266
                                                  _________           _________
         Total loans, gross  . . . . . . . .      1,959,830           2,342,147
                                                  _________           _________
     Less:
      Allowance for loan losses  . . . . . .         28,271              21,020
      Undisbursed portion of loans in process         6,097               4,779
      Unearned discounts   . . . . . . . . .          2,822               3,625
      Deferred origination fees  . . . . . .            383               1,613
                                                     ______              ______
                                                     37,573              31,037
                                                 __________          __________
         Total loans, net  . . . . . . . . .     $1,922,257          $2,311,110
                                                 ==========          ==========
     Accrued interest receivable related to loans outstanding at December 31, 1993 and 1992 was $9,076,000 and $12,652,000,
     respectively. For the year ended December 31, 1993, the nine months ended December 31, 1992 and the year ended March 31, 1992, the Association recognized net gains on sales of loans of $1,939,000, $1,870,000 and $2,532,000, respectively.

     At December 31, 1993, the recorded investment in loans for which impairment has been recognized under the guidance of SFAS 114 totaled $1.6 million. There was no specific reserve on these loans at December 31, 1993. However, their impairment was considered in the allowance for loan losses at December 31, 1993. Such loans are included in non-accrual loans (see below) or troubled debt restructurings, as appropriate. At December 31, 1993 and 1992, loans totaling $67,462,000 and $94,989,000, respectively, were contractually delinquent ninety days or more. Interest accruals on loans are discontinued whenever the payment of interest or principal is more than 90 days past due or earlier when conditions warrant it and any previously accrued interest is reversed. The total interest income that would have been record-ed for the year ended December 31, 1993, had these loans been current in accordance with their original terms, or since the date of origination if outstanding for only part of the year, was $4,810,000. The amount of interest income which was included in net income for the year ended December 31, 1993 on those loans was $1,341,000.

     The following table summarizes the Association's gross loan portfolio and non-accrual loans as a percentage of gross loans by state and property type at December 31, 1993:



             Single-Family
              Residential
              Real Estate        Consumer          Income Property        Commercial       Total
             ______________    ______________   ____________________  __________________  _____________
                      Non-              Non-                 Non-                Non-             Non-
                      accrual           accrual              accrual             accrual          accrual
             Gross    Loan     Gross    Loan      Gross      Loan      Gross     Loan     Gross   Loan
             Loans    Ratio    Loans    Ratio     Loans      Ratio     Loans     Ratio    Loans   Ratio

                                    (Dollars in Thousands)




California  $  903,540 3.98%   $ 1,094    - %     $16,584      -  %     $  -       -%       $921,218  3.90%
Connecticut    260,947 2.68      5,186  6.27       20,878     1.79         -       -         287,011  2.68
New York       221,067 6.05     18,237  3.10       22,111      -           -       -         261,415  5.33
Massachusetts  158,968 1.64      7,174   .49       12,387      .03        77       -         178,606  1.48
New Jersey      56,915 6.66        308    -            -       -           -       -          57,223  6.62
Florida         42,745 2.42        363    -            -       -           -       -          43,108  2.40
New Hampshire    3,860 2.27        343  2.11        3,249      -           -       -           7,452  1.27
Other          197,748  .97       ,974 19.44        4,075      -           -       -         203,797  1.12
            __________ ____    _______ _____       ______     _____       ____   _____      _________ ____
Total     $1,845,790  3.56%   $34,679  3.79%       $79,284      .48%    $   77      -%     $1,959,830  3.44%
          ==========  ====    =======  =====       =======    =====     ======   ======    ==========  =====



     The level of single-family residential non-accrual loans is due primarily to continuing poor general economic conditions in the Association's primary market areas, particularly the recessions in New England and California.

     Loans serviced for others by Northeast Savings totaled approxi-mately $1,888,863,000 and $1,783,365,000 at December 31, 1993
     and 1992, respectively, which includes loans serviced with recourse to Northeast Savings of $69,124,000 and $6,371,000 at the same respective dates. In connection with loans serviced for others, at December 31, 1993 and 1992, respectively, Northeast Savings had $3,623,000 and $4,389,000 in excess servicing assets and $5,794,000 and $7,903,000 in capitalized purchased mortgage servicing. Loan servicing fees totaled $2,627,000, $793,000, and $4,928,000 for the year ended December 31, 1993, the nine months ended December 31, 1992 and the year ended March 31, 1992, respectively.

     The following summarizes activity in the allowance for loan losses.

                                   Year Ended   Nine Months Ended     Year Ended
                                   December 31,    December 31,        March 31,
                                   ---------------------------------------------
                                      1993            1992                1992
                                   -----------    ------------          --------
                                                 (In Thousands)

     Balance, beginning of period    $21,020      $17,084               $14,305
     Provision for loan losses . .    23,300       16,300                10,200
     Charge-offs:
      Single-family residential
       real estate loans             (14,835)     (12,305)               (6,264)
       Consumer loans  . . . . . .      (393)        (373)                 (846)
       Income property loans . . .    (1,395)          -                   (652)
       Commercial loans  . . . . .        -            -                   (389)
         Total charge-offs . . . .   (16,623)     (12,678)               (8,151)
     Recoveries:
       Single-family residential
        real estate loans                176            8                    29
       Consumer loans  . . . . . .       398          306                   459
       Income property loans . . .         -           -                    183
       Commercial loans  . . . . .         -           -                     59
         Total recoveries  . . . .       574          314                   730
     Net charge-offs . . . . . . .   (16,049)     (12,364)               (7,421)
     Balance, end of period  . . .   $28,271      $21,020               $17,084


     NOTE 8:        RHODE ISLAND COVERED ASSETS

     As discussed in Note 23: Acquisitions, on May 8, 1992, the Association acquired certain assets of four Rhode Island finan-cial institutions which were in receivership proceedings. The Association is protected against losses relative to all loans acquired from the institutions, including loans foreclosed upon by the Association subsequent to acquisition. Accordingly, as discussed below, these covered assets have been segregated from the Association's remaining portfolios of loans and REO. At December 31, 1993, total Rhode Island covered assets and non-accrual Rhode Island covered assets as a percentage of gross covered assets were as follows:


                                                  December 31,
                                    __________________________________________
                                           1993                    1992
                                    ______________________  __________________
                                             Non-Accrual             Non-Accrual
                                     Assets  Asset Ratio    Assets   Asset Ratio
                                     ______  ___________    ______   ___________
                                             (Dollars in Thousands)

     Single-family residential
       real estate loans:
        Adjustable rate . .       $  12,607    8.00%        $  15,494    3.72%
       Fixed rate  . . . .           22,112    7.73            31,062    9.97
         Total single-family
           residential real
           estate loans ......       34,719    7.83            46,556    7.89
     Consumer loans:
       Equity lines of credit        12,805    4.36            15,913    6.08
       Equity loans  . . .            7,025    6.23            10,283    8.27
       Collateralized by deposits        36      -                 82      -
       Overdraft protection             168      -                228    1.75
       Education . . . . .                8      -                 17      -
       Other personal  . .            1,534    3.19             4,029    5.14
         Total consumer loans        21,576    4.84            30,552    6.64
     Income property loans           39,135   10.59            71,272   19.45
     Commercial  . . . . .              893    3.25             2,212   29.48
           Total loans, gross        96,323    8.24%          150,592   13.43%

     Adjustments:
       Contra accounts . .              340                      (218)
       Interest rate adjustment       1,060                     1,645
       Unallocated credit adjustment  1,082                    (4,423)
           Total loans, net          98,805                   147,596
     Real estate owned . .            6,820                     4,232
       Total Rhode Island covered
        assets                    $ 105,625                  $151,828

     In the above table, the principal balance of individual loans for which a specific credit adjustment has been determined by inde-pendent valuators has been reduced by the amount of that credit adjustment. The unallocated credit adjustment represents amounts applied to pools of loans.

     In connection with the acquisition of the Rhode Island assets, the Association entered into an Acquisition Agreement with the receivers of the Rhode Island financial institutions. Pursuant to this agreement, DEPCO was required to pay a balancing consid-eration to the Association. The balancing consideration was the amount by which the deposits issued by the Association plus other assumed liabilities exceeded the fair value of the acquired assets. The estimate of the fair value of the acquired assets (the valuation) was determined by independent valuators in accordance with a detailed methodology outlined in the Acquisi-tion Agreement. The balancing consideration of $59.0 million was paid to the Association in the quarter ended December 31, 1992.

     As part of the valuation process in determining the balancing consideration, a credit adjustment was made which was specifical-ly related to the Rhode Island covered assets and which was intended to establish the amount by which the value of the loans must be adjusted in determining their fair value for reasons of collectibility. This initial credit adjustment was determined by the valuators pursuant to the methodology for credit adjustments set forth in the Acquisition Agreement. The methodology required the reappraisal of underlying collateral and/or an individual evaluation of loans meeting specific delinquency and/or size criteria as well as the application of credit adjustment percent-ages to loans which were not individually reviewed. In general, for purposes of loan valuation, residential and consumer loans were valued in pools and commercial loans were valued individual-ly. With the exception of certain adjustable rate consumer, commercial, and delinquent loans, all acquired loans were also subject to an interest rate adjustment in order to adjust the yield on those loans to a market rate of interest as of the closing date.

     Subsequent to the initial valuation and payment of the balancing consideration, the credit adjustment account will be adjusted for all charge-offs and recoveries on acquired loans and gains and losses from the disposition of assets received in lieu of repay-ment which occur prior to the seventh anniversary of the closing date, at which time the remaining balance in the credit adjust-ment account will be reevaluated for adequacy and adjusted accordingly, utilizing the same criteria as the initial valuation methodology. On the seventh anniversary, if there is a negative balance in the credit adjustment account, the Association can claim the amount of such balance from an escrow established by DEPCO. To the extent escrow funds are not available, DEPCO is required to pay the amount of any negative remaining balance to the Company. Conversely, if there is a positive balance in the credit adjustment account, Northeast Savings will be required to pay that balance to DEPCO.

     The terms of the Acquisition Agreement also provide the Associa-tion with the right to put back loans to DEPCO for a period of one year from the date of acquisition if the Association deter-mines that the property securing any loan has an environmentally hazardous condition. In addition, for a period of seven years, Northeast Savings is indemnified against losses resulting from environmentally hazardous materials deposited on the security property prior to the closing date, as well as against losses suffered on account of breaches in the representations and warranties provided by the receivers and DEPCO with regard to the acquired assets. Northeast Savings is also indemnified against claims, damages, losses, costs, and expenses that may arise from a variety of conditions related to the acquisition including claims against the former institutions, their officers, agents, or employees. As security for the obligations of DEPCO to pay the balancing consideration, to repurchase certain loans, and to indemnify the Association for certain matters, DEPCO placed $59 million in treasury securities in escrow and granted to the Association a first priority security interest in such funds. Of such $59 million, $49 million was essentially placed in escrow for a one-year period to cover the balancing consideration and the repurchase of loans based on environmentally hazardous conditions. The remaining $10 million is in a seven-year escrow to cover the general indemnification obligations and the credit adjustment obligation. As of December 31, 1992, the $49 million in the one-year escrow account had been used totally in connec-tion with payment of the $59 million balancing consideration.
     The seven-year escrow retains its $10 million.


     NOTE 9:   REAL ESTATE AND OTHER ASSETS ACQUIRED IN SETTLEMENT OF
               LOANS

     The following table presents Northeast Savings' REO by property type at the dates indicated.


                                                    December 31,
                                           ----------------------------
                                             1993              1992
                                           ----------        ----------
                                                  (In Thousands)

     Single-family residential . . .       $ 57,165           $ 83,605
     Hotels  . . . . . . . . . . . .          6,453              6,408
     Apartment buildings . . . . . .          5,270              4,464
     Office, retail, industrial complexes,
       land  . . . . . . . . . . . .          3,357              2,499
     Real estate brokerage operations         1,744              1,544
     Residential subdivisions  . . .            973                856
       REO, net  . . . . . . . . . .       $ 74,962           $ 99,376

     Percent of total assets . . . .           1.91%              2.54%

     The activity in the Association's REO is presented in the follow-ing table:

                                   For the Year        For the Year
                                       Ended             Ended
                                   December 31,        December 31,
                                       1993              1992
                                   ____________        _____________
                                            (In Thousands)

     Beginning balance . . . . . .  $ 99,376           $ 61,208
     Foreclosures, net . . . . . .    61,228             66,377
     Capitalized expenses  . . . .     2,226              1,333
     Less:
       Sales . . . . . . . . . . .   (77,120)*          (22,448)
       Valuation adjustments . . .   (10,082)            (3,823)
       Mortgage insurance receipts      (558)              (806)
       Other . . . . . . . . . . .      (108)            (2,465)
     Ending balance  . . . . . . .  $ 74,962           $ 99,376

     * During the quarter ended September 30, 1993, $30.3 million of REO was sold in a single transaction. The total loss on the sale was $6.8 million, including a provision of $6.0 million recorded in June in anticipation of the sale. Excluding this sale, sales of REO for the year ended December 31, 1993 totaled $52.8 million.


     NOTE 10:            PREMISES AND EQUIPMENT

     Premises and equipment consisted of the following:

                                                     December 31,
                                                  1993          1992
                                                     (In Thousands)

     Land  . . . . . . . . . . . .               $ 3,371      $  3,371
     Office building and leasehold improvements   37,522        36,365
     Furniture, fixtures, and equipment           22,728        21,570
                                                  63,621        61,306
     Less accumulated depreciation and
       amortization. . . . . . . .                31,253        27,105
                                                 $32,368       $34,201

     At December 31, 1993, Northeast Savings was obligated under various non-cancelable leases for premises and equipment. The leases generally contain renewal options and escalation clauses providing for increased rent expense in future periods. Rent expense for the year ended December 31, 1993, the nine months ended December 31, 1992 and the year ended March 31, 1992 was $7,717,000, $5,440,000 and $6,681,000, respectively.

     Northeast Savings leases certain office space for its headquar-ters and three of its branch banking offices from corporations or partnerships in which Directors of the Company or their immediate families are the principal beneficial owners. The leases were entered into either prior to the nomination and election to the position of director or with the written approval of the Association's OTS District Director. Virtually all lease terms end by 1996 and rents paid for such leases were $3,319,000 for the year ended December 31, 1993, $2,555,000 for the nine months ended December 31, 1992, and $3,426,000 for the year ended March 31, 1992.

     All future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year at December 31, 1993 are as follows:

     Years Ending December 31:     Amount
                               (In Thousands)

         1994  . . . . . . .    $ 6,518
         1995  . . . . . . .      4,057
         1996  . . . . . . .      2,751
         1997  . . . . . . .      1,940
         1998  . . . . . . .      1,706
         Thereafter  . . . .      2,733
         Total   . . . . . .    $19,705

     In February 1992, the Association purchased an office building for $9.6 million in cash in Farmington, Connecticut and leased it back to the previous owners until 1994. Management anticipates moving a significant portion of the Association's operations to that facility in 1995.


     NOTE 11:            DEPOSITS

     Deposits consisted of the following:


                                                   December 31,
                                  _________________________________________
                                       1993                  1992
                                   __________              ___________
                                           Weighted                  Weighted
                                           Average                   Average
                                 Amount  Interest Rate   Amount   Interest Rate
                                 ______  _____________   ______   ______________
                                                (Dollars in Thousands)

     Demand deposits . . . . .   $35,865     - %       $ 35,644        - %
     NOW accounts  . . . . . .   145,655    1.22        160,821      2.00
     Super NOWs  . . . . . . .    51,040    1.47         53,758      2.00
     Regular savings . . . . .   583,209    2.20        695,674      2.74
     Money market savings  . .   401,135    2.67        443,692      3.09
     Total non-certificate
           accounts  . . . . . 1,216,904    2.14      1,389,589      2.67

     Certificates maturing in the year ending:
                 1993  . . . .     -          -       1,034,621      4.70
                 1994  . . . . 1,218,031    4.37        502,882      5.94
                 1995  . . . .   193,092    5.00         51,531      7.21
                 1996  . . . .    46,249    5.85         28,990      6.84
                 1997  . . . .    56,834    5.80         57,683      5.80
     Thereafter  . . . . . . .   246,107    6.70        165,493      7.17
     Total certificates  . . . 1,760,313    4.85      1,841,200      5.40
     Total deposits  . . . . .$2,977,217    3.74%    $3,230,789      4.22%

     At both December 31, 1993 and 1992, certificates include brokered deposits of approximately $25,135,000. Included in deposits is accrued interest payable of $1,965,000 and $3,043,000 at December 31, 1993 and 1992, respectively. Interest expense on deposits consisted of the following:


                         Year Ended    Nine Months Ended   Year Ended
                        December 31,    December 31,        March 31,
                        ___________    _________________    _________
                           1993             1992              1992
                        ___________    _________________    _________
                                       (In Thousands)

       Brokered deposits  $  2,419     $  1,816             $  3,296
       Retail deposits:
       Regular savings .    15,146       18,694               21,985
       NOWs, Super NOWs and
           money market
           savings          15,399       15,356               27,356
       Certificates  . .    88,199       88,058              166,485
       Total interest expense
        on deposits       $121,163     $123,924             $219,122


     NOTE 12:  FEDERAL HOME LOAN BANK ADVANCES AND OTHER BORROWINGS

     FHLB advances and other borrowings are summarized as follows:

                                                 December 31,
                                       _________________________________
                                         1993                   1992
                                       _________               _________
                                                 (In Thousands)

       FHLB advances . . . . . . .   $  373,000              $  140,000
       Securities sold
         under agreements to
         repurchase                     294,809                 291,014
       Uncertificated debentures .       38,442                  34,990
       Convertible subordinated
         debentures                          -                      560
     Total FHLB advances and other
         borrowings                  $  706,251              $  466,564


     Federal Home Loan Bank Advances

     FHLB advances consisted of the following:


                                                  December 31,
                                     __________________________________________
                                             1993              1992
                                     ___________________     __________________
                                        Weighted                   Weighted
   Due in years                         Average                    Average
   ending December 31:    Amount      Interest Rate     Amount  Interest Rate
                                 (Dollars in Thousands)

     1993 . . . . .      $   -              -   %      $140,000      5.07%
     1994 . . . . .       165,000          3.43            -          -
     1995 . . . . .        55,000          3.63            -          -
     1996 . . . . .        98,000          3.53            -          -
     1997 . . . . .        15,000          3.38            -          -
     1998 . . . . .        40,000          6.05            -          -
                         $373,000          3.76%       $140,000      5.07%

     At December 31, 1993, all of the outstanding advances were fixed rate advances. Accrued interest payable on advances outstanding at December 31, 1993 and 1992 was $1,135,000 and $485,000,
     respectively. At December 31, 1993, Northeast Savings' ability to borrow from the Federal Home Loan Bank of Boston under its Advances Program was limited to the value of qualified collateral that had not been pledged to outside sources. At December 31, 1993, mortgage loans having a carrying value of $568,139,000 and a collateral value of $426,104,000 were pledged to collateralize the above advances. Based on the Federal Home Loan Bank of Boston's Credit Policy, mortgage loans are assigned a collateral value equal to 75% of the current unpaid principal balance. At December 31, 1993, the Association's remaining borrowing capacity from the FHLB totaled $1.8 billion.

     Securities Sold Under Agreements to Repurchase

     Securities sold under agreements to repurchase were wholesale repurchase agreements and consisted of the following:

                                        December 31,
                        _________________________________________________
                          1993                         1992
                        ________________________  _______________________
                                      (Dollars in Thousands)

                              Weighted                               Weighted
                              Average       Collateral               Average       Collateral
                  Repurchase  Interest  Book     Market  Repurchase  Interest  Book     Book
                  Liability   Rate      Value*   Value   Liability   Rate      Value*   Value


  Within 30 days  $197,541     3.45%   $205,996 $206,046 $233,785    3.43%    $242,114  $244,631
  31 - 90 days      97,268     3.39     102,475  102,793   57,229    3.59       60,358    60,422

                  $294,809     3.43%   $308,471 $308,839 $291,014    3.46%    $302,472  $305,053

     * Book value includes accrued interest of $2,126,000 and $2,441,000 at December 31, 1993 and 1992, respectively.

     Wholesale repurchase agreements mature or reprice on average every 33 days and were collateralized at December 31, 1993 and 1992 by mortgage-backed securities. All wholesale repurchase agreements were to repurchase the same securities.

     Securities sold under agreements to repurchase are considered short-term borrowings. The average balance of repurchase agree-ments outstanding during the year ended December 31, 1993 and the nine months ended December 31, 1992 was $290,112,000 and $153,150,000, respectively. The maximum amount outstanding at any month-end was $311,385,000 for the year ended December 31, 1993 and $330,317,000 for the nine months ended December 31, 1992. Interest expense on repurchase agreements totaled $9,866,000 for the year ended December 31, 1993, $4,111,000 for the nine months ended December 31, 1992, and $12,395,000 for the year ended March 31, 1992, respectively. Accrued interest payable on repurchase agreements outstanding at December 31, 1993 and 1992 was $3,693,000 and $1,384,000, respectively. The weight-ed average interest rates during the year ended December 31, 1993 and the nine months ended December 31, 1992 were 3.40% and 3.56%, respectively.

     Uncertificated Debentures

     In conjunction with the Association's acquisition of $315.0 million in assets from four Rhode Island financial institutions and the issuance of deposit accounts in the Association to depositors in those institutions, the Company issued and sold $28.95 million of 9% Sinking Fund Uncertificated Debentures, due in 2012 to the receivers for the four institutions. These debentures have been transferred from the receivers to certain of the depositors in the Rhode Island institutions in consideration of a portion of their deposit claims against the receiverships. The Company has the right to pay the first five years of interest on the 9% Debentures by the issuance of additional 9% Debentures (a payment in kind). For further information on the Association's acquisition of the Rhode Island institutions, see
     Note 23:  Acquisitions.

     In addition, in connection with the repurchase of its adjustable rate preferred stock, the Company issued $7.0 million in 9% Debentures to the FRF. The debentures issued to the FRF have a market value of $4.5 million, based on the value attributable to the debentures by the FRF, as determined by its investment bankers. Implicit in the $4.5 million valuation is a discount rate of 14.4%, which was consistent with market yields on high-yield securities at the time. These debentures have the same terms as those transferred to the depositors in the Rhode Island institutions. In meeting its interest obligation on all of the 9% Debentures, the Company has issued an additional $5.0 million of 9% Debentures, which are included in the debentures outstand-ing at December 31, 1993. For additional information on the Company's repurchase of its adjustable rate preferred stock, and the conversion of its convertible preferred stock into common stock, see Note 13: Stockholders' Equity.

     Convertible Subordinated Debentures

     The 8% Convertible Subordinated Debentures were due on February 15, 2011, and were convertible at any time into shares of the Company's common stock at a conversion price of $20.79 per share. The total Debentures originally issued amounted to $57.5 million, of which none were outstanding at December 31, 1993 and $560,000 were outstanding at December 31, 1992. Realized gains, net of income taxes, on the repurchase and retirement of $470,000 of 8% Debentures for the year ended March 31, 1992 are reflected as extraordinary items in the Consolidated Statement of Operations. See Note 17: Extraordinary Items.

     Other Borrowings

     Other borrowings, when outstanding, consist of Tax Advantaged Variable Rate ESOP Notes, Series 1987, which were issued by the Association's ESOP and guaranteed by Northeast Savings. Initial-ly, the notes were subject to mandatory redemption through the operation of a sinking fund commencing on the interest payment date originally beginning September 1988 and on each September thereafter to 1997. Effective August 31, 1992, the mandatory redemption of the notes was extended an additional three years. The notes may be redeemed earlier under certain circumstances. The interest rate on the notes at December 31, 1993 and 1992 was 3.40% and 3.98%, respectively. The proceeds of this issue were used by the Association's ESOP to purchase 1,010,326 outstanding shares of the Company's common stock, adjusted for stock divi-dends. As of December 31, 1993 and 1992, Northeast Savings had invested in the ESOP notes at an amount equal to the principal outstanding, thus acquiring all outstanding notes. Correspond-ingly, the notes were not reported as other borrowings at either December 31, 1993 or 1992. Mandatory redemptions of the ESOP notes in the amounts of $1,110,000 are due each fiscal year from 1994 through 2000.

     At December 31, 1993, mortgage-backed securities having a carry-ing value of $13,846,000 and a market value of $13,800,000 were pledged to collateralize a Letter of Credit supporting the ESOP notes, which honors demands for payment by the Note Trustee presented in accordance with the terms of the Letter of Credit. Also, the Association had an available, but unused, line of credit in the amount of $25,000,000 at December 31, 1993.


     NOTE 13:  STOCKHOLDERS' EQUITY

     Regulatory Matters

     The Financial Institutions Reform, Recovery and Enforcement Act of 1989, which was signed into law on August 9, 1989, provided for a comprehensive reorganization of the regulatory structure of the thrift industry. Northeast Savings is required to maintain certain levels of capital in accordance with FIRREA and OTS regulations. In addition, on November 7, 1991, the United States Congress passed the Federal Deposit Insurance Corporation Im-provement Act of 1991, which became effective on December 19, 1991. While the primary focus of the legislation is to recapi-talize the Bank Insurance Fund, FDICIA also adopted numerous mandatory measures which affect all depository institutions, including savings associations such as Northeast Savings, and which are designed to reduce the cost to the deposit funds of resolving problems presented by undercapitalized institutions.

     The OTS regulations implementing the FIRREA capital standards established three measures of capital compliance: tangible core capital, core capital, and risk-based capital. Associations which failed to meet any of the three capital standards on December 7, 1989, were subject to certain restrictions which included growth restrictions and a limitation on capital distri-butions. These thrifts were also required to develop and submit to the OTS by January 8, 1990, acceptable capital restoration plans which demonstrate the strategies to be utilized to meet the capital standards. At December 7, 1989, Northeast Savings did not meet the capital standards set forth in FIRREA and the OTS regulations implementing the FIRREA capital standards. Northeast Savings filed its capital restoration plan with the OTS, as required by FIRREA, which was approved and accepted by the OTS on March 9, 1990. On March 23, 1990, the Association accepted the conditions imposed upon it by the OTS approval of its capital plan. Northeast Savings also filed an application to form a holding company, Northeast Federal Corp., which was approved by the OTS on April 16, 1990. The holding company reorganization was completed in July 1990, upon approval of the holders of voting stock of Northeast Savings. Under this reorganization Northeast Savings' capital stock was exchanged for capital stock of Northeast Federal Corp. and the capital of Northeast Federal Corp. was downstreamed to Northeast Savings in the form of common stock which qualified as regulatory capital. At such time, the Association came into compliance with all then-applicable regula-tory capital requirements. The Association subsequently met all of the conditions of the capital plan and has been released from it by the OTS.

     Although Northeast Savings is in compliance with all fully phased-in regulatory capital requirements, the ability of the Company to make capital distributions is restricted by the limited cash resources of the Company and the ability of the Company to receive a dividend from the Association. The Association's payment of dividends is subject to regulatory limitations, particularly the prompt corrective action regulation which prohibits the payment of a dividend if such payment would cause the Association to become undercapitalized. In addition, the Company and the OTS entered into a Dividend Limitation Agreement as part of the holding company approval process which prohibits the payment of dividends to the holding company without prior written OTS approval if the Association's capital is below its fully phased-in capital requirement or if the payment of such dividends would cause its capital to fall below its fully phased-in capital requirement. The OTS Capital Distribution Regulation also restricts the amount of capital distributions that an association may make without obtaining prior OTS approval. Consequently, the Company anticipates that it will not pay any cash dividends on its Series B preferred stock or common stock for the foreseeable future. Due to the restrictions of the Dividend Limitation Agreement and the Capital Distribution Regulation combined with management's decision in 1990 to suspend cash dividend payments in order to preserve capital, management considers that essentially all of the Company's net assets are restricted from dividend payments.

     The following table reflects the regulatory capital requirements and the Association's regulatory capital.

                             December 31,                      December 31,
                      ___________________________       __________________________
                                 1993                             1992
                      ___________________________       ___________________________

                                      Fully Phased-                       Fully Phased-
Regulatory            Actual          in Regulatory       Actual          in Regulatory
Capital             Regulatory        Capital             Regulatory        Capital
Requirement          Capital          Required            Capital          Required
____________        __________        _____________       ___________     ______________
                                                (Dollars In Thousands)

Tangible core capital $167,244        $ 58,750            $170,394         $ 58,607
Percent                   4.27%           1.50%               4.36%            1.50%

Core capital          $167,795         $156,688           $171,163         $156,317
  Percent                 4.28%            4.00%              4.38%            4.00%

Risk-based capital    $189,330         $137,287            $191,465         $153,208
Percent                  11.03%            8.00%              10.00%            8.00%


          Conversion to Stock Association

          On September 22, 1983, Northeast Savings converted from a mutual to a stock association. At the time of the conversion, eligible deposit account holders were granted priority in the event of future liquidation by the establishment of a "liquidation ac-count" equal to net worth at June 30, 1983. No dividends may be paid to stockholders if such dividends reduce stockholders' equity below the amount required for the liquidation account, which was approximately $13.0 million at December 31, 1993.

          $2.25 Cumulative Convertible Preferred Stock, Series A

          In October 1985, Northeast Savings issued 1,610,000 shares of $2.25 Cumulative Convertible Preferred Stock, Series A (the convertible preferred stock) at $25 per share, par value $.01 per share which generated net proceeds of $38,341,000. Dividends on the convertible preferred stock were payable quarterly and were cumulative from the date of issue.

          Each share of the convertible preferred stock was convertible into 1.473 shares of common stock at any time at the conversion price of $16.97. The convertible preferred stock was redeemable at any time, at the option of the Company, at $26.35 per share prior to October 1, 1990 and at prices declining annually there-after to $25.00 per share on and after October 1, 1995. In February 1990, the Board of Directors suspended the quarterly cash dividend on the convertible preferred stock. At January
          1, 1993, accumulated and unpaid quarterly dividends on the convertible preferred stock were $.56 per share or $906,000, while total dividends were $6.75 per share or $10.9 million in the aggregate.

          On May 7, 1993, at a Special Meeting of Stockholders, the Company's stockholders approved a reclassification of the con-vertible preferred stock into common stock at a ratio of 4.75 shares of common stock for each share of convertible preferred stock. Effective May 14, 1993, the 1,610,000 shares of convert-ible preferred stock were converted into 7,647,500 shares of common stock. As a result, all of the powers, privileges and special and relative rights of the convertible preferred stock were eliminated including the then accumulated and unpaid divi-dends, the liquidation priority, the right, at the option of the holder, to convert each share of convertible preferred stock into
          1.473 shares of common stock (and retain the right to receive, when as, and if, declared and paid by the Company, the accumulat-ed and unpaid dividends at the time of such conversion on each such share of convertible preferred stock ) and the right to elect two directors to the Company's Board so long as six full quarterly dividends are in arrears.

          $8.50 Cumulative Preferred Stock, Series B.

          In connection with the Association's acquisition of assets of four Rhode Island financial institutions, and the issuance of deposit accounts in the Association to depositors in those institutions, the Company issued and sold to the Rhode Island Depositors Economic Protection Corporation, 351,700 shares of a new class of preferred stock, the $8.50 Cumulative Preferred Stock, Series B. Accordingly, the Certificate of Incorporation of the Company was amended by adding a new Certificate of Desig-nation for the Series B preferred stock. The Certificate of Designation authorizes the issuance of a total of 540,000 shares of the Series B preferred stock.

          Under the Stock and Warrant Purchase Agreement (the Stock Pur-chase Agreement) entered into with DEPCO in connection with the acquisition, DEPCO has the right to transfer its interest in the Series B preferred stock to another instrumentality or agency of the State of Rhode Island and such entity would be a "Nominee" within the meaning of the Stock Purchase Agreement. On June 24, 1992, the Company was advised by DEPCO that it had transferred its interest in the Series B preferred stock to the Rhode Island State Investment Commission (RISIC). On September 28, 1993, RISIC transferred its interest in the Series B preferred stock to DEPCO.

          The Certificate of Designation for the Series B preferred stock increases the Company's Board of Directors by two and gives DEPCO or any Nominee as defined in the Stock Purchase Agreement the right to elect two directors so long as DEPCO or a Nominee holds at least 211,020 shares of the Series B preferred stock (one director if DEPCO or the Nominee holds less than that number but at least 105,510 of the Series B preferred stock). Two directors were elected by the RISIC and seated at the meeting of the directors on July 24, 1992. The same two individuals continue to serve as directors.

          So long as DEPCO or its Nominee beneficially owns the requisite number of shares such that, pursuant to the Series B preferred stock Certificate of Designation, DEPCO or such Nominee is entitled to elect one director of the Company, then, in the event of a change in control of the Company, the Company agrees to and shall, not less than forty-five days after such change in con-trol, make an offer to redeem or repurchase all of the shares of the Series B preferred stock then outstanding at the Redemption Price plus accumulated and unpaid dividends thereon (whether or not declared) through the date fixed for such repurchase. Such repurchase obligation of the Company is limited to the extent the Company has available funds which, in general, are funds of the Company which can be obtained by a permissible dividend from the Association and which are not required for the payment of debt or senior obligations and the payment of which would not violate Delaware law or any regulatory obligation. A Change in Control shall be deemed to have occurred under the terms of the Stock Purchase Agreement in the event that any person acquires the right to vote or dispose of 25% or greater of the Company's then-outstanding common stock or such amount of securities of the Company as shall enable such person to exercise, or acquire securities and thereupon exercise rights to vote 25% or greater of the total outstanding voting rights in the Company or to elect more than 25% of the directors of the Company.

          Dividends on the Series B preferred stock payable on or prior to July 1, 1997, whether or not paid on or prior to that date shall be paid at the election of the Company in cash or in shares of Series B preferred stock. No dividends or other distribution shall be paid or declared or set aside for the common stock of the Company nor may any shares of common stock be purchased or redeemed by the Company or any subsidiary thereof unless all cumulative dividends on all outstanding shares of the Series B preferred stock have been paid in full to the holders of the shares of Series B preferred stock.

          On May 21, 1993, the Company's Board of Directors voted to declare a stock dividend payable on July 1, 1993 on the Series B preferred stock of one share of Series B Preferred stock for each $100 of the amount of dividends payable on July 1, 1993 and accumulated and unpaid as of that date, to holders of record on June 14, 1993. On July 1, 1993, the Company paid all then accumulated and payable dividends on the Series B preferred stock, an aggregate of $3.4 million, through the issuance of 34,296 shares of Series B preferred stock. On September 24, 1993, the Company's Board of Directors voted to declare a quar-terly stock dividend on the Series B preferred stock payable on October 1, 1993 to holders of record on September 24, 1993. On October 1, 1993, the Company paid $820,000 of dividends payable on the Series B preferred stock through the issuance of an additional 8,203 shares of Series B preferred stock. On December 17, 1993, the Company's Board of Directors voted to declare a quarterly stock dividend on the Series B preferred stock payable on January 1, 1994 to holders of record on December 17, 1993. On January 1, 1994, the Company paid $838,000 of dividends payable on the Series B preferred stock through the issuance of an additional 8,377 shares of Series B preferred stock.

          The Company also issued to DEPCO a warrant to purchase 600,000 shares of the Company's common stock exercisable at $2.50 per share and a warrant to purchase 200,000 shares of the Company's common stock exercisable at $4.25 per share. These warrants may be exercised by DEPCO (or by any Rhode Island state agency to which DEPCO may transfer the warrants) as to all, but not less than all, of the applicable shares during the period beginning ninety days from the closing date of May 8, 1992 and ending ten years from May 8, 1992. Common stock received by DEPCO upon the exercise of such warrants is restricted as to its sale. During each twelve month period beginning upon the exercise of the warrants and expiring on May 8, 1997, DEPCO is entitled to sell 120,000 shares of common stock acquired from the exercise of the warrants.

          Adjustable Rate Cumulative Preferred Stock, Series A

          In March 1987, Northeast Savings issued 1,202,916 shares of Adjustable Rate Cumulative Preferred Stock, Series A, at a stated value of $50 per share, par value $.01 per share, to the FSLIC in exchange for the FSLIC's cancellation of a $50,000,000 income capital certificate and a portion of the related accumulated income payments, the sum of which totaled $60,145,000. When the FSLIC was terminated, the adjustable rate preferred stock was transferred to the FSLIC Resolution Fund which is administered by the FDIC. Dividends on the adjustable rate preferred stock were cumulative and payable quarterly based on the highest of the Treasury Bill Rate, the Ten Year Constant Maturity Rate or the Thirty Year Constant Maturity Rate. The dividend rate at March 31, 1992 was 7.75%. In February 1990, the Board of Directors suspended the quarterly cash dividend on the adjustable rate preferred stock. Thus, the quarterly dividend of $1.2 million or $.97 per share which normally would have been payable April 1, 1992, was not declared by the Board of Directors of the Company and was in arrears at March 31, 1992. At March 31, 1992, total accumulated dividends on the adjustable rate preferred stock were $9.32 per share or $11.2 million. On May 8, 1992, also in conjunction with the aforementioned acquisition of assets of the Rhode Island financial institutions, the Company repurchased the adjustable rate preferred stock plus accumulated dividends from the FSLIC Resolution Fund for $28.0 million in cash and $7.0 million in 9% Sinking Fund Uncertificated Debentures, due 2012 for a total fair value of $32.5 million. The 9% Debentures issued to the FRF had a market value of $4.5 million based on the value attributable to those debentures by the FRF, as determined by its investment banker.

          Unallocated Employee Stock Ownership Plan Shares

          In connection with the funding of the ESOP, stockholders' equity has been reduced net of tax to reflect the guarantee of Northeast Savings. See Note 12: Federal Home Loan Bank Advances and Other Borrowings.


          NOTE 14:  EMPLOYEE BENEFIT PLANS

          Retirement Plan

          The Retirement Plan for Employees of Northeast Savings, F.A. and Subsidiaries (the Plan) is a defined benefit plan which covers substantially all employees of Northeast Savings. Employees are vested in the Plan after seven years of service and benefits are based on a percentage of each year's compensation. Plan assets are under the control of a trustee and invested in pooled funds.

          Net pension expense consisted of the following:

                                                 For the
                                   For the      Nine Months   For the
                                   Year Ended      Ended      Year Ended
                                   December 31, December 31,   March 31,
                                      1993         1992          1992

                                                 (In Thousands)

          Service cost (benefits
            earned during the period)  $ 431       $ 235          $ 312
          Interest cost on projected
            benefit obligation           380         249            290
          Actual return on Plan assets  (297)       (345)          (336)
          Net amortization and deferrals (80)         88             21
                                       $ 434       $ 227          $ 287


          According to the Association's actuary, the following table sets forth the Plan's funded status at the dates indicated.

                                            December 31,       December 31,
                                                1993               1992
                                                   (In Thousands)

            Actuarial present value of
             benefit obligations:
              Vested benefits . . . .       $4,680              $4,089
              Nonvested benefits  . .          287                 236
             Accumulated benefit obligation  4,967               4,325
             Effect of future compensation
              increases                         94                  58
             Projected benefit obligation    5,061               4,383
             Plan assets at fair value       5,215               4,341
             Projected benefit obligation
                in excess of (less than)
                Plan assets . . . . . .       (154)                 42
             Unrecognized net transition
                  asset                        214                 230
             Unrecognized prior service
                  cost                        (130)                  -

             Unrecognized net loss  . .       (592)                (296)
             Unfunded accrued (prepaid)
                 pension costs            $   (662)              $  (24)

          Assumptions used in actuarial computations were:

                                                1993                1992

          Discount rate . . . . . . . . .       7.00%               7.75%
          Rate of increase in future
            compensation levels                 5.00                6.00
          Expected long-term rate of return
            on assets                           7.50                8.25

          401(k) Thrift and Profit Sharing Plan

          Northeast Savings maintains a 401(k) thrift and profit sharing plan to encourage systematic savings by employees. Substantially all employees are eligible and can contribute up to 6% of their base salary, on a tax-deferred basis, 50% of which is matched by Northeast Savings. Employees are vested in this plan after five years of service. Thrift plan expense amounted to $524,000, $318,000 and $396,000 for the year ended December 31, 1993, the nine months ended December 31, 1992, and the year ended March 31, 1992, respectively.

          Employee Stock Ownership Plan

          Northeast Savings also maintains an employee stock ownership plan to provide the opportunity for substantially all employees of Northeast Savings to also become stockholders. The ESOP was funded through the issuance of Tax Advantaged Variable Rate ESOP Notes, Series 1987. The proceeds of the notes were used to purchase outstanding shares of Northeast Savings' common stock and the notes are guaranteed by Northeast Savings. When North-east Savings was reorganized into the holding company, Northeast Federal Corp., the common stock of the Association was exchanged for the common stock of the holding company. The ESOP requires Northeast Savings to contribute the amount necessary for the ESOP to discharge its current obligations which include principal and interest payments on the notes. For the year ended December 31, 1993 and the nine months ended December 31, 1992, respectively, Northeast Savings' contribution to the ESOP amounted to $1,512,000 and $383,000, of which $267,000 and $260,000 was interest expense on the ESOP notes. For the year ended March 31, 1992, the contribution totaled $2,108,000 of which $561,000 was interest expense. Further information regarding these notes may be found in Note 12: Federal Home Loan Bank Advances and Other Borrowings.

          Stock Option Plans

          The stock option plans provide for the granting of options to Directors, officers, and other key employees to purchase common stock of Northeast Federal Corp. at a price not less than the fair market value of the Company's stock on the date of grant. The stock option plans provide for the option and sale in the aggregate of 2,250,000 shares of the Company's common stock. The maximum option term is 10 years. At December 31, 1993 and 1992, respectively, there were 571,613 and 352,676 shares which were fully vested and exercisable.

          Changes in the status of stock options are summarized as follows:

                                   For the               For the
                                   Year                Nine Months
                                   Ended                 Ended
                                   December 31,        December 31,
                                     1993                1992
                                  _____________       _____________

                                           Weighted                Weighted
                                  Number    Average       Number    Average
                                  of Shares Option Price  of Shares Option Price


          Balance, beginning
            of period ..........    453,317  $  1.91       447,717   $  1.84
          Issued    . . . . . . . 1,006,676     4.86        15,000      3.83
           Exercised . . . . . .    (81,701)   (1.80)       (9,400)    (1.73)
           Canceled   . . . . . .    (6,000)    1.69          -           -
          Balance, end of
            period . .             1,372,292  $ 4.08        453,317   $ 1.91

          Deferred Compensation Plan

          The Deferred Compensation Plan allows key executives to defer receipt of compensation otherwise currently payable to them by the Association or any subsidiary of the Association for a period of two to ten years. The Association will match 60% of the first 5% an executive elects to defer. The deferred funds will be invested during the deferral period in either a Guaranteed Rate Investment Account or in common stock of Northeast Federal Corp. at a price not less than the monthly average fair market value of the Company's stock for the last ten days of each month.

          Directors' Deferred Fee Plan

          The Deferred Fee Plan provides the members of the Board of Directors of the Association the opportunity to defer receipt of fees otherwise currently payable to them by the Association for a period up to ten years. The deferred fees will be invested during the deferral period in either the Guaranteed Rate Invest-ment Account or in common stock of Northeast Federal Corp. at a price not less than the monthly average fair market value of the Company's stock.

          The Deferred Compensation Plan and the Deferred Fee Plan provide for a total of 250,000 shares of company stock to be purchased.


          NOTE 15:  INCOME TAXES

          As discussed in Note 1, the Company adopted SFAS 109 as of April 1, 1991. SFAS 109 establishes financial accounting and reporting standards for the effects of income taxes that result from an enterprise's activities during the current and preceding years. It requires an asset and liability approach for financial ac-counting and reporting for income taxes. In accordance with this implementation, the Company recorded an additional $1.0 million in income as the cumulative effect of a change in accounting principle for the year ended March 31, 1992. In addition, a valuation allowance of $3.7 million was established which reduced the deferred tax assets as of April 1, 1991. Due to the Company's utilization of all net operating loss carryforwards, the valuation reserve, which was related to those carryforwards, was eliminated as of December 31, 1992. Also in accordance with the implementation of SFAS 109, the Company applied $20.9 million at April 1, 1991 and another $1.0 million at December 31, 1992 to reduce the balance of its supervisory goodwill. The cumulative effect of this change is reported separately in the March 31, 1992 Consolidated Statement of Income and prior years' financial statements have not been restated.

          In accordance with SFAS 109, deferred income tax assets and liabilities at December 31, 1993 and 1992 reflect the impact of temporary differences between values recorded as assets and liabilities for financial reporting purposes and values utilized for remeasurement in accordance with tax laws.

          A reconciliation of the statutory income tax rate to the consoli-dated effective income tax rate as well as a reconciliation of the recorded income tax expense (benefit) and the amount of income tax expense (benefit) computed by applying the statutory federal corporate tax rate to income (loss) before income taxes and extraordinary items follow:

                              For the        For the          For the
                              Year           Nine Months      Year
                              Ended           Ended           Ended
                              December 31,  December 31,      March 31,
                                 1993         1992              1992
                               ____________________________________________
                                     (Dollars In Thousands)

  Federal income tax
   expense (benefit)
   at statutory rate     $ (8,953) (34.00)%  $(21,870)(34.00)%  $ 3,198 34.00%
  Increase (decrease)
   resulting from:
    Supervisory goodwill        -     -        19,994  31.08      1,350 14.35
    State taxes, net of
    federal tax benefit    (3,290) (12.49)       (461)  (.72)     1,039 11.05
    Other permanent items,
      net                      50     .19           9    .01      (659) (7.05)
   Elimination of valuation
      allowance                -       -       (2,752) (4.27)        -     -
   Tax exempt interest
     income                    -       -           (9)  (.01)      (13)  (.10)
  Income tax expense
   (benefit) per
   financial statements $(12,193) (46.30)% $ (5,089) (7.91)%  $ 4,915  52.25%


       The components of the income tax expense (benefit) are as fol-lows:

                                 For the      For the
                                 Year         Nine Months      For the
                                 Ended        Ended            Year Ended
                                December 31,  December 31       March 31
                                   1993          1992             1992
                                _____________________________________________
                                             (In Thousands)

     Current provision:
       State  . . . . . . . .  $    184         $ 2,454          $  466
       Net change in valuation
         allowances . . . . .     4,000          (2,752)             -
       Net change in temporary
         differences . . . . .  (16,377)         (4,791)           4,449
           Total income tax
            expense (benefit)  $(12,193)        $(5,089)          $4,915


          The tax effect of the temporary differences giving rise to the Company's deferred tax assets and liabilities are as follows:


                                                  December 31,
                                    _________________________________________
                                            1993                    1992
                                    _________________________________________
                                    Asset      Liability    Asset   Liability
                                    __________________________________________
                                                (In Thousands)

    Allowance for loan losses      $36,075    $     -      $20,649  $   -
    Reserve for uncollected
      interest                       2,305          -        4,111      -
    Purchase accounting discount     1,339          -        1,984      -
    Deferred service fee               -         1,522           -   1,844
    Other  . . . . . . .             2,006       1,670       2,578   1,056

    Total deferred income taxes    $41,725      $3,192     $29,322  $2,900

          In addition, as of December 31, 1993, a valuation allowance of $4.0 million was established which reduced the deferred tax assets, since it is more likely than not that a portion of these assets will not be realized. Also, the Company has recorded deferred tax assets at December 31, 1993 related to alternative minimum tax credit carryforwards and the ESOP guarantee of $3.3 million and $3.1 million, respectively.

          For federal tax return purposes, Northeast Federal Corp. files a consolidated tax return with its subsidiaries on a calendar year-end basis. Northeast Savings, a subsidiary of Northeast Federal Corp., has been audited by the Internal Revenue Service with respect to tax returns through 1979.

          Under the Internal Revenue Code (the Code), Northeast Savings is allowed a special bad debt deduction based on a percentage of taxable income (8%) before such deduction, or based on specified experience formulas. Through 1979, Northeast Savings consistent-ly computed its annual addition to the tax bad debt reserve using the percentage of taxable income method. Subsequent to 1979, such annual addition has been computed under an experience formula because of operating losses incurred for federal income tax purposes.

          At December 31, 1993, Northeast Savings' base year tax bad debt reserve totaled approximately $2.0 million for which a deferred tax liability is not required to be recognized under SFAS 109.
          If in the future, earnings allocated to this bad debt reserve and deducted for federal income tax purposes are used for payment of cash dividends or other distributions to stockholders, including distributions in redemption or in dissolution or liquidation, an amount up to approximately 1 3/4 times the amount actually distributed to the stockholders will be includable in Northeast Federal Corp.'s taxable income and be subject to tax.

          Earnings and profits include taxable income net of federal income taxes and adjustments for items of income which are not taxable and expenses which are not deductible. For the tax year ended December 31, 1993, Northeast Federal Corp. and subsidiaries had current earnings and profits. Any dividends paid with respect to Northeast Savings, F.A.'s stock in excess of current or accumu-lated earnings and profits at year-end for federal tax purposes or any other stockholder distribution will be treated as paid out of the tax bad debt reserves and will increase taxable income as noted in the preceding paragraph.


          NOTE 16:  GAIN (LOSS) ON SALE OF INTEREST-EARNING ASSETS, NET

          Gains (losses) are summarized in the following table. For the year ended December 31, 1993 and the nine months ended December 31, 1992, virtually all sales of investments and mortgage-backed securities were either from the available-for-sale portfolios or were due to credit concerns.

                                     For the       For the
                                     Year          Nine Months   For the
                                     Ended           Ended       Year Ended
                                     December 31,  December 31,  March 31
                                       1993            1992        1992
                                     ____________  ____________  ___________
                                                    (In Thousands)

Net gain (loss) on sales of:
     Investment securities .         $  3,579       $  1,942      $ (2,757)
     Mortgage-backed securities ....    2,046          2,158         4,748
     Loans . . . . . . . . .            1,939          1,870         2,532
           Total  . . . . . . . .    $  7,564       $  5,970      $  4,523


          NOTE 17:  EXTRAORDINARY ITEMS

          A summary of extraordinary items follows:

                                                     For the Year
                                                   Ended March 31,
                                                         1992
                                                   _________________
                                                     (In Thousands)

   Gain (loss) from early extinguishment of debt,
     net of income taxes:
       8% Convertible Subordinated Debentures        $     95
                                                     $     95


          Extraordinary items presented above are net of applicable taxes of $109,000 for the year ended March 31, 1992. All federal income taxes were offset by the utilization of existing operating loss carryforwards.


          NOTE 18:  SUPPLEMENTARY EARNINGS PER SHARE

          As required by Accounting Principles Board Opinion No. 15, "Earnings Per Share," supplementary earnings per share informa-tion is presented as if the conversion of the Company's $2.25 Convertible Cumulative Preferred Stock, Series A, into common stock, which occurred on May 14, 1993, had taken place at the beginning of the period.


                                            December 31,
                                  _______________________________________
                                       1993                     1992
                                    _____________            ___________
                             (Dollars in Thousands Except Share Amounts)

          Net loss  . . . . . . .   $   (14,139)          $  (59,037)
          Preferred stock dividend
            requirements                 (3,153)              (3,100)
          Net loss applicable to
            common stockholders . . $   (17,292)          $  (62,137)

          Average shares outstanding 13,464,163           13,371,372

          Net loss per common share $     (1.28)         $     (4.65)


          The following table shows the computation of the weighted average shares used in the calculation of supplementary earnings per share:

                                                       Year Ended
                                                       December 31,
                                              _________________________________
                                                  1993                 1992
                                             _____________           ___________

          Actual weighted average shares out-
            standing excluding conversion shares      5,816,663      5,723,872
          Conversion shares (assumed converted at
            the beginning of the period)              7,647,500      7,647,500
                                                     13,464,163      13,371,372

          NOTE 19:  COMMITMENTS AND CONTINGENCIES

          Outstanding commitments to originate adjustable rate and fixed rate mortgage loans amounted to $15,429,000 and $33,649,000, respectively, at December 31, 1993. With respect to residential mortgage loans, commitments generally expire within 10 to 180 days, depending upon the type and purpose of the loan. Also at December 31, 1993, commitments of $3,497,000 were outstanding on existing single-family residential construction loans. In addition, at December 31, 1993, the Association had outstanding commitments of $10,125,000 on consumer loans, which consisted primarily of available lines of credit. At December 31, 1993, the Association had entered into firm commitments to sell $44,510,000 of mortgage loans from the available-for-sale portfolio. Finally, at December 31, 1993, the Association had entered into firm commitments to purchase $76,689,000 of mortgage-backed securities.

          On December 6, 1989, the Association filed a complaint in the United States District Court for the District of Columbia against the FDIC and the OTS, as successor regulatory agencies to the FSLIC and the Federal Home Loan Bank Board. It was the position of the Association in the litigation that the denial by the OTS and the FDIC of core capital treatment to the adjustable rate preferred stock and the elimination from capital, subject to limited inclusion during a phase-out period, of supervisory goodwill, constitutes a breach of contract, as well as a taking of the Association's property without just compensation or due process of law in violation of the Fifth Amendment to the United States Constitution. The Association sought a determination by the Court to this effect and the Association further sought to enjoin the defendants and their officers, agents, employees and attorneys and those persons in active concert or participation with them from enforcing the provisions of FIRREA and the OTS regulations or from taking other actions that are inconsistent with their contractual obligations to Northeast Savings. The suit sought an injunction requiring the OTS and FDIC to abide by their contractual agreements to recognize as regulatory capital the supervisory goodwill booked by Northeast Savings as a result of its 1982 acquisition from the FSLIC of three insolvent thrifts. On July 16, 1991, the district court ruled that it lacked jurisdiction over the action but that Northeast could bring a damages action against the government in the United States Claims Court.

          On July 8, 1992, the Association moved to voluntarily dismiss its appeal of the July 16, 1991 district court decision dismissing its action seeking injunctive relief. This motion was made with a view toward refiling the Association's lawsuit against the government in the United States Claims Court, so as to seek damages against the United States rather than injunctive relief against the OTS and FDIC. This motion was made for two reasons. First, by virtue of the Association's improved financial and regulatory capital condition, including its compliance with all fully phased-in capital requirements, and its tangible capital position exceeding four percent, the Association determined that it was no longer in need of injunctive relief. Rather, the Association determined that it was now in its best interest to pursue a damages claim against the United States in the Claims Court. Second, the Association sought to dismiss its appeal and refile in the Claims Court because of the adverse decision of the Court of Appeals for the D.C. Circuit in another "supervisory goodwill" case, TransOhio Savings Bank, et al. v. Director, OTS, et al. 967 F.2d 598 (June 12, 1992). Neither the OTS nor the
          FDIC opposed the Association's motion. The D.C. Circuit granted the Association's motion to voluntarily dismiss its appeal on July 9, 1992. On August 12, 1992, Northeast Savings refiled its action in the United States Claims Court, Northeast Savings, F.A.
          v. United States, No. 92-550c. Note that, effective October 29, 1992, the United States Claims Court was renamed the United
          States Court of Federal Claims. Northeast Savings' complaint seeks monetary relief against the United States on theories of breach of contract, taking of property without just compensation, and deprivation of property without due process of law. The United States has not yet filed an answer to the Complaint. On May 25, 1993, a three-judge panel of the Federal Circuit Court of Appeals ruled against the plaintiffs in three other consolidated "supervisory goodwill" cases, holding that the thrift institutions had not obtained an "unmistakable" promise from the government that it would not change the law in such a manner as to abrogate its contractual obligations and that the plaintiffs therefore bore the risk of such a change in the law. Winstar Corp. v. United States, No. 92-5164. On August 18, 1993, however, the full Federal Circuit, acting in response to a Petition for Rehearing with Suggestion for Rehearing In Banc filed by two of the three plaintiffs in these cases, vacated the May 25 panel decision, ordered the panel opinion withdrawn, and ordered that the case be reheard by the full Court. Oral argument in the Winstar case was held on February 10, 1994. On June 3, 1993, the Court of Federal Claims entered an order staying proceedings in Northeast Savings' case pending further action by the Federal Circuit in the Winstar case or any action taken by the Supreme Court on any petition for a writ of certiorari in that case.

          The Association is also involved in litigation arising in the normal course of business. Although the legal responsibility and financial impact with respect to such litigation cannot presently be ascertained, the Association does not anticipate that any of these matters will result in the payment by the Association of damages that, in the aggregate, would be material in relation to the consolidated results of operations or financial position of the Company.

          NOTE 20: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATION OF CREDIT RISK

          In the normal course of business, Northeast Savings is a party to various financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit to meet the financing needs of customers, as well as interest rate swaps entered into as a means of reducing the Association's exposure to changes in interest rates.

          To varying degrees, these instruments involve elements of credit and interest rate risk in excess of the amount recognized in the Consolidated Statement of Financial Condition. The following table shows the contract or notional amount of these instruments held by the Association.


                                                       December 31,
                                              _________________________________
                                                  1993                1992
                                             _____________          ___________
                                                       (In Thousands)

         Financial instruments whose contract amounts represent credit risk:

           Commitments to extend credit:
             Single-family residential real estate
              loans  . . . . . . . . . . . . . . .  $ 49,078        $ 75,506
             Consumer loans  . . . . . . . . . . .    10,125          11,517
             Income property loans . . . . . . . .     3,497             863
           Loans serviced for others with recourse    69,124           6,371

               Total commitments to extend credit   $131,824        $ 94,257

         Financial instruments whose notional or
         contract amounts exceed the amount of
         credit risk:
           Interest rate swap agreements            $ 15,739        $ 46,080

          Commitments to extend credit are agreements to lend to a customer and are entered into in accordance with written, nondiscriminatory, underwriting guidelines established by the Board of Directors. Prior to extending credit, the Association appraises any property which will collateralize the loan and determines the borrower's ability to repay through review of detailed loan applications and credit reports. These commitments have fixed expiration dates or other termination clauses and may require payment of a fee. The total commitment amounts do not necessarily represent future cash requirements since some commitments may expire without being drawn upon.

          The increase in loans serviced with recourse resulted from management's decision in 1993 to eliminate pool insurance on these loans. In reviewing the delinquency history of the loans, management determined that it was more costly to maintain insurance than to assume the credit risk directly. The loans are well-seasoned and generally have a loan-to-value ratio of 65% or less. At December 31, 1993, $2.1 million were contractually delinquent. Of that amount, $540,000 were delinquent for over 90 days. The risk of these loans is evaluated in conjunction with the evaluation of the adequacy of the allowance for loan losses.

          At December 31, 1993, the Association's interest rate swap agreements on a market value basis were in a net loss position of $231,000. Interest rate swaps involve the exchange of rates on interest payment obligations without the exchange of the underlying principal amounts. The primary risk associated with interest rate swaps is not credit risk but risk associated with movements in interest rates. While notional principal amounts express the volume of the interest rate swaps, the amounts potentially subject to credit risk are much smaller.

          At December 31, 1993 and 1992, outstanding interest rate swaps totaled $15,739,000 and $46,080,000, respectively. During the year ended March 31, 1992, the Association voluntarily terminated $275,000,000 of interest rate swap agreements. Interest payments related to interest rate swaps and caps are charged or credited to interest expense on other borrowings. Accrued interest receivable on swaps outstanding at December 31, 1993 and 1992, respectively, was $70,000 and $264,000.

          The Association grants residential loans to customers primarily in the Northeast. In 1992, the Association also began originating loans through its recently-opened office in Colorado. In early 1994, the Association closed its loan origination office in California. Although the Association has a diversified portfolio, the ability of its borrowers to repay their loans is substantially dependent upon the general economic conditions of the region.


          NOTE 21:     DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

          Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other estimation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Such techniques and assumptions, as they apply to individual categories of the Company's financial instruments, are as follows:

          * Cash and short-term investments: The carrying amounts for cash and short-term investments is a reasonable estimate of those assets' fair value.

          *    Investment securities, including mortgage-backed securities:
               Fair values for these securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices for similar securities.

          * Loans receivable: For adjustable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on the market prices for securities collateralized by similar loans. For certain homogeneous categories of loans, such as some residential fixed rate mortgages, fair value is estimated using the quoted market price for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. For the income property loan portfolio, due to its immateriality, i.e. approximately 2.0% of total assets, management concluded that it was not practicable to estimate its fair value and, accordingly, has valued it at its carrying amount.

          * Rhode Island covered assets: Since, relative to these assets, the Association is protected against credit losses, their carrying value is a reasonable estimate of their fair value.

          * Accrued interest receivable: The carrying amount of accrued interest approximates its fair value.

          * Deposit liabilities: The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date, that is, the carrying value. Fair values for fixed rate certificates of deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered for deposits of similar remaining maturities. SFAS 107 defines the fair value of demand deposits as the amount payable on demand, and prohibits adjusting fair value for any value derived from retaining those deposits for an expected future period of time. That component, commonly referred to as a deposit base intangible, is estimated to be between zero and 4.0% of total demand deposits at December 31, 1993 and is neither considered in the following fair value amounts nor recorded as an intangible asset in the balance sheet.

          * Federal Home Loan Bank advances: The fair value of these liabilities is estimated using the rates currently offered for liabilities of similar remaining maturities or, when available, quoted market prices.

          * Securities sold under agreements to repurchase: Securities sold under agreements to repurchase generally have an original term to maturity of less than thirty days and thus are considered short-term borrowings. Consequently, their carrying value is a reasonable estimate of fair value.

          * Long-term borrowings: The fair values of the Company's long-term borrowings are estimated using discounted cash flow analyses, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

          * Interest rate swap agreements: The fair value of the interest rate swaps is the estimated amount that would be received or paid to terminate the swap agreements at the reporting date, taking into account current interest rates and the current creditworthiness of the swap counterparties.

          * Commitments to extend credit consist primarily of commitments to originate adjustable rate mortgage loans and generally expire within 10 to 180 days, depending upon the type and purpose of the loan. Due to the current nature of the commitments, management concluded that the contractual amount of the commitments is a reasonable estimate of their fair value.

          The following table presents the Company's assets, liabilities, and unrecognized financial instruments at both their respective carrying amounts and fair value. The Company's non-financial assets and liabilities are presented in both columns at their carrying amount.

                                                 December 31,
                                            1993                   1992
                                  Carrying       Fair      Carrying     Fair
                                   Amount       Value       Amount      Value
                                                 (In Thousands)

Financial assets:
  Cash and due from banks . . .  $   51,705  $   51,705  $   57,158   $  57,158
  Interest-bearing deposits . .           -           -         615         615
  Federal funds sold  . . . . .      23,510      23,510      32,815      32,815
  Securities purchased under
    agreements to resell  . . .      60,000      60,000          -           -
  Investment securities, net. .      42,612      42,525     111,791     116,341
  Investment securities,
    available-for-sale, net . .     162,854     162,854     129,899     131,127
  Mortgage-backed securities,
    net . . . . . . . . . . . .   1,330,886   1,336,970     829,772     837,681
  Mortgage-backed securities,
    available-for-sale, net  . .     12,886      12,886      55,474      57,684
  Loans, net . . . . . . . . . .  1,876,181   1,908,259   2,278,873   2,351,023
  Loans available-for-sale, net.     46,076      46,119      32,237      32,844
  Rhode Island covered assets. .    105,625     105,625     151,828     151,828
  Interest and dividends
     receivable  . . . . . . . .     17,470(1)   17,540      21,078(1)   21,342
Non-financial assets:
  Real estate and other assets
    acquired in settlement
    of loans . . . . . . . . . .     74,962      74,962      99,376      99,376
  Premises and equipment, net  .     32,368      32,368      34,201      34,201
  Prepaid expenses and
    other assets                     82,822      81,344      74,723      74,414

Total assets  . . . . . . . . .  $3,919,957  $3,956,667  $3,909,840  $3,998,449

Financial liabilities:
  Retail deposits . . . . . . .  $2,952,082  $2,985,050  $3,205,654  $3,222,030
  Brokered deposits . . . . . .      25,135      25,414      25,135      26,015
  Federal Home Loan Bank advances   373,000     374,340     140,000     140,141
  Securities sold under agreements
    to repurchase . . . . . . .     294,809     294,809     291,014     291,014
  Uncertificated debentures . .      38,442      29,942      34,990      25,414
  Convertible subordinated
     debentures . . . . . . . .           -           -         560         378
Non-financial liabilities:
  Advance payments by borrowers
    for taxes and insurance . .      28,337      28,337     21,734      21,734
  Other liabilities . . . . . .      75,709      75,709     53,444      53,444

Total liabilities . . . . . . .  $3,787,514  $3,813,601  $3,772,531  $3,780,170

Unrecognized financial instruments:
  Interest rate swaps (notional
    amount of $46.1 million):
    In a net receivable position .    $  70    $   (231)      $ 264       $(215)
  Commitments to extend credit . .   62,400      62,400      87,886      87,886
  Loan servicing rights(2) . . . .    4,980           -*
Total unrecognized financial
  instruments  . . . . . . . . . .  $ 62,470    $ 67,149    $ 88,150   $ 87,671

 (1)  Excludes $70,000 and $264,000 at December 31, 1993 and 1992,
      respectively, of accrued interest receivable on interest rate swaps.
 (2) Represents the fair value of uncapitalized servicing rights on loans serviced for others by Northeast Savings.
 *    Fair value at December 31, 1992 is not available.

          As discussed earlier, the fair value estimate of financial instruments for which quoted market prices are unavailable is dependent upon the assumptions used. Consequently, those estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Accordingly, the aggregate fair value amounts presented in the above fair value table do not necessarily represent the underlying value of the Company.

          NOTE 22: RECONCILIATION OF REGULATORY REPORTS TO ACCOMPANYING CONSOLIDATED FINANCIAL STATEMENTS

          The following is a reconciliation of stockholders' equity and net income (loss) from regulatory reports furnished to the OTS to the accompanying consolidated financial statements:

                                                              Net Loss
                                     Stockholders'    For the Year  For the Nine
                                        Equity            Ended     Months Ended
                                     December 31,      December 31, December 31,
                                    1993      1992         1993          1992
                                                  (In Thousands)

 Balance reported to the OTS for
   Northeast Savings . . . . . . .  $169,670   $171,539   $(11,980)    $(57,858)
 Holding company net loss  . . . .   (14,139)   (59,234)   (14,139)     (59,234)
 Equity in undistributed income
   of Northeast Savings  . . . . .    11,980     57,858     11,980       57,858
 Additional investment in
   Northeast Savings . . . . . . .   (34,800)   (34,800)         -            -
 Retirement of adjustable
   rate preferred stock  . . . . .         -    (33,550)         -            -
 Issuance of Series B preferred
   stock . . . . . . . . . . . . .         -     35,170          -            -
 Preferred stock conversion cost .    (1,402)         -          -            -

 Holding company paid-in capital
   and retained earnings . . . . .       834        574          -            -
 Exercised stock options . . . . .       147         16          -            -
  401K shares issued . . . . . . .       223          -          -            -
 Balance per accompanying consoli-
   dated financial statements  . .  $132,513   $137,573   $(14,139)    $(59,234)

          NOTE 23:  ACQUISITIONS

          During fiscal 1982 and fiscal 1983, Northeast Savings acquired three savings and loan associations in FSLIC-assisted supervisory mergers accounted for using the purchase method of accounting. Supervisory goodwill, the excess of cost over net assets acquired, related to these acquisitions totaled $290,019,000.

          In 1988, a portion of the supervisory goodwill related to 17 branch banking offices which were sold was eliminated and all goodwill related to Northeast Savings' 1987 non-supervisory acquisitions was eliminated in 1989 as a result of sales. In fiscal 1990, as a result of an analysis of the value of its remaining supervisory goodwill, Northeast Savings reduced supervisory goodwill by $109.4 million. This reduction was precipitated by several factors that had diminished the value of the Association's Connecticut and Massachusetts franchises.
          The primary factor was the impact of OTS regulations promulgated pursuant to FIRREA which require the deduction of a substantial portion of goodwill in calculating regulatory capital. Other factors included the passage of the Connecticut Interstate
          Banking Law which was enacted March 14, 1990 and which greatly increased the opportunities for out-of-state banks to enter the state. Accordingly, Northeast Savings hired Kaplan, Smith & Associates, then a subsidiary of The First Boston Corporation, to perform an independent valuation of the Association's franchise rights in Connecticut and Massachusetts. This study was completed in May 1990 and supported the value of Northeast Savings' remaining goodwill at March 31, 1990. The reduction in supervisory goodwill had no effect on Northeast Savings' regulatory capital or the treatment of the goodwill for regulatory accounting purposes.

          A further analysis of the value of the Company's remaining supervisory goodwill completed in September 1992, resulted in an additional $56.6 million reduction of supervisory goodwill. This reduction was also brought about by factors which had diminished the value of the Association's Connecticut and Massachusetts franchises. The principal factor was the adverse effect on the value of the Association's Connecticut and Massachusetts franchise rights of OTS regulations promulgated pursuant to FIRREA and the FDICIA as well as other positions taken by the OTS regarding regulatory capital requirements. For example, the prompt corrective action regulation issued by the federal banking agencies on September 29, 1992 finalized the 4% core capital requirement for institutions that are not rated MACRO 1, which thereby reduced prospective earnings which the Association could expect to realize from its Connecticut and Massachusetts franchise rights. Moreover, the OTS has verbally informed Northeast Savings that, inasmuch as Northeast Savings had recently achieved compliance with its fully phased-in capital standards, under OTS Regulatory Bulletin 3a-1, "Policy Statement on Growth for Savings Associations" (RB 3a-1), Northeast Savings may not grow its assets if such growth would cause it to fall below its fully phased-in capital requirements, even if the Company continued to exceed the applicable minimum capital standards previously established for the duration of the FIRREA phase-in period. This OTS position regarding the effect of RB 3a-1 further decreased the prospective earnings that Northeast had expected to realize from its Connecticut and Massachusetts franchise rights. Another significant factor included the implementation of the final rule issued by the OTS which permits federal savings associations to branch interstate to the full extent permitted by federal statute and which greatly increased opportunities for out-of-state institutions to enter these states. Thus, the Company again hired Kaplan Associates, Inc. to perform an independent valuation of the Association's franchise rights in Connecticut and Massachusetts. This study was completed during the quarter ended September 30, 1992 and supported the value of the Company's remaining supervisory goodwill at September 30, 1992. The reduction in supervisory goodwill had no effect on Northeast Savings' fully phased-in regulatory tangible, core, or risk-based capital.

          The following summarizes transactions relating to the supervisory goodwill.

                                      For the Nine Months  For the Year
                                      Ended December 31,   Ended March 31,
                                            1992              1992
                                              (In Thousands)

     Balance, beginning of period . . .  $ 59,553         $ 84,420
       Amortization . . . . . . . . . .    (2,002)          (3,971)
       Reduction for acquired net
         operating loss carryforward  .       (983)        (20,896)
       Valuation adjustment . . . . . .    (56,568)              -
     Balance, end of period . . . . . .   $      -         $ 59,553

          During the year ended March 31, 1992, the Association acquired a total of $404.6 million in deposits from the RTC. All of the acquired deposits were in institutions which had been placed into receivership by the RTC.

          Financial of Hartford

          On June 19, 1991, Northeast Savings assumed the deposits of Financial of Hartford, F.S.B. from the RTC. Northeast Savings assumed $10.5 million in deposits and accrued interest and received $7.9 million in cash, $2.6 million in securities, and $70,000 in passbook secured loans. Northeast Savings closed the branch and now services the deposits through the eight branches in the Hartford area.

          ComFed Savings Bank

          On September 13, 1991, Northeast Savings assumed the insured deposits of eight branches of ComFed Savings Bank, F.A. from the RTC. Northeast Savings assumed $210.9 million in deposits and accrued interest, at a premium of $406,000, and received $209 million in cash and $567,000 in passbook secured loans. The branches acquired were located in the Springfield, Massachusetts area and in Pittsfield, Massachusetts. Northeast Savings closed four of the branches, keeping two open in Springfield and two open in Pittsfield.

          FarWest Savings and Loan

          On March 20, 1992, Northeast Savings assumed the insured deposits of four branches of FarWest Savings and Loan Association, F.A. from the RTC. Northeast Savings assumed $183.2 million in deposits and accrued interest, at a premium of $610,000, and received $182 million in cash and $176,000 in passbook secured loans. The four branches are in the San Diego, California area. Northeast Savings now operates the four branches as full service banking offices.

          Rhode Island Acquisition

          On May 8, 1992, the Association acquired $315.0 million in assets of four Rhode Island financial institutions which were in receivership proceedings under the jurisdiction of the Superior Court of Providence County, Rhode Island. The following transactions were completed in conjunction with the acquisition of the assets of the Rhode Island institutions.


            * The Association issued $315.0 million of insured deposit accounts in the Association to depositors in the Rhode Island institutions.

            * The Company issued and sold to the Rhode Island Depositors Economic Protection Corporation approximately $35.2 million of a new class of preferred stock, the $8.50 Cumulative Preferred Stock, Series B as well as warrants to purchase 600,000 shares of common stock of the Company at $2.50 per share and 200,000 shares of common stock of the Company at $4.25 per share. The Company contributed the net proceeds from this issuance to the Association. The Company has the right to pay the first five years of dividends on the new preferred stock by the issuance of additional new preferred stock (a payment in kind).

            * The Company issued and sold $28.95 million of 9% Debentures to the receivers for the four institutions. These debentures have been distributed to certain of the depositors in the Rhode Island institutions in consideration of a portion of their deposit claims against the receiverships for the Rhode Island institutions. The Company has the right to pay the first five years of interest on the 9% Debentures by the issuance of additional 9% Debentures (a payment in kind).

            * The Company repurchased its adjustable rate preferred stock plus accumulated dividends from the FRF for $28.0 million in cash and $7.0 million in 9% Debentures, for a total fair value of $32.5 million. The 9% Debentures had a fair market value of $4.5 million, which was based on the value attributed to those debentures by the FRF, as determined by its investment banker.

          NOTE 24:  PARENT COMPANY FINANCIAL INFORMATION

          The condensed parent company Statement of Operations, Statement of Financial Condition, and Statement of Cash Flows are as follows:

                                STATEMENT OF OPERATIONS
                                     (IN THOUSANDS)

                                        Year Ended  Nine Months Ended Year Ended
                                        December 31,  December 31,     March 31,
                                            1993          1992         1992

          Interest income . . . . . . .  $     57        $     43       $    32
          Interest expense  . . . . . .    (3,503)         (2,103)            -
          Equity in undistributed income
            (loss) of Northeast Savings . (11,980)         (57,858)       5,726
              Total income (loss) . . . . (15,426)         (59,918)       5,758
          Operating expenses  . . . . . .     276              314          254
            Income (loss) before income
              taxes and extraordinary
              items . . . . . . . . . . . (15,702)         (60,232)       5,504
          Income tax expense (benefit). .  (1,563)            (998)         103
              Net income (loss) . . . . .$(14,139)        $(59,234)     $ 5,607

                                           STATEMENT OF FINANCIAL CONDITION
                                                     (IN THOUSANDS)
                                                      December 31,
                                                   1993          1992
             ASSETS
          Cash and interest-bearing deposits . . $  2,210      $  2,416
          Investment in Northeast Savings  . . .  169,670       171,539
          Other assets . . . . . . . . . . . . .      685             -
            Total assets . . . . . . . . . . . . $172,565      $173,955

            LIABILITIES AND STOCKHOLDERS' EQUITY
          Uncertificated debentures . . . . . . $ 38,442       $ 34,990
          Other liabilities . . . . . . . . . .    1,610          1,392
          Stockholders' equity  . . . . . . . .  132,513        137,573

              Total liabilities and stockholders'
                equity . . . . . . . . . . . .  $172,565      $173,955


                               STATEMENT OF CASH FLOWS
                                    (IN THOUSANDS)

                                        Year Ended  Nine Months Ended Year Ended
                                       December 31     December 31,   March 31,
                                           1993            1992         1992

  Cash flows from operating activities:
    Net income (loss) . . . . . . . . . . $(14,139)     $(59,234)      $  5,607
    Adjustments to reconcile net income
      (loss) to net cash provided by
      (used in) operating activities:
        Interest accrued and paid in
          kind on debentures . . . . . .     3,452         2,103              -
        Equity in undistributed (income)
          loss of Northeast Savings. . .    11,980        57,858         (5,726)
        (Increase) decrease in other
          assets . . . . . . . . . . . .     (685)           135           (125)
        Increase (decrease) in other
            liabilities  . . . . . . . .       218           802             (5)
          Net cash provided by (used in)
            operating activities . . . .       826         1,664           (249)

  Cash flows from investing activities:
    Increase in investment in Northeast
      Savings  . . . . . . . . . . . .           -       (34,800)             -
          Net cash used in investing
            activities  . . . . . . . .          -       (34,800)             -

  Cash flows from financing activities:
    Proceeds from exercise of stock
      options  . . . . . . . . . . . . .       147            16              2
    Proceeds from issuance of 401K stock       223             -              -
    Preferred stock conversion costs . .    (1,402)            -              -
    Retirement of Series A adjustable
      preferred stock  . . . . . . . . .         -       (33,550)             -
    Proceeds from issuance of Series B
      preferred stock  . . . . . . . . .         -        35,170              -
    Proceeds from issuance of uncerti-
      ficated debentures . . . . . . . .         -        33,450              -

          Net cash provided by (used in)
            financing activities . . . .    (1,032)       35,086              2

  Net increase (decrease) in cash and cash
    equivalents  . . . . . . . . . . . .      (206)        1,950           (247)
  Cash and cash equivalents at beginning
    of period  . . . . . . . . . . . . .     2,416           466            713

          Cash and cash equivalents at
            end of period  . . . . . . .  $  2,210      $  2,416       $    466

          This information should be read in conjunction with other Notes to the Consolidated Financial Statements.


          NOTE 25:  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

 December 31, 1993 and for the
   year then ended                      Q1        Q2           Q3       Q4
                                    (In Thousands Except Per Share Amounts)

  Total assets  . . . . . . . .  $3,979,720  $4,006,969  $3,942,721  $3,920,027
  Interest income . . . . . . .      57,322      56,676      55,016      51,362
  Net interest income . . . . .      19,627      19,312      17,741      15,728
  Provision for loan losses . .       4,850      12,000       3,450       3,000
  Gain on sale of securities, net     3,861         590         254         920
  Gain on sale of loans, net . .        322         376         866         375
  Non-interest income  . . . . .      2,852       2,321       2,612       2,390
  Non-interest expenses  . . . .     21,556      27,747      22,453      21,423
  Net income (loss)  . . . . . .        141      (9,432)     (1,904)     (2,944)
  Preferred stock dividend
    requirements . . . . . . . .      1,653       1,190         820         838
  Net loss applicable to common
    shareholders . . . . . . . .     (1,512)    (10,622)      (2,724)    (3,782)
  Net loss per common share:
     Primary and fully diluted .       (0.26)      (1.08)       (0.20)    (0.28)
  Market prices of common stock:
     High  . . . . . . . . . . .        7 1/2       6 3/8        5 5/8    5 7/8
     Low . . . . . . . . . . . .        6           4 1/2        3 3/4    4

  December 31, 1992 and for the
    nine months then ended         Q1          Q2            Q3
                              (In Thousands Except Per Share Amounts)

  Total assets  . . . . . . . . $3,971,630  $3,891,389  $3,910,104
  Interest income . . . . . . .     67,783      66,388      62,174
  Net interest income . . . . .     19,674      21,997      21,764
  Provision for loan losses . .      2,500       6,300       7,500
  Gain on sale of securities,
    net . . . . . . . . . . . .       1,470         652       1,978
  Gain on sale of loans, net  .         352         312       1,206
  Non-interest income . . . . .       3,205       1,595       2,271
  Non-interest expenses . . . .      21,806      79,064      23,629
  Net income (loss) . . . . . .         158     (59,790)        398
  Preferred stock dividend
   requirements  . . . . . . . .       1,346       1,653       1,653
  Net loss applicable to common
   shareholders  . . . . . . . .      (1,188)     (61,443)     (1,255)
  Net loss per common share:
     Primary and fully diluted  .        (.21)      (10.73)       (.22)
  Market prices of common stock:
     High . . . . . . . . . . . .        6 3/4        5 3/8       7 1/8
     Low  . . . . . . . . . . . .        5            4           3

          NOTE 26:  SUBSEQUENT EVENTS

          In February 1994, the Company closed its loan origination offices in California and Colorado. In March 1994, the Company sold $876.1 million of single-family adjustable rate residential mortgage loans, $40.5 million of which were non-performing and 93% of which were secured by California properties. Finally, in a series of transactions during April and May totalling $39.1 million, the Company sold virtually all of its foreclosed assets in California.

          In June 1994, Shawmut National Corp. acquired ten branches of Northeast Savings. Five of the branches are in eastern
          Massachusetts, while the remaining five are in Rhode Island. Deposits in these branches totaled approximately $410.8 million.
          In July and August 1994, the Company also sold, to other institutions, its four San Diego, California branches and its single branch on Cape Code with total deposits of $102.0 million.

          In June 1994, the Company signed a definitive agreement for the acquisition of Northeast Federal Corp. and Northeast Savings by Shawmut National Corp. Shawmut has agreed to exchange shares of Shawmut common stock having a stock price of $10 7/8 for each share of outstanding Northeast Federal Corp.'s stock for a total transaction price of approximately $172.1 million if Shawmut National's stock price at the time of closing is between $21.47 and $26.24. Shawmut has filed applications for regulatory approval of the merger during the fourth quarter of 1994. Northeast expects to schedule a special meeting of stockholders to consider and vote upon the agreement and plan of merger when the proxy materials and prospectus have been finalized.



                                                               EXHIBIT 99.2



                               NORTHEAST FEDERAL CORP.
                   CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                       (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                     Three Months Ended  Nine Months Ended
                                        September 30,     September 30,
                                        1994     1993     1994     1993

  Interest Income:
   Loan   . . . . . . . . . . . . . . . $16,645 $36,141 $60,370 $112,044
   Mortgage-Backed securities . . . . .  24,780  13,685  63,526   40,593
   Investment securities  . . . . . . .   4,388   2,470  10,722    8,625
   Rhode Island covered assets  . . . .   1,708   2,331   5,010    6,977
   Other  . . . . . . . . . . . . . . .     472     389   1,626      775
     Total interest income  . . . . . .  47,993  55,016 141,254  169,014

  Interest expense:
   Deposits   . . . . . . . . . . . . .  23,510  29,899  76,742  92,819
   Federal Home Loan Bank advances  . .   2,889   3,940   7,735   9,478
   Other borrowings   . . . . . . . . .   6,691   3,436  13,002  10,037
     Total interest expense . . . . . .  33,090  37,275  97,479 112,334
      Net interest income . . . . . . .  14,903  17,741  43,775  56,680
  Provision for Loan Losses . . . . . .   1,000   3,450   3,800  20,300
      Net interest income after
      provision for Loan Losses . . . .  13,903  14,291  39,975  36,380

  Non-interest income:
   Fees for services . . . . . . . . . .  2,747   2,594   5,572   7,732
   Gain on sale of securities, net . . .  2,362     254   6,649   4,705
   Gain (Loss) on sale of Loans, net . .    (56)    866  13,849   1,564
   Other non-interest income . . . . . .    470      18   9,566      53
     Total non-interest income . . . . .  5,523   3,732  35,636  14,054

  Non-interest expenses:
   Compensation and benefits . . . . . .  6,320   7,988  20,853  24,582
   Occupancy and equipment, net  . . . .  3,315   3,898  13,108  11,945
   Other general and administrative. . .  4,032   4,862  13,202  14,350
   SAIF insurance fund and OTS
     assessments . . . . . . . . . . . .  2,073   2,429   6,709   5,985
   Real estate and other assets
     acquired in settlement of Loans . .    958   3,276  12,917   14,894
     Total non-interest expenses . . . . 16,698  22,453  66,789   71,756
      Income (Loss) before income taxes . 2,728  (4,430)  8,822  (21,322)
  Income tax expenses (benefit) . . . . .   146  (2,526)   (295) (10,127)
      Net income (Loss) . . . . . . . . .$2,582 $(1,904) $9,117 $(11,195)

  Preferred stock dividend requirements .$  892 $   820  $2,621 $ 3,663
  Net income (Loss) applicable to
       common stockholders  . . . . . . .$1,690 $(2,724) $6,496 $(14,858)
  Net income (Loss) per common share:
   Primary and fully diluted  . . . . . .$  .12 $  (.20) $  .46 $ (1.53)


          See accompanying Notes to the Consolidated Financial Statements


                               NORTHEAST FEDERAL CORP.
              CONSOLIDATED STATEMENT OF FINANCIAL CONDITION (UNAUDITED)
                         (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                   September 30,   December 31,  September 30,
                                         1994          1993          1993
              ASSETS
Cash and due from banks . . . . . $     26,881  $      51,705  $      34,920
Interest-bearing deposits . . . .            -              -             25
Federal funds sold  . . . . . . .        4,270         23,510          2,300
Securities purchased under
  agreements to resell  . . . . .            -          60,000             -
Investment securities, net  . . .       205,178         42,612         47,949
Investment securities, available
  for-sale, net . . . . . . . . .        140,751       162,854        158,028
Mortgage-backed securities, net .      1,756,200     1,330,886      1,056,066
Mortgage-backed securities,
  available for sale, net . . . . .       22,964        12,886         13,022
Loans, net  . . . . . . . . . . . .      961,755     1,876,181      2,276,087
Loans available-for-sale, net . . .        4,975        46,076         40,263
Rhode Island covered assets . . . .       86,826       105,625        112,030
Interest and dividends receivable .       17,190        17,540         18,262
Real estate and other assets
  acquired in settlement of loans .        16,725        74,962        73,172
Premises and equipment, net . . . .        27,279        32,368        32,638
Prepaid expenses and other assets .        78,711        82,222        77,959
     Total assets . . . . . . . . .    $3,349,705    $3,920,027     $3,942,721

  LIABILITIES AND STOCKHOLDERS' EQUITY
Retail deposits . . . . . . . . . .    $2,375,460    $2,952,082     $2,988,457
Brokered deposits . . . . . . . . .             -        25,135         25,714
Federal Home Loan Bank advances . .       262,892       373,000        388,000
Securities sold under agreements
  to repurchase . . . . . . . . . .       468,728       294,809        294,809
Uncertificated debentures . . . . .        40,305        38,442         36,675
Advance payments by borrowers for
  taxes and insurance . . . . . . .        22,802        28,337         25,544
Other liabilities . . . . . . . . .        44,386        75,709         57,731
     Total liabilities  . . . . . .     3,214,573     3,787,514      3,816,930

Commitments and Contingencies

Stockholders' equity:
 Serial preferred stock, $.01 par value,
 15,000,000 shares authorized:
   $8.50 Cumulative Preferred Stock,
     Series B, 419,868 shares at
     September 30, 1994 and 394,199
     shares at December 31, 1993
     and 385,996 shares at September
     30, 1993 issued and outstanding .          4             4              4
 Common Stock, $.01 par value,
  25,000,000 shares authorized:
  13,553,970 shares at September 30
  1994, 13,499,078 shares at
  December 31, 1993 and 13,488,025
  shares at September 30, 1993
  issued and outstanding  . . . . .           136           135            135
 Additional paid-in capital . . . .       188,673       185,960        185,099
 Net unrealized gain on debt and
  equity securities . . . . . . . .         2,330         9,462              -
 Accumulated deficit  . . . . . . .       (53,061)      (59,557)       (55,775)
 Stock dividend distributable . . .           892           838            820
 Unallocated employee stock
  ownership plan shares  . . . . .         (3,842)       (4,329)        (4,492)
     Total stockholders' equity. .        135,132       132,513        125,791
                                       $3,349,705    $3,920,027     $3,942,721

          See accompanying Notes to the Consolidated Financial Statements


                               NORTHEAST FEDERAL CORP.
                   CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                    (IN THOUSANDS)

                                                          Nine Months Ended
                                                             September 30,
                                                          1994          1993

   Cash flows from operating activities:
   Net income (loss) . . . . . . . . . . . . .       $    9,117    $   (11,195)
   Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
     Depreciation and amortization   . . . . .            4,352          3,933
     Amortization of fees, discounts, and
      premiums, net  . . . . . . . . . . . . .            6,658            169
     Provision for loan losses   . . . . . . .            3,800         20,300
     Provision for losses on REO   . . . . . .            9,579          8,760
     Gain on sale of securities  . . . . . . .           (6,649)        (4,731)
     Gain on sale of loans   . . . . . . . . .          (13,849)        (1,564)
     Loss on sale of other assets  . . . . . .              164            255
     Loss on early extinguishment of debt  . .                -             26
     Gain on sale of branches  . . . . . . . .           (9,695)             -
     Decrease in interest and dividends
      receivable . . . . . . . . . . . . . . .              350          3,080
     Loans available-for-sale, originated  . .          (65,547)      (153,397)
     Proceeds from sales of loans
      available-for-sale  . . . . . . . . . . .         103,377        148,182
     Increase (decrease) in accrued interest
      payable on deposits . . . . . . . . . . .            (770)           123
     (Increase) decrease in prepaid expenses
      and other assets  . . . . . . . . . . . .           4,111        (3,236)
     Increase (decrease) in other liabilities .         (24,105)        6,174
       Total adjustments  . . . . . . . . . . .          11,776        28,074
        Net cash provided by operating
         activities . . . . . . . . . . . . . .          20,893         16,879

   Cash flows from investing activities:
     Loans originated  . . . . . . . . . . . .         (124,726)      (427,735)
     Net decrease in loans due to sale of
      branches . . . . . . . . . . . . . . . .            1,805              -
     Proceeds from sales of loans  . . . . . .          843,578         11,484
     Principal collected on loans  . . . . . .          177,859        299,000
     Net decrease in Rhode Island covered
      assets . . . . . . . . . . . . . . . . .           18,799         39,798
     Purchases of mortgage-backed securities .         (718,206)      (320,017)
     Purchases of mortgage-backed securities
      available-for-sale . . . . . . . . . . .          (14,131)             -
     Proceeds from sales of mortgaged-backed
      securities available-for-sale  . . . . .                -         39,831
     Principal collected on mortgage-backed
      securities . . . . . . . . . . . . . . .          309,455        149,251
     Purchases of investment securities  . . .         (167,611)             -
     Proceeds from sales of investment
      securities  . . . . . . . . . . . . . . .               -         15,015
     (Purchases) redemptions of FHLB stock .               (487)           554
     Proceeds from maturities of investment
      securities  . . . . . . . . . . . . . . .           5,396          8,805
     Purchases of investment securities
      available-for-sale . . . . . . . . . . . .       (337,649)      (200,583)
     Proceeds from sales of investment
      securities available-for-sale  . . . . . .        286,332        126,229
     Proceeds from maturities of investment
      securities available-for-sale  . . . . . .         68,057         87,539
     Proceeds from sales of real estate and
      other assets acquired in settlement
      of Loans . . . . . . . . . . . . . . . . .         58,587         65,484
     Net (purchases) sales of premises and
      equipment  . . . . . . . . . . . . . . . .            367         (2,568)
     Net cash provided by (used in) invest-
      ing activities . . . . . . . . . . . . . .        407,425       (107,913)

   Cash flows from financing activities:
     Net decrease in retail deposits . . . . . .        (63,366)      (216,741)
     Sale of deposits  . . . . . . . . . . . . .       (503,113)             -
     Net decrease in brokered deposits . . . . .        (24,813)             -
     Increase (decrease) in advance payments
      by borrowers for taxes and insurance  . .          (5,535)         3,810
     Increase in securities sold under agree-
      ments to repurchase . . . . . . . . . . .         173,919          3,795
     Net increase in short-term FHLB advances .          36,492         70,000
     Proceeds from Long-term FHLB advances  . .           6,400        213,000
     Repayments of long-term FHLB advances  . .        (153,000)       (35,000)
     Retirement of convertible subordinated
      debentures  . . . . . . . . . . . . . . .               -           (586)
     Reduction of ESOP debt guarantee . . . . .             384            486
     Preferred Stock Conversion costs . . . . .               -         (1,401)
     Issuance of 401-K stock shares . . . . . .             115            188
     Proceeds from exercise of stock options  .             135            140
       Net cash provided by (used) in financ-
        ing activities  . . . . . . . . . . . .        (532,382)        37,691
     Net decrease in cash and cash equivalents.        (104,064)       (53,343)
     Cash and cash equivalents at beginning
      of period . . . . . . . . . . . . . . . .         135,215         90,588
     Cash and cash equivalents at end of pe-
      riod  . . . . . . . . . . . . . . . . . . .    $   31,151      $  37,245


          See accompanying Notes to the Consolidated Financial Statements



                       NORTHEAST FEDERAL CORP. AND SUBSIDIARIES
              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
                                  SEPTEMBER 30, 1994

          1)   Presentation of Financial Information

               The unaudited consolidated financial statements presented herein should be read in conjunction with the consolidated financial statements of Northeast Federal Corp. for the year ended December 31, 1993, as presented in the Annual Report on Form 10-K. In the opinion of management, the accompanying financial information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations of Northeast Federal Corp. in conformity with generally accepted accounting principles. Certain reclassifications have been made to prior year's financial statements to conform to the September 30, 1994 presentation.

          2)   Supplemental Disclosure of Cash Flow Information

               For purposes of the consolidated statement of cash flows, cash and due from banks, interest-bearing deposits, and federal funds sold, if any, are considered cash and cash equivalents.

                                                      Nine Months Ended
                                                        September 30,
                                                        1994      1993
                                                        (In Thousands)
             CASH PAID DURING THE PERIODS FOR:
                Interest on retail deposits  . . .  $  76,330 $   91,466
                Interest on brokered deposits  . .      1,182      1,231
                Interest on borrowings   . . . . .     20,634     17,730
                Income taxes . . . . . . . . . . .     20,634     17,730
                                                          633      1,784
             CASH RECEIVED DURING THE PERIODS FOR:
                Interest and dividends . . . . . .    141,604    172,094

             NON-CASH ITEMS:
                Loans securitized into mortgage-
                 backed securities  . . . . . . . .    20,402     53,964
                Transfers of Loans to (from) avail-
                 able-for-sale . . . . . . . . . . .   (1,839)      1,777
                Transfers of mortgage-backed secu-
                 rities to available-for-sale  . . .        -          81
                Transfers of investment securities
                 to available-for-sale . . . . . . .        -      40,809
                Real estate and other assets ac-
                 quired in settlement of Loans .  . .   9,934      48,296
                Payment in kind on uncertificated
                 debentures . . . . . . . . . . . . .   1,843       1,688
                Payment in kind on Series B pre-
                 ferred stock . . . . . . . . . . . .   2,567        3,430
                Conversion of $2.25 cumulative con-
                 vertible preferred stock . . . . . .       -       38,339
                Net unrealized gains on debt and
                 equity securities available-for-sale (12,296)           -


                       NORTHEAST FEDERAL CORP. AND SUBSIDIARIES
                    NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                  SEPTEMBER 30, 1994

          3)   Commitments and Contingencies

               At September 30, 1994, outstanding commitments to originate adjustable rate and fixed rate mortgage loans amounted to $8.1 million and $3.8 million, respectively. At September
               30, 1994, Northeast Savings, F.A. also had commitments to originate $1.9 million in home equity loans, $1.1 million in income property loans, and $5.6 million in residential construction loans, and to fund $17.5 million in unused consumer credit lines and $8.3 million in undisbursed residential construction loans. In addition, at September 30, 1994, Northeast Savings, F.A. also had commitments to buy $26.0 million of mortgage-backed securities and commitments to sell $3.2 million of loans available-for-sale.

               Northeast Savings, F.A. is involved in litigation arising in the normal course of business. Although the legal responsibility and financial impact with respect to such litigation cannot presently be ascertained, management does not anticipate that any of these matters will result in the payment of damages by Northeast Savings, F.A. that, in the aggregate, would be material in relation to the consolidated results of operation or financial position of Northeast Federal Corp.

          4)   Significant Transactions

	              Shawmut National Corporation ("Shawmut") has signed a definitive agreement for the acquisition of Northeast Federal
               Corp. and Northeast Savings by Shawmut National Corporation
               ("Shawmut").  Shawmut is expected to file applications for regulatory approval of the merger during the fourth quarter of 1994.  The shareholders' meeting to vote on the merger
               most likely will be scheduled in the first quarter of 1995.


                                                               EXHIBIT 99.3



          UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

          SHAWMUT NATIONAL CORPORATION AND SUBSIDIARIES
          NORTHEAST FEDERAL CORP. AND SUBSIDIARIES
          BUSINESS FINANCE DIVISION OF BARCLAYS BUSINESS CREDIT, INC. UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
          SEPTEMBER 30, 1994

          The following Unaudited Pro Forma Condensed Combining Balance
          Sheet presents the combined financial position of Shawmut National Corporation ("Shawmut") and Northeast Federal Corp. ("Northeast") as of September 30, 1994, assuming the proposed merger of Shawmut and Northeast had occurred as of September 30, 1994. The Unaudited Pro Forma Condensed Combining Balance Sheet also gives effect to Shawmut's pending acquisition of substantially all of the assets, and assumption of certain of the liabilities, of the Business Finance Division of Barclays Business Credit, Inc. ("Barclays") (Pro Forma Pending Acquisition), assuming such acquisition and assumption also had occurred as of September 30, 1994. Such pro forma information is based on historical balance sheet data of Shawmut, Northeast and Barclays as of September 30, 1994 and gives effect to the proposed merger of Shawmut and Northeast and the pending acquisition by Shawmut of Barclays accounted for under the purchase method of accounting, along with the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed financial information. This
          Unaudited Pro Forma Condensed Combining Balance Sheet should be read in conjunction with the Unaudited Pro Forma Condensed
          Combining Statements of Income appearing elsewhere in this Current Report on Form 8-K and the historical financial statements and notes thereto of Northeast and Barclays which are included in this Current Report on Form 8-K. The Unaudited Pro Forma Condensed Combining Balance Sheet is presented for informational purposes only and is not necessarily indicative of the combined financial position that would have occurred if the proposed merger of Shawmut and Northeast and the pending acquisition by Shawmut of Barclays had been consummated on September 30, 1994 or at the beginning of the periods indicated or which may be obtained in the future.

                    SHAWMUT NATIONAL CORPORATION AND SUBSIDIARIES
                       NORTHEAST FEDERAL CORP. AND SUBSIDIARIES
             BUSINESS FINANCE DIVISION OF BARCLAYS BUSINESS CREDIT, INC.
                UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

                                  SEPTEMBER 30, 1994
                                                                                              Shawmut/
                                                                                              Northeast    Pro Forma    Aggregate
                                                         Historical            Pro Forma      Pro Forma     Pending     Pro Forma
                                                    Shawmut      Northeast    Adjustments     Combined     Acquisition   Combined
     (in thousands)

     ASSETS
     Cash and due from banks                      $ 1,675,479      $26,881     $(41,987)(1b) $ 1,620,068   $   11,206  $ 1,631,274
                                                                                (40,305)(1c)
     Securities
       Available for sale, at fair value            2,086,786      163,715       (8,238)(1a)   2,242,263                 2,242,263
       Held to maturity                             8,200,234    1,961,378      (45,023)(1a)  10,116,589                10,116,589
     Federal funds sold and securities
      purchased under agreement to resell             278,960        4,270                       283,230                   283,230
     Residential mortgages held for sale               99,518        7,003                       106,521                   106,521
     Loans                                         17,735,885      971,425      (23,717)(1a)  18,683,593    2,226,079   20,909,672
     Less: reserve for credit losses                  567,805       11,698                       579,503       41,366      620,869
      Net loans                                    17,168,080      959,727      (23,717)      18,104,090    2,184,713   20,288,803
     Rhode Island covered assets                                    86,826                        86,826                    86,826
     Trading account securities                        41,840                                     41,840                    41,840
     Premises and equipment                           328,466       27,279       (6,000)(1a)     349,745        3,493      353,238
     Intangibles                                      151,506                   145,820 (1a)     297,326      225,000      522,326
     Other assets                                   1,320,796      112,626       37,194 (1a)   1,470,616        3,358    1,473,974
      Total assets                                $31,351,665   $3,349,705      $17,744      $34,719,114   $2,427,770  $37,146,884

     LIABILITIES
     Deposits                                     $19,519,148   $2,375,460       $5,162 (1a) $21,899,770               $21,899,770
     Other borrowings                               7,668,611      731,620       (1,191)(1a)   8,399,040   $1,912,305   10,311,345
     Notes and debentures                           1,633,829       40,305      (40,305)(1c)  1,633,829       400,000    2,033,829
     Other liabilities                                400,812       67,188       23,640 (1a)    493,640        15,465      509,105

                                                                                  2,000 (1a)
      Total liabilities                            29,222,400    3,214,573      (10,694)      32,426,279    2,327,770   34,754,049

     SHAREHOLDERS' EQUITY
     Preferred stock                                  178,185            4           (4)(1b)     178,185      100,000      278,185
     Common stock                                       1,196          136         (136)(1a)       1,276                     1,276
                                                                                     80 (1a)
     Surplus                                        1,270,347      188,673     (146,690)(1a)   1,433,837                 1,433,837
                                                                                163,490 (1a)
                                                                                (41,983)(1b)
     Retained earnings                                719,229      (53,061)      53,061 (1a)     719,229                   719,229
     Net unrealized gain (loss) on
      securities available for sale                   (39,502)       2,330       (2,330)(1a)     (39,502)                  (39,502)
     Unallocated ESOP shares                                        (3,842)       3,842 (1a)           0
     Stock dividend distributable                                      892         (892)(1a)           0
     Treasury stock                                      (190)                                      (190)                     (190)
      Total shareholders' equity                    2,129,265      135,132       28,438        2,292,835      100,000    2,392,835
      Total liabilities and shareholders' equity  $31,351,665   $3,349,705      $17,744      $34,719,114   $2,427,770  $37,146,884

     See accompanying notes to unaudited pro forma condensed financial information.

               SHAWMUT NATIONAL CORPORATION AND SUBSIDIARIES
                  NORTHEAST FEDERAL CORP. AND SUBSIDIARIES
          BUSINESS FINANCE DIVISION OF BARCLAYS BUSINESS CREDIT, INC. UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME
                             SEPTEMBER 30, 1994

          The following Unaudited Pro Forma Condensed Combining Statement of Income gives effect to the proposed merger of Shawmut and Northeast and the pending acquisition by Shawmut of Barclays by combining the results of operations of the three entities for the nine months ended September 30, 1994 and the year ended December 31, 1993, as if the proposed merger of Shawmut and Northeast and the pending acquisition by Shawmut of Barclays had been consummated at the beginning of the periods presented. Income before cumulative effect of accounting changes per common share and weighted average common shares outstanding are based on the exchange ratio as specified in the Northeast merger agreement. The Unaudited Pro Forma Condensed Combining Statement of Income gives effect to the proposed merger of Shawmut and Northeast and the pending acquisition by Shawmut of Barclays accounted for under the purchase method of accounting, along with the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed financial information. The Unaudited Pro Forma Condensed Combining Statement of Income should be read in conjunction with the Unaudited Pro Forma
          Condensed Combining Balance Sheet appearing elsewhere in this Current Report on Form 8-K and the historical financial statements and notes thereto of Northeast and Barclays which are included in this Current Report on form 8-K. The Unaudited Pro Forma Condensed Combining Statement of Income does not reflect potential savings that may result from the consolidation of the operations of Shawmut, Northeast and Barclays. The Unaudited Pro Forma Condensed Combining Statement of Income is presented for informational purposes only and is not necessarily indicative of the combined results of operations that would have occurred if the proposed merger of Shawmut and Northeast and the pending acquisition by Shawmut of Barclays had been consummated on September 30, 1994 or at the beginning of the periods indicated or which may be obtained in the future.

                    SHAWMUT NATIONAL CORPORATION AND SUBSIDIARIES
                       NORTHEAST FEDERAL CORP. AND SUBSIDIARIES
             BUSINESS FINANCE DIVISION OF BARCLAYS BUSINESS CREDIT, INC.
             UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF INCOME

                         NINE MONTHS ENDED SEPTEMBER 30, 1994
                                                                              Shawmut/
                                                                              Northeast  Pro Forma     Aggregate
                                                Historical       Pro Forma    Pro Forma   Pending      Pro Forma
                                             Shawmut   Northeast Adjustments  Combined  Acquisition(s) Combined
(in thousands, except per share data)

INTEREST AND DIVIDEND INCOME
Loans                                        $952,517  $65,380    $1,186 (1e) $1,019,083  $122,125  $1,141,208

Securities
  Available for sale, at fair value           110,606    4,924     1,030 (1d)    116,560               116,560
  Held to maturity                            325,963   69,324     5,628 (1d)    400,915               400,915
Residential mortgages held for sale            13,598                             13,598                13,598
Federal funds sold and securities purchased
  under agreements to resell                    4,625    1,626                     6,251                 6,251
Interest-bearing deposits in other banks        7,857                              7,857                 7,857
Trading account securities                        659                                659                   659
    Total                                   1,415,825  141,254     7,844       1,564,923   122,125   1,687,048
INTEREST EXPENSE
Deposits                                      283,959   76,742    (1,935)(1h)    358,766               358,766
Other borrowings                              264,454   18,016       297 (1i)    282,767    65,850     348,617
Notes and debentures                           63,261    2,721    (2,721)(1j)     63,261                63,261
    Total                                     611,674   97,479    (4,359)        704,794    65,850     770,644
NET INTEREST INCOME                           804,151   43,775    12,203         860,129    56,275     916,404
Provision for credit losses                     3,000    3,800                     6,800     3,300      10,100
NET INTEREST INCOME AFTER
  PROVISION FOR CREDIT LOSSES                 801,151   39,975    12,203         853,329    52,975     906,304
NONINTEREST INCOME
Customer service fees                         146,008    5,572                   151,580    10,250     161,830
Trust and agency fees                          87,002                             87,002                87,002
Gain on sale of loans, net                              13,849                    13,849                13,849
Securities gains, net                                    6,649                     6,649                 6,649
Other                                          41,292    9,566    (2,232)(1g)     48,626                48,626
    Total                                     274,302   35,636    (2,232)        307,706    10,250     317,956
NONINTEREST EXPENSES
Compensation and benefits                     367,263   20,853                   388,116    22,000     410,116
Occupancy and equipment                       115,922   13,108      (450)(1f)    128,580     4,900     133,480
Foreclosed properties provision and expense    10,218   12,917                    23,135                23,135
Merger related charges                        100,900                            100,900               100,900
Restructuring related charges                  39,800                             39,800                39,800
Other                                         212,799   19,911     7,291 (1m)    240,001     9,950     249,951
    Total                                     846,902   66,789     6,841         920,532    36,850     957,382
INCOME BEFORE INCOME TAXES                    228,551    8,822     3,130         240,503    26,375     266,878
Income taxes (benefit)                         84,671     (295)    4,168 (1k)     88,544    10,550      99,094
NET INCOME                                   $143,880   $9,117   $(1,038)       $151,959   $15,825    $167,784
NET INCOME APPLICABLE TO
  COMMON SHARES                              $132,304   $6,496    $1,583 (1n)   $140,383    $ 8,887   $149,270
COMMON SHARE DATA
  Net income                                    $1.12    $0.46                    $ 1.11                $ 1.18
  Weighted average shares outstanding         118,518   14,039                   126,542               126,542

See accompanying notes to unaudited pro forma condensed financial information.

                    SHAWMUT NATIONAL CORPORATION AND SUBSIDIARIES
                       NORTHEAST FEDERAL CORP. AND SUBSIDIARIES
             BUSINESS FINANCE DIVISION OF BARCLAYS BUSINESS CREDIT, INC.
             UNAUDITED PRO FORMA  CONDENSED COMBINING STATEMENT OF INCOME

                             YEAR ENDED DECEMBER 31, 1993
                                                                               Shawmut/
                                                                               Northeast  Pro Forma     Aggregate
                                                Historical        Pro Forma    Pro Forma   Pending      Pro Forma
                                             Shawmut   Northeast  Adjustments  Combined   Acquisition(s) Combined
(in thousands, except per share data)
INTEREST AND DIVIDEND INCOME
Loans                                      $1,242,683   $154,116    $1,581 (1e) $1,398,380  $123,550  $1,521,930

Securities
  At lower of aggregate cost or fair value    236,455                1,373 (1d)    237,828               237,828
  Held to maturity                            303,217     65,175     7,504 (1d)    375,896               375,896
Residential mortgages held for sale            29,636                               29,636                29,636
Federal funds sold and securities purchased
  under agreements to resell                   12,590      1,085                    13,675                13,675
Interest-bearing deposits in other banks          839                                  839                   839
Trading account securities                      1,562                                1,562                 1,562
    Total                                   1,826,982    220,376    10,458       2,057,816   123,550   2,181,366
INTEREST EXPENSE
Deposits                                      420,966    121,163    (2,581)(1h)    539,548               539,548
Other borrowings                              262,413     23,345       397 (1i)    286,155    65,000     351,155
Notes and debentures                           72,040      3,460    (3,460)(1j)     72,040                72,040
    Total                                     755,419    147,968    (5,644)        897,743    65,000     962,743
NET INTEREST INCOME                         1,071,563     72,408    16,102       1,160,073    58,550   1,218,623
Provision for credit losses                    55,944     23,300                    79,244     4,700      83,944
NET INTEREST INCOME AFTER
  PROVISION FOR CREDIT LOSSES               1,015,619     49,108    16,102       1,080,829    53,850   1,134,679
NONINTEREST INCOME
Customer service fees                          187,022    10,181                   197,203    13,250     210,453
Trust and agency fees                          116,845                             116,845               116,845
Securities gains, net                           12,468     5,625                    18,093                18,093
Other                                           97,471     1,933    (2,975)(1g)     96,429                96,429
    Total                                      413,806    17,739    (2,975)        428,570    13,250     441,820
NONINTEREST EXPENSES
Compensation and benefits                      500,254    32,324                   532,578    25,500     558,078
Occupancy and equipment                        163,792    15,399      (600)(1f)    178,591     6,500     185,091
Foreclosed properties provision and expense    105,173    17,606                   122,779               122,779
Restructuring related charges                   36,319                              36,319                36,319
Other                                          334,411    27,850     9,721(1m)     371,982    16,100     388,082
    Total                                    1,139,949    93,179     9,121       1,242,249    48,100   1,290,349
INCOME (LOSS) BEFORE INCOME
TAXES AND CUMULATIVE EFFECT OF
ACCOUNTING CHANGES                            289,476    (26,332)    4,006         267,150    19,000     286,150
Income taxes (benefit)                          6,628    (12,193)    5,491 (1k)        (74)    7,600       7,526
INCOME (LOSS) BEFORE CUMULATIVE
 EFFECT OF ACCOUNTING CHANGES                $282,848   $(14,139)  $(1,485)       $267,224   $11,400     $278,624
INCOME (LOSS) BEFORE CUMULATIVE
 EFFECT OF ACCOUNTING CHANGES
 APPLICABLE TO COMMON SHARES                 $267,379   $(18,640)   $3,016 (1n)   $251,755    $2,150     $253,905
COMMON SHARE DATA
  Income (loss) before cumulative effect of
    accounting changes                          $2.35     $(1.75)                    $2.06                  $2.08
  Weighted average shares outstanding         113,908     10,649                   121,932                121,932

See accompanying notes to unaudited pro forma condensed financial information.

            SHAWMUT NATIONAL CORPORATION AND SUBSIDIARIES
               NORTHEAST FEDERAL CORP. AND SUBSIDIARIES
     BUSINESS FINANCE DIVISION OF BARCLAYS BUSINESS CREDIT, INC.

     NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

NOTE 1:
The pro forma adjustments are based on the best available preliminary information as of September 30, 1994 and may be different from the actual adjustments to reflect the fair value of the net assets purchased as of the date of acquisition. The number of shares of Shawmut common stock to be issued is based upon the number of shares of Northeast common stock, stock options and warrants outstanding at September 30, 1994, adjusted for the proceeds of the exercise price of stock options and warrants.

1(a)  Acquisition of Northeast:     (in thousands)

  Purchase Price:
    8,023,915 shares of Shawmut common stock issued
     with a value of $21.465 per share, adjusted for
     the exercise price of stock options and warrants       $163,570
    Estimated direct acquisition expenses                      2,000
              Total purchase price                           165,570

    Estimated fair value of net assets purchased:

    Historical net assets of Northeast at September 30, 1994
     applicable to common equity interests                    93,145

    Add (deduct) adjustments to reflect fair value:
     Securities:
      Available for sale                                      (8,238)
      Held to maturity                                       (45,023)
     Loans                                                   (23,717)
     Premises and equipment                                   (6,000)
     Other assets:
       Other real estate owned                                  (254)
       Mortgage servicing rights                              23,803
       Write-off of deferred tax asset                       (21,171)
       Tax effects of purchase adjustments                    34,816
        Subtotal other assets                                 37,194
     Deposits                                                 (5,162)
     Other borrowings (FHLB advances)                          1,191
     Other liabilities (acquisition related charges)         (23,640)
     Estimated fair value of net assets                       19,750

  Excess of purchase price over fair value of
   identifiable net assets                                  $145,820

For purposes of the unaudited pro forma condensed financial information, it is assumed that Shawmut will be issuing approximately 8 million shares of Shawmut common stock as consideration for Northeast's net assets. The adjustments to fair value for securities, loans, deposits, mortgaging service rights and premises and equipment will be amortized in relation to the expected life or maturity of the related asset or liability. The excess of purchase price over the fair value of identifiable net assets will be amortized generally over 15 years.

1(b) Represents the redemption of the Northeast $8.50 Cumulative
     Preferred Stock, Series B (the "Series B Preferred Stock"), assumed to occur upon the consummation of the merger. The provisions of the purchase agreement pursuant to which the Depositors Economic Protection Corporation purchased the Series B Preferred Stock require Northeast to make an offer to repurchase the Series B Preferred Stock not less than 45 days following a change in control of Northeast. The terms of the Series B Preferred Stock require 45 days notice prior to redemption. Shawmut intends to redeem the Series B Preferred Stock as soon as practicable following consummation of the merger which is anticipated to be on or close to 45 days following consummation of the merger.

1(c) Represents the redemption of the Northeast Uncertificated
     Debentures (the "Debentures"), assumed to occur upon the consummation of the merger. The Debentures were originally issued in connection with the acquisition of assets from four Rhode Island financial institutions and in connection with the repurchase of adjustable rate preferred stock of Northeast.

1(d) Represents the accretion of the adjustment to reflect the fair value of securities, accreted over an estimated remaining life of six years.

1(e) Represents the accretion of the adjustment to reflect the fair value of loans, accreted over an estimated remaining life of fifteen years.

1(f) Represents depreciation expense reduction related to the adjustment to reflect the fair value of premises and equipment, over an estimated remaining life of ten years.

1(g) Represents the amortization of the adjustment to reflect the fair value of purchased mortgage servicing rights, amortized over an estimated remaining life of eight years.

1(h) Represents the amortization of the adjustment to reflect the fair value of deposits, amortized over an estimated remaining life of two years.

1(i) Represents the amortization of the adjustment to reflect the fair value of other borrowings, amortized over an estimated remaining life of three years.

1(j) Represents the interest adjustment due to the pro forma redemption of the Debentures as described in 1(c) above.

1(k) Represents the adjustment of deferred taxes related to the amortization/accretion of fair value adjustments in items
     1(c) through 1(j) above, estimated at a 40 percent combined effective income tax rate.

1(m) Represents the amortization of the excess of purchase price over fair value of identifiable net assets over a fifteen year period.

1(n) Represents the adjustments to net income applicable to common shares and income (loss) before cumulative effect of accounting changes applicable to common shares due to the pro forma redemption of the Series B Preferred Stock as described in 1(b) above.

NOTE 2:

Certain reclassifications have been made to the accounts of Northeast and Barclays in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma
Condensed Combining Statements of Income to conform to Shawmut presentation. Pro forma results of operations do not reflect the following: the cumulative effect of an accounting change due to the adoption of Statement of Financial Accounting Standards (FAS) No. 109 of $52,800,000 for Shawmut for the year ended December
31, 1993 and $4,299,000 for Barclays for the year ended December 31, 1993; and the cumulative effect of an accounting change due to the adoption of FAS No. 112 of $6,600,000 for Shawmut for the year ended December 31, 1993.

NOTE 3:
The pro forma shareholders' equity accounts of Shawmut and Northeast have been adjusted in the accompanying Unaudited Pro Forma Condensed Combining Balance Sheet (see Note 1) to reflect the issuance of shares of Shawmut common stock in exchange for all of the outstanding shares of Northeast common stock, stock options and warrants and the elimination of Northeast's shareholders' equity accounts in accordance with the purchase method of accounting.

NOTE 4:
The exchange ratio of .507 (based on a Shawmut common stock average price of $21.465) reflected in the unaudited pro forma condensed financial information is the highest exchange ratio pursuant to the calculation as set forth in the Northeast merger agreement. If the Shawmut common stock average price is less than $21.465, the exchange ratio will be .507. In such event, the Northeast merger agreement provides that Northeast may terminate the merger agreement, unless Shawmut exercises its option to increase the consideration to be received by Northeast shareholders to adjust the exchange ratio to equal a number equal to $10.875 divided by the Shawmut common stock average price. If the Shawmut common stock average price were greater or equal to $26.235 the exchange ratio would be .415, which is the lowest exchange ratio possible pursuant to the calculation as set forth in the Northeast merger agreement. If the exchange ratio were .415 the number of shares of Shawmut common stock assumed to be issued would be 6,567,899.

NOTE 5:
Shawmut has agreed to acquire certain net assets from Barclays
(see below) totaling $2,112,305,000 for a premium of $290,000,000. Funding assumptions for this transaction follows:

 - Proceeds from the issuance of Shawmut preferred stock of $100,000,000;

  - Proceeds from the issuance of Shawmut Bank Connecticut, N.A.
    ("SBC") subordinated notes of $200,000,000;

  - Proceeds from the issuance of SBC senior bank notes of $200,000,000; and

  - Proceeds from other funding sources (primarily repurchase agreements, federal funds purchased and FHLB borrowings) of $1,912,305,000.

Expenses of $5,000,000 relating to the transaction are included in the amount of estimated goodwill. The excess of purchase price and acquisition costs over the book value of net assets acquired ($295,000,000) has been allocated between loan premium ($70,000,000) and goodwill ($225,000,000). The assets and liabilities of Barclays will be recorded at estimated fair value upon closing and, as a result, the pro forma amounts of loan premium and goodwill may be different. A detailed analysis of the net assets acquired as of September 30, 1994 and pro forma adjustments follows (000's):

                                                  Pro Forma    Pro Forma
                                      Barclays    Adjustments    Barclays

 Cash                           $     1,206    $   10,000  $   11,206
 Loans                            2,156,079        70,000   2,226,079
 Reserve for credit losses          (41,366)                  (41,366)
 Premises and equipment               3,493                     3,493
 Goodwill                                          225,000    225,000
 Other assets                         3,358                     3,358
   Total assets                   2,122,770        305,000  2,427,770

 Other liabilities                   10,465          5,000     15,465
 Other borrowings                                1,912,305  1,912,305
 Notes and debentures                              400,000    400,000
 Preferred stock                                   100,000    100,000
   Total liabilities and capital     10,465      2,417,305  2,427,770
                                 $2,112,305   $(2,112,305)         $0

For purposes of the Unaudited Pro Forma Condensed Combining
Statement of Income, the loan premium is being amortized over an estimated life of four years and goodwill is being amortized over an estimated twenty-five year period. Net income applicable to common shares and income (loss) before cumulative effect of accounting changes applicable to common shares have been reduced by the assumed dividend declared on the Shawmut preferred stock (9.25% estimated annual dividend rate) to be issued. Adjustments to increase interest expense in the amounts of $15,800,000 and $11,850,000 for the year ended December 31, 1993 and the nine months ended September 30, 1994, respectively, have been assumed to reflect an estimate of the interest expense on $200,000,000 of SBC subordinated notes (7.90% estimated annual interest rate) to be issued. Excluded from Barclays financial information are the results of operations of a leasing division which was sold in 1994 and will not have an ongoing effect on the results of operations in the future. Further, noninterest income for the year ended December 31, 1993 does not include approximately $6,300,000 related to a litigation settlement that will not have an ongoing effect on the results of operations in the future.


                                                               EXHIBIT 99.4


                          REPORT OF INDEPENDENT ACCOUNTANTS

          December 16, 1994

          To the Board of Directors of
            the Business Finance Division of
            Barclays Business Credit, Inc.

          In our opinion, the accompanying balance sheet and the related statements of income and of cash flows present fairly, in all material respects, the financial position of the Business Finance Division of Barclays Business Credit, Inc. at December 31, 1993, and the results of its operations and its cash flows for the year in conformity with generally accepted accounting principles.
          These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

          As discussed in Note 1, during 1993 the Company changed its method of accounting for income taxes and postretirement benefits other than pensions.

          Price Waterhouse LLP
          Hartford, Connecticut




          Business Finance Division of
          Barclays Business Credit, Inc.
          Balance Sheet (in thousands)

                                                              December 31,
                                                                  1993

 ASSETS

 Loans, less allowance for credit losses of $40,657           $1,944,068
 Investment                                                        3,099
 Premises and equipment, net                                       3,309
 Other assets                                                      1,967

   Total assets                                               $1,952,443

 LIABILITIES

 Affiliate advances                                           $1,675,296
 Cash overdraft                                                    1,317
 Customer deposits                                                11,064
 Accounts payable and accrued liabilities                         17,832
 Interdivision and parent company payable                         17,802
 Deferred income taxes                                            10,688

   Total liabilities                                           1,733,999

 Investment of parent company                                    218,444

   Total liabilities and investment of parent company         $1,952,443

     The accompanying notes are an integral part of this financial statement.



  Business Finance Division of
  Barclays Business Credit, Inc.
  Statement of Income (in thousands)

                                                           DECEMBER 31,
                                                               1993

  Interest and fee income                                    $  160,111
  Interest expense                                               60,303

  Net interest income                                            99,808
  Provision for credit losses                                     5,118

  Net interest income after provision
    for credit losses                                            94,690

  Other income:
    Fee income                                                   10,286
    Other                                                        11,731
                                                                 22,017

  Other expenses:
    Compensation and benefits                                    27,358
    Occupancy                                                     6,793
    Other                                                         6,423
                                                                 40,574

  Income before income taxes and cumulative
    effect of accounting change                                  76,133

  Income taxes                                                   29,416
  Income before cumulative effect of accounting change           46,717

  Cumulative effect of accounting change                          4,299

  Net income                                                    $42,418


The accompanying notes are an integral part of this financial statement.


 Business Finance Division of
 Barclays Business Credit, Inc.
 Statement of Cash Flows (in thousands)


                                                           DECEMBER 31,
                                                               1993

 OPERATING ACTIVITIES
   Net income                                                   $42,418
   Adjustments to reconcile net income to
    net cash provided by operating activities:
     Provision for credit losses                                  5,118
     Depreciation and amortization                                  316
     Loss on disposal of premises and equipment                     579
     Deferred income taxes                                       (7,101)
     Loan origination fees received                              11,505
     Amortization of loan origination fees                       (8,400)
     Decrease in accounts payable and accrued liabilities        (3,032)
     Increase in interdivision and parent company payable         8,047
     Other                                                         (201)

     Net cash provided by operating activities                   49,249

 INVESTING ACTIVITIES
   Loans originated                                            (561,985)
   Loans repaid                                                 329,587
   Purchases of premises and equipment                             (946)
   Proceeds from sale of premises and equipment                   1,364

     Net cash used in investing activities                     (231,980)

 FINANCING ACTIVITIES
   Increase in affiliate advances                               176,961
   Increase in cash overdraft                                     1,317
     Net cash provided by financing activities                  178,278

 Decrease in cash and cash equivalents                           (4,453)

 Cash and cash equivalents, beginning of year                     4,453

 Cash and cash equivalents, end of year                       $       0


The accompanying notes are an integral part of this financial statement.


Business Finance Division of
Barclays Business Credit, Inc.
Notes to Financial Statements

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF PRESENTATION

       On November 12, 1994, Shawmut National Corporation signed a definitive agreement to acquire certain business operations and related assets and liabilities of Barclays Bank PLC. The assets acquired and liabilities assumed include certain accounts of the Business Finance Division of Barclays Business Credit, Inc. ("BCI"), a wholly-owned indirect subsidiary of Barclays Bank PLC, certain accounts related to the vehicle and equipment leasing portfolio of the Barclays Credit Services Division of BCI and certain accounts related to the International Services Group of Barclays Bank PLC.

       These financial statements include the historical financial position at December 31, 1993 and the results of operations for the year then ended of the various divisions of BCI and Barclays Bank PLC being acquired by Shawmut National Corporation. Collectively, the divisions acquired by Shawmut National Corporation and included in these financial statements are hereinafter referred to as "BFD." The Business
       Finance Division of BCI represents approximately 89% of both BFD's total assets at December 31, 1993 and net income for the year then ended. BFD is engaged principally in the commercial finance business, providing asset-based loans which are primarily secured by accounts receivable, inventory and fixed assets. These financial statements have been prepared in conformity with generally accepted accounting principles. The following summarizes the significant accounting policies followed by BFD.

       LOANS AND RELATED INTEREST AND FEE INCOME

       Loans are stated at the principal amounts outstanding.

       Interest income from loans is recognized as earned using the interest method. When a term loan is contractually delinquent 90 days or more or the ability of the borrower to repay principal or interest is in doubt, BFD discontinues the accrual of interest. Recognition of income is generally resumed when the term loan becomes current, the borrower has demonstrated the ability to make payments of principal and interest and doubt as to the collectibility of the loan is not present.

       Fees received for the origination of loans are deferred and amortized to interest income over the contractual lives of the loans using the interest method. Unamortized amounts are recognized as income at the time that loans are paid in full.

       ALLOWANCE FOR CREDIT LOSSES

       The allowance for credit losses is maintained at a level determined by management to be adequate to provide for probable losses inherent in the existing loan portfolio. The adequacy of the allowance is determined based on, among other factors, the adequacy of collateral supporting the loans, past loss experience, management's determination of the risk elements in the loan portfolio and off-balance sheet commitments, factors affecting the credit quality of the borrowers and factors impacting the overall economic environment in which BFD operates. By its nature, the determination of the adequacy of this allowance is based on estimates and other judgments made by management which may change quickly because of changing economic conditions and management's perception as to how these factors may affect the financial condition of debtors.

       The allowance for credit losses is maintained through provisions charged to income. When a loan, or a portion of a loan, is considered to be uncollectible, the loss is charged to the allowance. Recoveries of loans previously charged-off are credited to the allowance.

       INVESTMENT

       Investment consists of a limited partnership interest and is carried at cost, which approximates the net realizable value of this investment. The general partner of this limited partnership values the partnership assets, principally non-marketable equity securities, at cost less an adjustment for permanent declines in value and does not disclose the fair market value of the limited partnership assets.

       PREMISES AND EQUIPMENT

       Premises, leasehold improvements and equipment are carried at historical cost less accumulated depreciation and amortization computed primarily on the straight-line method. Depreciation of premises and equipment is calculated based on the estimated useful lives of the related assets. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Maintenance, repair and minor improvements are charged to other expenses as incurred, while major improvements are capitalized.

       REPOSSESSED ASSETS

       Repossessed assets are included in the financial statements at the
       lower of cost or fair value.   Estimated fair values are based on
       management's evaluation of numerous factors, including estimated holding costs and time to disposition, appraisals, sales of comparable assets and estimated market conditions. The excess at the time of repossession, if any, of the loan value over the estimated fair value of the repossessed property is charged to the allowance for credit losses. Additional decreases in the carrying value subsequent to repossession are recognized through provisions charged to operations and are included in other expenses.

       PENSION AND OTHER EMPLOYEE BENEFIT PLANS

       Substantially all of BFD's full and part-time employees meeting certain eligibility criteria are covered under the retirement and other employee benefit plans of Barclays Bank PLC. Costs of the plans, which are based on actuarial computations of current and future benefits for employees, are allocated by Barclays Bank PLC to BFD and are charged to other expenses. Barclays Bank PLC funds the plans annually in an amount necessary to satisfy the Internal Revenue Service's funding standards.

       BFD adopted FAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," effective January 1, 1993.
       Substantially all of BFD's full-time employees participate in postretirement health care benefit plans sponsored by Barclays Bank PLC. Postretirement health care benefits expense is based on an actuarial computation of current and future benefits for employees and retirees. See "Note 5 Pension and Other Employee Benefit Plans."

       INCOME TAXES

       BFD is included in the consolidated federal income tax returns of Barclays USA, Inc. The Business Finance Division of BCI and the vehicle and equipment leasing portfolio of the Barclays Credit Services Division of BCI are included in the state income tax returns of BCI.

       BFD computes its federal and state income tax provisions for financial statement purposes on a separate entity basis.

       BFD adopted FAS 109, "Accounting for Income Taxes," prospectively, effective January 1, 1993. Income tax expense is based on estimated taxes payable or refundable on a tax return basis for the current year and the changes in the amount of deferred tax assets and liabilities during the year. Deferred tax assets and liabilities are established for temporary differences between the accounting basis and the tax basis of BFD's assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. See "Note 6 Income Taxes."

       STATEMENT OF CASH FLOWS

       For the purpose of reporting cash flows, BFD has defined cash equivalents as those amounts with original maturities when purchased of three months or less. Changes in cash overdrafts are reported as a financing activity for the purpose of reporting cash flows. Certain information presented in the Statement of Cash Flows is dependent on management's estimates and assumptions concerning the portion of the total cash flows of BCI and Barclays Bank PLC allocable to BFD.

       OTHER INCOME

       Other income includes $6.3 million related to the reversal of a litigation reserve established prior to January 1, 1993. This reserve was established to provide for management's estimate of losses to be incurred by BFD in connection with this litigation. This legal matter was settled during 1993 for an amount less than the reserve established. Accordingly, management reversed the portion of the reserve in excess of the settlement amount during 1993.

2.     LOANS AND ALLOWANCE FOR CREDIT LOSSES

       Substantially all of BFD's loans are secured by accounts receivable, inventory, fixed assets and other collateral. At December 31, 1993, loans, net of unearned income of $50,457,800, consisted of the following (in thousands):

    Accounts receivable                              $  781,105
    Inventory                                           410,244
    Equipment and real estate                           550,328
    Vehicle and equipment leases                        158,975
    Other secured                                        84,073

     Total                                            1,984,725

     Less:  allowance for credit losses                  40,657

     Loans, net                                      $1,944,068

       At December 31, 1993, the accrual of interest income was suspended on loans having an outstanding balance of $32,402,678. Interest income related to nonaccruing loans would have been approximately $2.1 million had these loans been current.

       At December 31, 1993, the approximate contractual maturities of loans were as follows (in thousands):
                                                              There-
               1994       1995      1996     1997     1998    after     Total

Total loans $1,457,384  $228,231  $190,100  $47,260  $35,985  $25,765 $1,984,725


   Changes in the allowance for credit losses during the year ended December 31, 1993 were as follows (in thousands):

    Balance at beginning of year                     $   39,021
    Provision for credit losses                           5,118
    Loans charged-off                                    (3,796)
    Recoveries                                              314

    Balance at end of year                           $   40,657

       In May 1993, the Financial Accounting Standards Board issued Statement No. 114, "Accounting by Creditors for Impairment of a Loan." This statement addresses the accounting by creditors for impairment of certain loans. It requires that values for impaired loans generally be measured based on the present value of expected future cash flows discounted at the loan's effective rate or the fair value of the collateral that supports the loan. This statement is effective for fiscal years beginning after December 15, 1994. Management does not expect that the adoption of this statement will have a material impact on the financial position or results of operations of BFD. Management's view is based on the adequacy of the allowance for credit losses, the frequency at which loans in the portfolio reprice, the adequacy of the appraisal process used by management which provides a good indication of the appraised value of the collateral and the short time period required to liquidate collateral when the need arises.

       During April 1994, BFD completed a sale of $115.6 million vehicle and equipment leases resulting in a gain of $7.4 million. Management expects that the remaining vehicle and equipment leases portfolio will mature in accordance with the contractual terms of the leases.

3.     PREMISES AND EQUIPMENT

       The components of premises and equipment at December 31, 1993 are summarized below (in thousands):

    Leasehold improvements                           $    1,063
    Furniture and fixtures                                2,645
    Equipment                                             3,162

     Total                                                6,870

    Less:  accumulated depreciation and amortization      3,561

     Total                                               $3,309

       Depreciation and amortization expense for the year ended December 31, 1993 totaled $316,000 and is included in other expenses.

       BFD occupies certain premises and rents equipment under leases that are accounted for as operating leases. Operating lease rentals aggregated approximated $2,387,000 for the year ended December 31, 1993.

       The following schedule presents, by year, future minimum rental payments required under the terms of operating leases in excess of one year (in thousands):

         1994                                            $    2,347
         1995                                                 2,252
         1996                                                 1,620
         1997                                                 1,243
         1998                                                 1,074
         Thereafter                                           1,468

                                                         $   10,004

4. AFFILIATE ADVANCES AND TRANSACTIONS WITH PARENT COMPANY AND AFFILIATES

       BFD finances substantially all of its lending and other services through short-term borrowings obtained from an affiliated company. BFD is also allocated long-term financing from an affiliated company as an additional source of funding. At December 31, 1993, BFD had outstanding affiliate advances as follows (in thousands):

        Short-term affiliate advances                    $1,606,663
        Senior-term debentures                               34,543
        Senior subordinated debentures                       34,090

                                                          $1,675,296

   Interest expense incurred by BFD for affiliate advances during the year ended December 31, 1993 totaled $60.3 million.

   Short-term affiliate advances represent funding obtained by BFD from an affiliated company. The amount of short-term affiliate advances outstanding fluctuates on a daily basis based on BFD's funding needs. On a daily basis, BFD borrows additional funds or remits payment to the affiliate, including interest charges, as considered necessary based on its funding needs. Interest charges are generally computed based on 30-day LIBOR.

   Long-term affiliate advances represent senior-term debentures and senior subordinated debentures issued by an affiliated company and allocated to BFD at the time the issues were placed. The senior subordinated debentures are priced at the prime rate minus 0.1% and mature on August 15, 1998. The senior-term debentures are multiple advances and bear interest at fixed rates ranging between 4.11% and 8.67%. Senior-term debentures are allocated to BFD by the affiliate in order to match-fund fixed-rate loans issued by BFD. The interest rates on each senior-term debenture represent the market rates obtained by the affiliate at the time the issues were placed.

   At December 31, 1993, maturities of BFD's affiliate advances were as follows (in thousands):

                                        1994      1995    1996      1997    1998     Total
     Short-term affiliate advances   $1,606,663                                      $1,606,663
     Senior-term debentures              20,250  $ 4,874  $ 6,349 $ 3,070                34,543
     Senior subordinated debentures                                         $34,090      34,090

      Total                          $1,626,913  $ 4,874  $ 6,349  $ 3,070  $34,090  $1,675,296

   An affiliated company provides BFD certain services including legal, treasury, tax, human resources, payroll and pension administration. The costs relating to these services are determined annually based on the estimated charges expected to be incurred by the affiliate on BFD's behalf and are agreed to between BFD and the affiliate. These costs are allocated to BCI based on methods appropriate to the nature of the cost. These costs are further allocated by BCI to BFD based on BFD's budgeted average loans in relation to total budgeted average loans of BCI. Management believes
   that the allocation methods used are reasonable.   Such costs allocated to
   BFD for the year ended December 31, 1993 were $982,000.

   BCI provides BFD certain services including accounting and other administrative support and rent. These costs are charged to BFD on a pro rata allocation based on methods appropriate to the nature of the costs including headcount, budgeted average loans of BFD in relation to budgeted average loans of BCI or square footage. Management believes that the allocation methods used are reasonable. Such costs allocated to BFD for the year ended December 31, 1993 were $6,666,000 and are included in the appropriate other expenses caption.

   At December 31, 1993, BFD had payables to affiliated companies and BCI of $17,802,000 and are included in the appropriate other expenses caption.

5. PENSION AND OTHER EMPLOYEE BENEFIT PLANS

   Substantially all full and part-time employees of BFD meeting certain eligibility criteria participate in a noncontributory, qualified defined benefit pension plan sponsored by an affiliated company. For those vested, the Plan provides a monthly benefit upon retirement based on compensation during the five consecutive highest paid years of the last ten years of employment prior to retirement. It is the affiliate's policy to fund annually an amount consistent with the funding requirements of federal law and regulations and not to exceed an amount which would be deductible for federal income tax purposes.

   BFD also participates in supplemental retirement plans sponsored by an affiliated company that cover certain employees and pay benefits that supplement any benefits paid under the qualified plan. Benefits under the supplemental plan are generally based on compensation not included in the calculation of benefits to be paid under the qualified plan.

   Separate information regarding the funded status of the plan as it relates to BFD's employees is not available. The following table sets forth the funded status of the affiliated company's pension and supplemental benefit plans in which BFD's employees participate (in thousands):

   Actuarial present value of benefit obligations:
    Vested benefit obligation                            $  (35,058)

    Accumulated benefit obligation                       $  (37,232)

   Projected benefit obligation for services to date       $(49,316)
   Plan assets at fair market value                          40,532

   Projected benefit obligation in excess of plan assets     (8,784)
   Unrecognized transition asset                             (2,549)
   Unrecognized prior service cost                              657
   Unrecognized losses                                        7,591
   Accrued pension cost                                  $   (3,085)

   The components of net pension cost for BFD's employees for the year ended December 31, 1993 were as follows (in thousands):

    Service cost                                         $      552
    Interest cost                                               585
    Expected return on assets                                  (611)
    Amortization of transition asset                            (49)
    Amortization of prior service cost                           14
    Amortization of losses                                        2

    Net periodic pension cost                            $      493

   The expense represents an allocation of costs by the affiliated company to BCI and was determined based on the actuarial computation of current and future benefits for employees of BCI. BCI has allocated such costs to BFD based on headcount and views this allocation method as reasonable. This expense is included in compensation and benefits.

   Significant rate assumptions as of December 31, 1993 used in determining net periodic pension cost and related pension obligations were as follows:

    Discount rate in determining projected benefit obligation   7.5%
    Rate of increase in compensation levels                     4.5%
    Long-term rate of return on plan assets                    10.0%

   An affiliated company sponsors a postretirement benefit plan in which the employees of BFD participate. This plan provides health care benefits for retired employees that have met certain age and service requirements.

   BFD adopted FAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," effective January 1, 1993. This new accounting standard requires the expected cost of these postretirement health care benefits to be accrued and charged to operations during the years the employees render the service. The transition obligation ($1,586,000 for the employees of BFD at December 31, 1993) is being amortized on a straight-line basis over 20 years. BFD charged $388,000 to other expense for postretirement benefits during 1993. Previously, BFD's postretirement benefits were expensed as claims were paid and were nil.

   At December 31, 1993, the accumulated postretirement benefit obligation for the employees of BFD was $2,331,000.

   The components of the annual postretirement benefit cost for the year ended December 31, 1993 are summarized below (in thousands):

   Service cost                                     $      164
   Interest cost                                           141
   Amortization of transition asset                         83

   Net periodic postretirement benefit cost         $      388

   The expense represents an allocation of costs by the affiliated company to BCI and was determined based on the actuarial computation of current and future benefits for employees and retirees of BCI. BCI has allocated such costs to BFD based on headcount and views this allocation method as reasonable. This expense is included in compensation and benefits.

   The significant rate assumptions as of December 31, 1993 used in determining 1993 postretirement benefit cost and related obligations were as follows:

    Discount rate used in determining accumulated
     postretirement benefit obligations                   7.5%
    Rate of increase in compensation levels               4.5%
    Long-term rate of return on plan assets              10.0%
    Medical cost trend rate                              14.0%

   The assumptions for the medical cost trend decreases to 6.0% by the year 2001 and remains constant thereafter.

   In November 1992, the Financial Accounting Standards Board issued Statement No. 112 "Employers' Accounting for Postemployment Benefits." This new accounting standard requires that the cost of these benefits be accrued and charged to operations if the obligation is attributable to services already rendered, rights to such benefits accumulate or vest, payment of the benefits is probable and the amount of the benefits can be reasonably estimated. This statement is effective for fiscal years beginning after December 15, 1993. Management estimates that adoption of this statement will result in an accumulated postemployment benefit obligation of $60,000 as of January 1, 1994 and an additional annual cost of approximately $130,000.

6. INCOME TAXES

   BFD adopted FAS No. 109, "Accounting for Income Taxes" prospectively, effective January 1, 1993. The cumulative effect of this change was an income tax provision of $4.3 million.

   The provision for income taxes consists of the following for the year ended December 31, 1993 (in thousands):

   FEDERAL
    Current                                         $   21,701
    Deferred                                             1,478

                                                        23,179
   STATE
    Current                                              5,845
    Deferred                                               392

                                                         6,237

   Total income tax provision                       $   29,416

   Current taxes payable are settled based on the cash needs of the parent. Unpaid amounts attributable to current taxes payable are included in the caption "Interdivision and parent company payable."

   Significant temporary differences that give rise to deferred tax assets and liabilities as of December 31, 1993 are as follows (in thousands):

                                                     Deferred     Deferred
                                                    Tax Assets   Tax Liabilities

   Allowance for credit losses                      $   14,263

   FAS 109                                               5,506
   Basis difference in leased assets                             $   36,449
   Other                                                 5,992

   Total deferred income taxes                       $   25,761   $   36,449

   There was no valuation allowance at December 31, 1993 since management views the recoverability of deferred tax assets to be more likely than not.

   The deferred tax liability attributable to the basis difference in leased assets relates substantially to the vehicle and equipment leases sold during April 1994. Refer to Note 2 "Loans and Allowance for Credit Losses."

   A reconciliation of the difference between income tax expense and the amount computed by applying the federal statutory rate of 35% for the year ended December 31, 1993 follows (in thousands):

   Tax expense at statutory rate                    $   26,646
   State income tax expense, net of
     federal tax benefit                                 4,055
   Tax exempt interest                                    (261)
   Other items                                          (1,024)

    Total income tax expense                        $   29,416

7. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

   As of December 31, 1993, 20.3% of BFD's loans were concentrated among borrowers located in the State of California. The largest industry concentration, as a percentage of loans, at December 31, 1993 is metal products manufacturers (11.8%). There were no other industry or geographic concentrations in excess of 10% of loans outstanding at December 31, 1993.

   In the normal course of business, BFD continually extends unfunded loan commitments associated with its lending activities. These unfunded commitments vary on a daily basis and are based on the amount of the borrowers' eligible collateral. At December 31, 1993, BFD had unfunded commitments of $406,511,000.

   In addition, BFD had approved new loan commitments totaling $94,500,000 at December 31, 1993. However, funded amounts for these loan commitments are expected to be less because actual advances will be based on the borrowers' eligible collateral at the time of funding.

   BFD provides trade services products consisting principally of standby letters of credit. At December 31, 1993, total trade services products outstanding were $217,083,000.

   Interest rate swap agreements are used by BFD to manage its interest rate risk. As an alternative to match-funding fixed-rate loans, BFD occasionally enters into interest rate swap agreements with an affiliated company, whereby the two parties exchange fixed and floating interest rate payments on a notional principal amount over an agreed upon term; no principal payments are exchanged. At December 31, 1993, BFD had one interest rate swap agreement outstanding with an affiliate on a total notional principal amount of $10.2 million. BFD makes fixed rate payments and, in turn, receives variable rate payments.

8. FAIR VALUE OF FINANCIAL INSTRUMENTS

   FAS 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosures of the fair value of financial instruments. A financial instrument is defined as cash, evidence of an ownership interest in an entity or a contract that conveys or imposes the contractual right or obligation to either receive or deliver cash or another financial instrument. Fair value is defined as the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price if one exists.

   BFD estimated fair value based on discounting future cash flows or other valuation techniques. Each of these valuation techniques involve utilizing certain assumptions which are highly subjective and judgmental in nature. Accordingly, the results may not be precise and modifying the assumptions may significantly affect the values derived. In addition, fair values established utilizing these valuation techniques may or may not be substantiated by comparison with independent markets. Further, fair values may or may not be realized if a significant portion of the financial instruments were sold in a bulk sale transaction or a forced liquidation. Additionally, fair values may be different if the business operations or related assets and liabilities were acquired by an independent party. Accordingly, the fair values disclosed should not be interpreted as the aggregate current value of BFD.

   The methodology and assumptions used to estimate fair value of BFD's financial instruments are described below.

   CASH OVERDRAFT

   The carrying amount for cash overdraft approximates fair value.

   LOANS

   The carrying amount of performing variable rate loans was estimated to approximate fair value due to the short-term and frequent repricing characteristics of these loans. The fair value of performing fixed rate loans was estimated by discounting expected future cash flows utilizing risk-free rates of return, adjusted for credit risk and servicing costs. The fair value of nonperforming loans was estimated by discounting expected future cash flows utilizing risk-free rates of return.

   INVESTMENT

   The carrying amount of BFD's investment approximates fair value.

   AFFILIATE ADVANCES

   The carrying amount of short-term affiliate advances was estimated to approximate fair value due to the short-term nature of these advances.
   The carrying amount of the seven subordinated debentures, which are priced at a variable rate, was estimated to approximate fair value. The fair value of the senior-term debentures was estimated by discounting scheduled cash flows through contractual maturity using estimated market rates.

   OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

   The fair value of commitments to extend credit and letters of credit was determined based on the discounted value of fees currently charged for similar agreements. The fair value of BFD's rate swap agreement was based on the amount BFD would receive or pay to terminate the agreement as of the reporting date based on the terms of the agreements, the credit worthiness of the counterparties and current interest rates.

   The estimated fair values of BFD's financial assets and liabilities and related off-balance sheet financial instruments at December 31, 1993 are summarized below (in thousands):

                                                     Carrying     Estimated
                                                      Amount     Fair Value

   Cash overdraft                                   $    1,317   $    1,317

   Loans, less allowance for credit losses          $1,944,068   $1,954,000

   Investment                                       $    3,099   $    3,099

   Affiliate advances                               $1,675,296   $1,670,000

   Commitments to extend credit (Committed amount
      at December 31, 1993, $406,511)                            $    3,100

   Standby letters of credit (Contract amount at
    December 31, 1993, $217,083)                                 $    1,300

   Interest rate swap agreement (Notional amount
    at December 31, 1993, $10,250)                               $     (400)


                                                                  EXHIBIT 99.5



 Business Finance Division of
 Barclays Business Credit, Inc.
 Balance Sheet (in thousands) Unaudited

                                                     September 30,
                                                         1994

 ASSETS
 Cash and cash equivalents                            $   10,806
 Loans, less allowance for credit losses of $41,366    2,114,669
 Investment                                                2,654
 Deferred income taxes                                    23,334
 Premises and equipment, net                               2,931
 Other assets                                              1,236

   Total assets                                       $2,155,630

 LIABILITIES

 Affiliate advances                                   $1,835,954
 Customer deposits                                        12,163
 Accounts payable and accrued liabilities                 20,689
 Interdivision and parent company payable                 20,898

   Total liabilities                                   1,898,704

 Investment of parent company                            256,926

   Total liabilities and investment of parent company $2,155,630



 Business Finance Division of
 Barclays Business Credit, Inc.
 Statement of Income (in thousands) Unaudited

                                                 Nine Months Ended
                                                   September 30,
                                                        1994

 Interest and fee income                              $  142,273
 Interest expense                                         59,490

 Net interest income                                      82,783
 Provision for credit losses                               3,292

 Net interest income after provision
   for credit losses                                      79,491

 Other income:
   Fee income                                              8,269
   Other                                                   9,917

                                                          18,186

 Other expenses:
   Compensation and benefits                              22,245
   Occupancy                                               5,055
   Other                                                   3,545

                                                          30,845

 Income before income taxes                               66,832
 Income taxes                                             26,482

 Net income                                              $40,350



 Business Finance Division of
 Barclays Business Credit, Inc.
 Statement of Cash Flows (in thousands) Unaudited

                                                    Nine Months Ended
                                                       September 30,
                                                           1994
 OPERATING ACTIVITIES
   Net income                                             $40,350
   Adjustments to reconcile net income to
    net cash provided by operating activities:
     Provision for credit losses                             3,292
     Depreciation and amortization                             371
     Deferred income taxes                                 (34,023)
     Loan origination fees received                          9,064
     Amortization of loan origination fees                  (6,952)
     Increase in accounts payable and accrued liabilities    3,746
     Increase in interdivision and parent company payable   10,228
     Other                                                     704

     Net cash provided by operating activities               26,780

 INVESTING ACTIVITIES
   Loans originated                                        (496,022)
   Loans repaid                                             320,539
   Purchases of premises and equipment                         (123)

     Net cash used in investing activities                 (175,606)

 FINANCING ACTIVITIES
   Increase in affiliate advances                            160,949
   Decrease in cash overdraft                                 (1,317)

     Net cash provided by financing activities               159,632

 Increase in cash and cash equivalents                        10,806

 Cash and cash equivalents, beginning of period                    0

 Cash and cash equivalents, end of period                   $ 10,806



                                                             EXHIBIT 99.6

          Contact:
            News Media Contact:
                                                     Investor Contact:
            Vincent Loporchio                        Thomas R. Rice
            (617) 292-3239                           (203)986-4872

                            FOR IMMEDIATE RELEASE

              SHAWMUT COMMENTS ON AGREEMENT TO ACQUIRE NORTHEAST
                                   FEDERAL

          BOSTON, MASS. AND HARTFORD, CONN., JANUARY 11, 1995 -- In response to an announcement today by Northeast Federal Corp. (NYSE: NSB), Shawmut National Corporation (NYSE:
          SNC) reiterated its interest in consummating the previously announced acquisition of Northeast, but said it does not expect to increase the agreed-upon share exchange ratio.

          Under the terms of the definitive agreement announced last June, each Northeast share would be exchanged for a maximum of .507 Shawmut share. If Shawmut's average closing price for the 15 trading days ending on the day before the last regulatory approval is received (the determination date) would result in a value of less than $10.875 per Northeast share, Northeast may elect to terminate the agreement unless Shawmut elects to increase the exchange ratio to produce a value equal to $10.875.

          Northeast announced today that if the .507 exchange ratio produces a value less than $10.875 at the determination date, it intends to terminate the agreement. If Northeast terminates the agreement, Shawmut said its present intention is not to increase the exchange ratio above .507.

          At Shawmut's closing price yesterday, the transaction would be valued at $9.06 per Northeast share, 1.37 times Northeast's reported year-end book value of $6.63 per share.

          Susan E. Lester, executive vice president and chief financial officer, said "Acquiring Northeast remains a sound strategic and financial step for Shawmut, but our commitment to maximize shareholder value requires pricing discipline. In light of present economic conditions -- particularly the increases in interest rates since the merger agreement -- and today's pricing of thrift acquisitions, our present intention is not to increase the exchange ratio above the agreed-upon .507."

          Shawmut National Corporation is a superregional bank holding company with $31 billion in assets. During 1994, Shawmut announced or closed the acquisition of six other banks and thrifts, a trust company, a commercial finance company and a processing company.